                                                                    Exhibit 99.2



================================================================================



                         BUSINESS COMBINATION AGREEMENT



                          Dated as of October 27, 2003,



                                     Between



                     BROWN & WILLIAMSON TOBACCO CORPORATION



                                       And



                      R.J. REYNOLDS TOBACCO HOLDINGS, INC.



================================================================================

                                TABLE OF CONTENTS

                                                                                                      Page
                                    ARTICLE I

           The Formation of Reynolds American, Sub and B&W Opco, the
           Asset Contribution, the Assumption of Liabilities, the B&W
                     Opco Stock Contribution and the Merger

SECTION 1.01.  The Formation of Reynolds American, Sub and B&W Opco......................................4
SECTION 1.02.  The Asset Contribution and the Assumption of Liabilities..................................4
SECTION 1.03.  The B&W Opco Stock Contribution...........................................................5
SECTION 1.04.  The Merger................................................................................6
SECTION 1.05.  Closing...................................................................................7
SECTION 1.06.  Effective Time............................................................................7
SECTION 1.07.  Effects of the Merger.....................................................................7
SECTION 1.08.  Certificate of Incorporation and By-Laws of the Surviving Corporation.....................8
SECTION 1.09.  Board of Directors and Officers of Reynolds American; Governance Matters..................8

                                   ARTICLE II

                Effect of the Merger on the Capital Stock of the
                            Constituent Corporations

SECTION 2.01.  Effect on Capital Stock...................................................................8
SECTION 2.02.  Exchange of Certificates..................................................................9


                                   ARTICLE III

                      Representations and Warranties of RJR

SECTION 3.01.  Organization, Standing and Power.........................................................12
SECTION 3.02.  RJR Subsidiaries; Equity Interests.......................................................13
SECTION 3.03.  Capital Structure........................................................................13
SECTION 3.04.  Authority; Execution and Delivery; Enforceability........................................16

SECTION 3.05.  No Conflicts; Consents...................................................................17
SECTION 3.06.  SEC Documents; Undisclosed Liabilities...................................................19
SECTION 3.07.  Disclosure Documents.....................................................................21
SECTION 3.08.  Absence of Certain Changes or Events.....................................................21
SECTION 3.09.  Taxes....................................................................................23
SECTION 3.10.  Absence of Changes in Benefit Plans......................................................26
SECTION 3.11.  ERISA Compliance; Excess Parachute Payments..............................................26
SECTION 3.12.  Litigation...............................................................................31
SECTION 3.13.  Compliance with Applicable Laws..........................................................31
SECTION 3.14.  Title to Properties......................................................................32
SECTION 3.15.  Intellectual Property....................................................................32
SECTION 3.16.  Labor and Employment Matters.............................................................33
SECTION 3.17.  Contracts................................................................................34
SECTION 3.18.  Brokers; Schedule of Fees and Expenses...................................................35
SECTION 3.19.  Opinions of Financial Advisors...........................................................35
SECTION 3.20.  Insurance................................................................................36
SECTION 3.21.  Absence of B&W Transaction Material Adverse Effect.......................................36

                                   ARTICLE IV

                      Representations and Warranties of B&W

SECTION 4.01.  Organization, Standing and Power.........................................................37
SECTION 4.02.  B&W Subsidiaries; Equity Interests.......................................................37
SECTION 4.03.  The Contributed Assets...................................................................38
SECTION 4.04.  Authority; Execution and Delivery; Enforceability........................................38
SECTION 4.05.  No Conflicts; Consents...................................................................39
SECTION 4.06.  B&W Financial Statements; Undisclosed Liabilities........................................40
SECTION 4.07.  Information Supplied.....................................................................42
SECTION 4.08.  Absence of Certain Changes or Events.....................................................42
SECTION 4.09.  Taxes....................................................................................44
SECTION 4.10.  Absence of Changes in Benefit Plans......................................................46
SECTION 4.11.  ERISA Compliance; Excess Parachute Payments..............................................46
SECTION 4.12.  Litigation...............................................................................51
SECTION 4.13.  Compliance with Applicable Laws..........................................................51
SECTION 4.14.  Title to Properties......................................................................52
SECTION 4.15.  Intellectual Property....................................................................52
SECTION 4.16.  Labor and Employment Matters.............................................................53
SECTION 4.17.  Contracts................................................................................54
SECTION 4.18.  Brokers; Schedule of Fees and Expenses...................................................55
SECTION 4.19.  Insurance................................................................................56

SECTION 4.20.  Absence of RJR Transaction Material Adverse Effect.......................................56

                                    ARTICLE V

                    Covenants Relating to Conduct of Business

SECTION 5.01.  Conduct of Business......................................................................56
SECTION 5.02.  No Solicitation by RJR...................................................................66
SECTION 5.03.  No Solicitation by B&W...................................................................70

                                   ARTICLE VI

                              Additional Agreements

SECTION 6.01.  Preparation of the Form S-4 and the Proxy Statement; Stockholders Meeting................74
SECTION 6.02.  Access to Information; Confidentiality; Cooperation......................................76
SECTION 6.03.  Reasonable Best Efforts; Notification....................................................77
SECTION 6.04.  RJR Stock Options........................................................................79
SECTION 6.05.  Benefit Plans............................................................................83
SECTION 6.06.  Indemnification..........................................................................86
SECTION 6.07.  Fees and Expenses........................................................................87
SECTION 6.08.  Public Announcements.....................................................................89
SECTION 6.09.  Transfer Taxes...........................................................................89
SECTION 6.10.  Affiliates...............................................................................89
SECTION 6.11.  Stock Exchange Listing...................................................................89
SECTION 6.12.  Rights Agreements; Consequences if Rights Triggered......................................90
SECTION 6.13.  Tax Matters..............................................................................90
SECTION 6.14.  Intercompany Accounts....................................................................92
SECTION 6.15.  Post-Effective Time Intercompany Agreements..............................................92
SECTION 6.16.  Post-Effective Time Merger...............................................................92
SECTION 6.17.  Satisfaction of Macon Bonds..............................................................92
SECTION 6.18.  Further Assurances.......................................................................92

                                   ARTICLE VII

                              Conditions Precedent

SECTION 7.01.  Conditions to Each Party's Obligations...................................................93
SECTION 7.02.  Conditions to Obligations of B&W.........................................................94

SECTION 7.03.  Conditions to Obligations of RJR.........................................................95
SECTION 7.04.  Frustration of Closing Conditions........................................................97

                                  ARTICLE VIII

                        Termination, Amendment and Waiver

SECTION 8.01.  Termination..............................................................................97
SECTION 8.02.  Effect of Termination....................................................................99
SECTION 8.03.  Amendment................................................................................99
SECTION 8.04.  Extension; Waiver........................................................................99
SECTION 8.05.  Procedure for Termination, Amendment, Extension or Waiver...............................100

                                   ARTICLE IX

                               General Provisions

SECTION 9.01.  Nonsurvival of Representations and Warranties...........................................100
SECTION 9.02.  Notices.................................................................................100
SECTION 9.03.  Definitions.............................................................................101
SECTION 9.04.  Interpretation; Disclosure Letters......................................................105
SECTION 9.05.  Severability............................................................................106
SECTION 9.06.  Counterparts............................................................................106
SECTION 9.07.  Entire Agreement; No Third-Party Beneficiaries..........................................106
SECTION 9.08.  Governing Law...........................................................................106
SECTION 9.09.  Assignment..............................................................................106
SECTION 9.10.  Enforcement.............................................................................107

                                LIST OF EXHIBITS

Exhibit                    Title
-------                    -----
Exhibit A                  Form of B&W Opco Formation Agreement
Exhibit B                  Form of Lane Stock Purchase Agreement
Exhibit C                  Form of Reynolds American Rights Plan
Exhibit D                  Form of Joinder Agreement
Exhibit E                  Form of Noncompetition Agreement
Exhibit F                  Form of Governance Agreement
Exhibit G-1                Articles of Incorporation of Reynolds American
Exhibit G-2                By-Laws of Reynolds American
Exhibit G-3                Certificate of Incorporation of Sub
Exhibit G-4                By-Laws of Sub
Exhibit G-5                Articles of Incorporation of B&W Opco
Exhibit G-6                By-Laws of B&W Opco
Exhibit H                  The Board of Directors and executive officers of
                           Reynolds American and the Surviving Corporation
Exhibit I                  Form of Affiliate Agreement
Exhibit J                  Form of Dividend Policy Letter
Exhibit K                  Term Sheet for Manufacturing Contracts

                             INDEX OF DEFINED TERMS




Defined Term                                                                 Section
------------                                                                 -------
"20-Day RJR Average Closing Price"                                           Section 1.03(a)
"Acquiring Person"                                                           Section 3.05(c)
"Action"                                                                     Section 9.03
"Adjusted Cash Deferred Stock Unit"                                          Section 6.04(iv)
"Adjusted Option"                                                            Section 6.04(i)
"Adjusted SAR"                                                               Section 6.04(ii)
"Adjusted Stock Deferred Stock Unit"                                         Section 6.04(iii)
"Affected B&W Employees"                                                     Section 6.05(b)
"affiliate"                                                                  Section 9.03
"Agreement"                                                                  Recitals
"Asset Contribution"                                                         Recitals
"Assumption of Liabilities"                                                  Recitals
"B&W "                                                                       Recitals
"B&W Affiliated Group"                                                       Section 4.09(a)
"B&W Alternative Acquisition Agreement"                                      Section 5.03(b)
"B&W Audited Historical Financial Statements"                                Section 4.06(a)
"B&W Benefit Agreements"                                                     Section 4.08(iii)
"B&W Benefit Plans"                                                          Section 4.10
"B&W Board"                                                                  Section 5.03(a)
"B&W Business"                                                               Section 9.03
"B&W Commonly Controlled Entity"                                             Section 4.11(i)
"B&W Company"                                                                Section 4.02(a)
"B&W Disclosure Letter"                                                      Article IV
"B&W Material Adverse Effect"                                                Section 9.03
"B&W Multiemployer Pension Plan"                                             Section 4.11(c)
"B&W Opco "                                                                  Recitals
"B&W Opco 2002 Balance Sheet"                                                Sheet 4.06(a)
"B&W Opco Common Stock"                                                      Recitals
"B&W Opco Financial Statements                                               Section 4.06(a)
"B&W Opco Formation Agreement"                                               Recitals
"B&W Opco Income Statements"                                                 Section 4.06(a)
"B&W Opco Interim 2003 Balance Sheet                                         Section 4.06(a)
"B&W Opco Stock Contribution"                                                Recitals
"B&W Pension Plans"                                                          Section 4.11(a)
"B&W Personnel"                                                              Section 4.08(iii)
"B&W SEC Financial Statements                                                Section 4.06(b)
"B&W Subsidiary"                                                             Section 4.01
"B&W Takeover Proposal"                                                      Section 5.03(d)

"B&W Tax Ruling"                                                             Section 7.02(f)
"B&W Termination Fee"                                                        Section 6.07(c)
"B&W Transaction Material Adverse Effect"                                    Section 9.03
"B&W U.S. Holdings"                                                          Section 6.02(b)
"B&W Welfare Plans"                                                          Section 4.11(a)
"BAT"                                                                        Recitals
"Certificate of Merger"                                                      Section 1.06
"Certificates"                                                               Section 2.02(b)
"Closing Date"                                                               Section 1.05
"Closing"                                                                    Section 1.05
"CMS"                                                                        Recitals
"Code"                                                                       Recitals
"Commercial Agreements"                                                      Section 6.03(a)
"Complete Withdrawal"                                                        Section 3.11(c)
"Confidentiality Agreement"                                                  Section 6.02(a)
"Consent"                                                                    Section 3.05(b)
"Contract"                                                                   Section 3.05(a)
"DGCL"                                                                       Section 1.04
"Distribution Date"                                                          Section 3.05(c)
"Dividend Policy Letter"                                                     Section 7.02(c)
"EC Filings"                                                                 Section 6.03(a)
"EC Merger Regulation"                                                       Section 3.05(b)
"Effective Time"                                                             Section 1.06
"Employee Benefits Liability"                                                Section 4.11(i)
"Environmental Condition"                                                    Section 9.03
"Environmental Law"                                                          Section 9.03
"ERISA"                                                                      Section 3.11(a)
"Exchange Act"                                                               Section 3.05(b)
"Exchange Agent"                                                             Section 2.02(a)
"Exchange Ratio"                                                             Section 2.01(c)
"Excluded Assets"                                                            Section 4.03
"Excluded Liabilities"                                                       Section 4.06(a)
"Excluded Subsidiary"                                                        Article IV
"Filed RJR SEC Documents"                                                    Section 3.06(c)
"Form 8-A"                                                                   Section 3.05(b)
"Form S-4"                                                                   Section 3.05(b)
"GAAP"                                                                       Section 3.06(b)
"Governance Agreement"                                                       Recitals
"Governmental Entity"                                                        Section 3.05(b)
"Hazardous Materials"                                                        Section 9.03
"HSR Act"                                                                    Section 3.05(b)
"HSR Filing"                                                                 Section 6.03(a)
"Insolvent"                                                                  Section 9.03
"Intellectual Property"                                                      Section 9.03
"In-the-Money Options"                                                       Section 1.03(a)
"IRS"                                                                        Section 3.09(c)

"Joinder Agreement"                                                          Recitals
"JPM"                                                                        Section 3.18
"Judgment"                                                                   Section 3.05(a)
"Lane Seller"                                                                Recitals
"Lane Stock Purchase Agreement"                                              Recitals
"Lane Stock Sale"                                                            Recitals
"Law"                                                                        Section 3.05(a)
"Lehman"                                                                     Section 3.18
"Liens"                                                                      Section 3.02(a)
"Manufacturing Contracts"                                                    Recitals
"Maximum Premium"                                                            Section 6.06(b)
"Merger Consideration"                                                       Section 2.01(c)
"Merger"                                                                     Recitals
"Noncompetition Agreement"                                                   Recitals
"Notice of Superior B&W Proposal"                                            Section 5.03(b)
"Notice of Superior RJR Proposal"                                            Section 5.02(b)
"NYSE"                                                                       Section 1.03(a)
"Option Withholding Amount"                                                  Section 1.03(a)
"Outside Date"                                                               Section 8.01(b)
"Partial Withdrawal"                                                         Section 3.11(c)
"Permits"                                                                    Section 3.01
"person"                                                                     Section 9.03
"Primary RJR Executives"                                                     Section 3.11(e)
"Proxy Statement"                                                            Section 3.05(b)
"Regulatory Requirement"                                                     Section 6.03(b)
"Representatives"                                                            Section 5.02(a)
"Restraints"                                                                 Section 7.01(d)
"Reynolds American Common Stock"                                             Recitals
"Reynolds American Loan"                                                     Recitals
"Reynolds American Preferred Stock"                                          Recitals
"Reynolds American Stock Consideration"                                      Section 1.03(a)
"Reynolds American"                                                          Recitals
"RJR "                                                                       Recitals
"RJR Adverse Recommendation Change"                                          Section 5.02(b)
"RJR Affiliated Group"                                                       Section 3.09(a)
"RJR Alternative Acquisition Agreement"                                      Section 5.02(b)
"RJR Benefit Agreements"                                                     Section 3.08(vi)
"RJR Benefit Plans"                                                          Section 3.10
"RJR Board"                                                                  Section 3.04(b)
"RJR By-Laws"                                                                Section 3.01
"RJR Capital Stock"                                                          Section 3.03
"RJR Cash Deferred Stock Unit"                                               Section 6.04(d)
"RJR Charter"                                                                Section 3.01
"RJR Common Stock"                                                           Recitals
"RJR Commonly Controlled Entity"                                             Section 3.10
"RJR Director Deferrals"                                                     Section 6.04(d)
"RJR Director Grants"                                                        Section 6.04(d)

"RJR Disclosure Letter"                                                      Article III
"RJR Material Adverse Effect"                                                Section 9.03
"RJR Multiemployer Pension Plan"                                             Section 3.11(c)
"RJR Pension Plans"                                                          Section 3.11(a)
"RJR Personnel"                                                              Section 3.08(b)
"RJR Preferred Stock"                                                        Section 3.03
"RJR Restricted Shares"                                                      Section 3.03
"RJR Rights Agreement"                                                       Section 3.03
"RJR Rights"                                                                 Section 3.03
"RJR SEC Documents"                                                          Section 3.06(a)
"RJR Share Calculation"                                                      Section 1.03(a)
"RJR Stock Deferred Stock Unit"                                              Section 6.04(d)
"RJR Stock Option"                                                           Section 6.04(d)
"RJR Stock Plans"                                                            Section 6.04(d)
"RJR Stockholder Approval"                                                   Section 3.04(c)
"RJR Stockholders Meeting"                                                   Section 6.01(d)
"RJR Subsidiary"                                                             Section 3.01
"RJR Takeover Proposal"                                                      Section 5.02(e)
"RJR Tax Ruling"                                                             Section 7.03(e)
"RJR Termination Fee"                                                        Section 6.07(b)
"RJR Transaction Material Adverse Effect"                                    Section 9.03
"RJR Voting Debt"                                                            Section 3.03
"RJR Welfare Plans"                                                          Section 3.11(a)
"RJR-T"                                                                      Recitals
"Sarbanes-Oxley Act"                                                         Section 3.06(b)
"SARs"                                                                       Section 3.03
"SEC"                                                                        Section 3.05(b)
"Section 11(a)(ii) Event"                                                    Section 3.05(c)
"Section 13 Event"                                                           Section 3.05(c)
"Section 203"                                                                Section 3.04(b)
"Securities Act"                                                             Section 3.06(b)
"Series A Preferred Stock"                                                   Section 3.03
"SF Contribution"                                                            Recitals
"Share Issuance"                                                             Section 1.04
"Stock Acquisition Date"                                                     Section 3.05(c)
"Sub"                                                                        Recitals
"subsidiary"                                                                 Section 9.03
"Superior B&W Proposal"                                                      Section 5.03(d)
"Superior RJR Proposal"                                                      Section 5.02(e)
"Surviving Corporation"                                                      Section 1.04
"Tax Return"                                                                 Section 3.09(g)
"Tax Ruling"                                                                 Section 6.13(a)
"Taxes"                                                                      Section 3.09(g)
"Transaction Agreements"                                                     Recitals
"Transactions"                                                               Section 1.04
"Transfer Taxes"                                                             Section 6.09
"Triggering Event"                                                           Section 3.05(c)

                                     BUSINESS COMBINATION AGREEMENT, dated as of
                            October 27, 2003 (this "Agreement"), between BROWN & WILLIAMSON TOBACCO CORPORATION, a Delaware corporation ("B&W"), and R.J. REYNOLDS TOBACCO HOLDINGS, INC., a Delaware corporation ("RJR").


         WHEREAS the respective Boards of Directors of each of the parties hereto have approved this Agreement and the transactions contemplated hereby and declared it advisable and in the best interests of each corporation and its respective stockholder or stockholders that B&W and RJR engage in a business combination transaction to be effected as set forth in this Agreement;

         WHEREAS B&W and RJR have agreed that they will form a new North Carolina corporation ("Reynolds American");

         WHEREAS B&W and RJR will each receive 50 shares of common stock, par value $0.01 per share, of Reynolds American (the "Reynolds American Common Stock") in connection with the formation of Reynolds American;

         WHEREAS RJR has agreed it will contribute to Reynolds American all of the stock of Santa Fe Natural Tobacco Co., a New Mexico corporation, in exchange for shares of voting preferred stock, par value $0.01 per share, of Reynolds American (the "Reynolds American Preferred Stock"), having the terms set forth in the Articles of Incorporation of Reynolds American (the "SF Contribution");

         WHEREAS immediately prior to the B&W Opco Stock Contribution (as defined below), R. J. Reynolds Tobacco Company, a New Jersey corporation and a wholly owned subsidiary of RJR ("RJR-T"), will loan $400,000,000 to Reynolds American in exchange for a note (the "Reynolds American Loan");

         WHEREAS B&W has agreed that it will, immediately prior to the Effective Time (as defined in Section 1.06), form a new North Carolina corporation ("B&W Opco") and enter into a formation agreement with B&W Opco and Reynolds American in the form of Exhibit A hereto (the "B&W Opco Formation Agreement"), pursuant to which the Contributed Assets (as defined in the B&W Opco Formation Agreement) will be contributed to B&W Opco (the "Asset Contribution") and the Assumed Liabilities (as defined in the B&W Opco Formation Agreement) will be assumed by B&W Opco (the "Assumption of Liabilities"), in each case on the terms and subject to the conditions set forth in the B&W Opco Formation Agreement;

         WHEREAS B&W has agreed that it will, immediately following the Asset Contribution and the Assumption of Liabilities and simultaneously with the Effective Time, and otherwise on the terms and subject to the conditions set forth in this Agreement, contribute to Reynolds American (the "B&W Opco Stock Contribution") shares of common stock of B&W Opco, representing all the issued and outstanding shares of common stock, par value $0.01 per share, of B&W Opco (the "B&W Opco Common Stock") in exchange for shares of Reynolds American Common Stock as described in Section 1.03;

         WHEREAS simultaneously with the B&W Opco Stock Contribution and otherwise on the terms and subject to the conditions set forth in this Agreement, at the Effective Time, a newly formed, wholly owned subsidiary of Reynolds American incorporated in Delaware ("Sub"), will merge with and into RJR (the "Merger"), whereby each issued and outstanding share of common stock, par value $0.01 per share, of RJR, the "RJR Common Stock") shall be converted into the right to receive one share of Reynolds American Common Stock, as described in Section 2.01(c) of this Agreement;

         WHEREAS simultaneously with the execution and delivery of this Agreement, American Cigarette Company Overseas B.V., a Netherlands corporation ("Lane Seller"), Cigarette Manufacturing Supplies Inc., a Delaware corporation ("CMS"), and RJR are entering into an agreement (the "Lane Stock Purchase Agreement") in the form of Exhibit B hereto, pursuant to which, at the Effective Time, Lane Seller will sell to Reynolds American (the "Lane Stock Sale") all the capital stock of CMS;

         WHEREAS immediately following the Effective Time and the Lane Stock Sale, (a) Reynolds American will contribute the B&W Opco Common Stock to RJR and
(b) subsequently, RJR-T will merge with and into B&W Opco, with B&W Opco as the surviving corporation (such contribution and merger, together, the "Post-Effective Time Contribution and Merger");

         WHEREAS, B&W and Reynolds American, or certain of their respective affiliates, will enter into manufacturing contracts (the "Manufacturing Contracts") consistent with the terms and conditions set forth in Exhibit K;

         WHEREAS simultaneously with the Asset Contribution, British American Tobacco p.l.c., a public limited company incorporated under the laws of England and Wales ("BAT"), B&W and Reynolds American will enter into a noncompetition agreement (the "Noncompetition Agreement") in the form of Exhibit E hereto and a governance agreement in the form of Exhibit F hereto (the "Governance Agreement" and, together with this Agreement, the Lane Stock Purchase Agreement (and the joinder agreement whereby Reynolds American will assume RJR's obligations thereunder), the B&W Opco Formation Agreement, the Noncompetition Agreement, the Joinder Agreement to be entered into by Reynolds American, B&W and RJR (the "Joinder Agreement") in the form of Exhibit D hereto, the Commercial Agreements (as defined in Section 6.03(a)) and all other agreements, instruments and other documents entered into to make effective or implement the Transactions (as defined in Section 1.04), the "Transaction Agreements")), in each case pursuant to which BAT, B&W, Reynolds American and RJR, as the case may be, will be granted the rights and become subject to the obligations set forth therein;

         WHEREAS for Federal income tax purposes it is intended that the Asset Contribution and the Assumption of Liabilities, on the one hand, and the B&W Opco Stock Contribution and the Merger, on the other hand, qualify as exchanges within the meaning of Section 351 of the Internal Revenue Code of 1986, as amended (the "Code") and that the Merger also qualifies as a reorganization within the meaning of Section 368(a) of the Code;

         WHEREAS for Federal income tax purposes it is intended that the SF Contribution qualify as an exchange within the meaning of Section 351 of the Code and also as a reorganization within the meaning of Section 368(a) of the Code; and

         WHEREAS the parties hereto desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated by this Agreement and also to prescribe various conditions to the transactions contemplated by this Agreement.

         NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I

            The Formation of Reynolds American, Sub and B&W Opco, the
           Asset Contribution, the Assumption of Liabilities, the B&W
                     Opco Stock Contribution and the Merger

         SECTION 1.01. The Formation of Reynolds American, Sub and B&W Opco. (a) As promptly as practicable after the date hereof, B&W and RJR shall cause Reynolds American to be organized under the laws of the State of North Carolina. On or prior to the Closing Date (as defined in Section 1.05), and in any event prior to the B&W Opco Stock Contribution, Reynolds American shall cause Sub to be organized under the laws of the State of Delaware, and B&W shall cause B&W Opco to be organized under the laws of the State of North Carolina. The Articles of Incorporation and By-Laws of Reynolds American shall be in the form of Exhibits G-1 and G-2, respectively. The Certificate of Incorporation and By-Laws of Sub shall be in the form of Exhibits G-3 and G-4, respectively. The Articles of Incorporation and By-Laws of B&W Opco shall be in the form of Exhibits G-5 and G-6, respectively. Upon formation of Reynolds American, each of B&W and RJR shall contribute $10 to Reynolds American in exchange for 50 shares of Reynolds American Common Stock.

         (b) The parties hereto agree that Reynolds American, Sub and B&W Opco shall not (i) carry on any business or conduct any operations other than the execution of the Transaction Agreements to which they are a party, the performance of their respective obligations hereunder and thereunder, the consummation of the Transactions and matters ancillary thereto or (ii) issue any capital stock, rights to purchase or receive capital stock or other equity, voting or ownership interests on or prior to the Effective Time other than as described in the Transaction Agreements.

         SECTION 1.02. The Asset Contribution and the Assumption of Liabilities.
(a) On the Closing Date, immediately prior to the Effective Time, B&W, B&W Opco and Reynolds American shall enter into the B&W Opco Formation

Agreement and shall effect the Asset Contribution and the Assumption of Liabilities.

         SECTION 1.03. The B&W Opco Stock Contribution. (a) On the Closing Date, immediately following the Asset Contribution and the Assumption of Liabilities and simultaneously with the occurrence of the Effective Time, B&W shall contribute, transfer and deliver to Reynolds American the B&W Opco Common Stock in exchange for that number (rounded up to the nearest whole share) of fully paid and nonassessable shares of Reynolds American Common Stock (the "Reynolds American Stock Consideration") equal to the product of (i) 0.724138 (i.e., 42% divided by 58%) and (ii) the RJR Share Calculation. The "RJR Share Calculation" shall be equal to:

                  (A) the number of shares of RJR Common Stock issued and outstanding immediately prior to the Effective Time;

                  plus

                  (B) the aggregate number of shares of RJR Common Stock that would be issued upon the exercise or settlement, as the case may be, of all RJR Stock Options (as defined in Section 6.04(d)), other equity-based or equity-related awards or other rights to receive or purchase RJR Common Stock outstanding or in existence immediately prior to the Effective Time (assuming exercise or settlement at that time), in each case that have a strike price or exercise price, if applicable, that is less than the 20-Day RJR Average Closing Price (as defined below) (the "In-the-Money Options");

                  less

                  (C) the quotient (rounded up to the nearest whole number) obtained by dividing (1) the aggregate proceeds that would be received by RJR upon exercise of all In-the-Money Options by (2) the 20-Day RJR Average Closing Price;

                  less

                  (D) the quotient (rounded up to the nearest whole number) obtained by dividing (1) the Option

         Withholding Amount by (2) the 20-Day RJR Average Closing Price;

The "Option Withholding Amount" means the product obtained by multiplying (x)
0.345 and (y)(1) the 20-Day RJR Average Closing Price multiplied by the aggregate number of shares of RJR Common Stock that would be issued upon the exercise of all In-the-Money Options less (2) the aggregate proceeds that would be received by RJR upon exercise of all In-the-Money Options. The "20-Day RJR Average Closing Price" means the average of the closing sales prices of RJR Common Stock, as reported by the New York Stock Exchange, Inc. ("NYSE") Composite Transactions Tape (as reported by The Wall Street Journal (Northeast edition), or, if not reported thereby, as reported in another authoritative source selected by B&W and RJR) on the NYSE trading day that is two NYSE trading days prior to the Closing Date and on each of the 19 NYSE trading days prior to such NYSE trading day. It is the understanding of the parties that, after giving effect to the Transactions, B&W will own 42% of the outstanding Reynolds American Common Stock (applying the treasury stock method described above). For purposes of determining the RJR Share Calculation, any restricted stock or equity awards of RJR that are taken into treasury, cancelled or cashed-out upon the occurrence of the Effective Time will be deemed to have been cancelled or cashed-out prior to determining the RJR Share Calculation. Any equity-based awards (other than restricted or unrestricted stock) granted to RJR directors by RJR on or after the date of this Agreement that remain outstanding as of the Effective Time shall be deemed to be equal to the aggregate number of shares of RJR Common Stock into which such equity units are exercisable, convertible or exchangeable for purposes of determining the RJR Share Calculation, and such number of shares of RJR Common Stock so determined shall be included in clause
(A) of the definition of the RJR Share Calculation.

         (b) At the time of the B&W Opco Stock Contribution, Reynolds American shall deliver to B&W certificates, registered in the name of B&W, representing the Reynolds American Stock Consideration.

         SECTION 1.04. The Merger. On the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), Sub shall be merged with and into RJR at the Effective Time. At the Effective Time, the separate corporate existence of Sub shall cease, and RJR shall continue as the surviving corporation (the "Surviving Corporation"). The Asset Contribution, the Assumption of Liabilities, the B&W Opco Stock Contribution, the Merger, the Reynolds American Loan, the issuance by Reynolds American of the Reynolds American Stock Consideration and the Reynolds American Common Stock in connection with the Merger (the "Share Issuance") and the other transactions contemplated by the Transaction Agreements are referred to in this Agreement collectively as the "Transactions".

         SECTION 1.05. Closing. The closing (the "Closing") of the Transactions shall take place at the offices of Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, New York 10019 at 10:00 a.m. on the second business day following the satisfaction (or, to the extent permitted by Law (as defined in Section 3.05(a)), waiver by all parties) of the conditions set forth in Section 7.01, or, if on such day any condition set forth in Section 7.02 or 7.03 has not been satisfied (or, to the extent permitted by Law, waived by the party or parties entitled to the benefits thereof), as soon as practicable after all the conditions set forth in Article VII have been satisfied (or, to the extent permitted by Law, waived by the party or parties entitled to the benefits thereof), or at such other place, time and date as shall be agreed in writing between B&W and RJR. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date".

         SECTION 1.06. Effective Time. Prior to the Closing, RJR shall prepare, or RJR shall cause Reynolds American to prepare, and on the Closing Date RJR or Reynolds American shall file with the Secretary of State of the State of Delaware, a certificate of merger (in any such case, the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL. Reynolds American or the Surviving Corporation shall make all other filings or recordings required under the DGCL as soon as practicable on or after the Closing Date. The Merger shall become effective at such time as the Certificate of Merger is duly filed with such Secretary of State, or at such other time as B&W and RJR shall agree and specify in the Certificate of Merger (the time the Merger becomes effective being the "Effective Time").

         SECTION 1.07. Effects of the Merger. The Merger shall have the effects set forth in Section 259 of the DGCL.

         SECTION 1.08. Certificate of Incorporation and By-Laws of the Surviving Corporation. (a) The Certificate of Incorporation of RJR shall be amended to be substantially in the form of the Certificate of Incorporation of Sub immediately prior to the Effective Time, and the Certificate of Incorporation of RJR, as so amended, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.

         (b) The By-Laws of Sub as in effect immediately prior to the Effective Time shall be the By-Laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.

         SECTION 1.09. Board of Directors and Officers of Reynolds American; Governance Matters. The Board of Directors and the executive officers of Reynolds American shall be as set forth on or designated in accordance with Exhibit H hereto until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be, it being agreed that if any director shall be unable to serve as a director at the Effective Time, then the party which designated such individual as indicated in Exhibit H shall designate another individual to serve in such individual's place.

                                   ARTICLE II

                  Effect of the Merger on the Capital Stock of
                          the Constituent Corporations

         SECTION 2.01. Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of RJR Common Stock or any shares of capital stock of Sub:

         (a) Capital Stock of Sub. Each issued and outstanding share of capital stock of Sub shall be converted into and become one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

         (b) Cancelation of Treasury Stock and RJR-Owned Stock. Each share of RJR Common Stock that is owned by RJR, Reynolds American or Sub shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and no Reynolds American Common Stock or other consideration shall be delivered or deliverable in exchange therefor. Each share of Reynolds American Common Stock that is owned by RJR or Sub at the Effective Time shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered or deliverable in exchange therefor.

         (c) Conversion of RJR Common Stock. Except as set forth in Section 2.01(b), each share of RJR Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive one (the "Exchange Ratio") fully paid and nonassessable share of Reynolds American Common Stock. The shares of Reynolds American Common Stock to be issued upon the conversion of shares of RJR Common Stock pursuant to this Section 2.01(c) is referred to as the "Merger Consideration". As of the Effective Time, all such shares of RJR Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of RJR Common Stock shall cease to have any rights with respect thereto, except the right to receive Merger Consideration and certain dividends or other distributions in accordance with
Section 2.02(c), in each case upon surrender of such certificate in accordance with Section 2.02, without interest.

         SECTION 2.02. Exchange of Certificates. (a) Exchange Agent. Promptly following the Effective Time, Reynolds American shall deposit with a bank or trust company designated by RJR prior to the Effective Time and reasonably acceptable to B&W (the "Exchange Agent"), for the benefit of the holders of Certificates (as defined in Section 2.02(b)), for exchange in accordance with this Article II, through the Exchange Agent, certificates representing the shares of Reynolds American Common Stock issuable pursuant to Section 2.01 as a result of the Merger and upon surrender of Certificates. From time to time as necessary following the Effective Time, Reynolds American shall deposit with the Exchange Agent, for the benefit of the holders of Certificates, the amount of cash necessary to pay dividends and other distributions in accordance with
Section 2.02(c).

         (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, Reynolds American shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates (the "Certificates") that immediately prior to the Effective Time represented outstanding shares of RJR Common Stock whose shares were converted into the right to receive Merger Consideration pursuant to Section 2.01 (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as B&W and RJR may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for Merger Consideration. Upon surrender of a Certificate for cancelation to the Exchange Agent, together with such letter of transmittal, duly completed and executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Reynolds American Common Stock pursuant to the provisions of this Article II and certain dividends and other distributions in respect of Reynolds American Common Stock in accordance with Section 2.03(c), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of RJR Common Stock that is not registered in the transfer records of RJR, a certificate representing the appropriate number of shares of Reynolds American Common Stock may be issued and the proper amount of cash paid to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer, and the person requesting such issuance and payment shall pay any transfer or other taxes required by reason of the issuance of shares of Reynolds American Common Stock and payment of cash to a person other than the registered holder of such Certificate or establish to the satisfaction of Reynolds American that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.02, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender Merger Consideration as contemplated by this Section 2.02 and certain dividends and other distributions in respect of Reynolds American Common Stock in accordance with Section 2.03(c). No interest shall be paid or accrue on any cash payable upon surrender of any Certificate.

         (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Reynolds American Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Reynolds American Common Stock issuable upon surrender thereof. Subject to applicable Law, following surrender of any such Certificate, there shall be paid to the record holder of the certificate representing whole shares of Reynolds American Common Stock issued in exchange therefor, without interest, (i) promptly after the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Reynolds American Common Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of Reynolds American Common Stock.

         (d) No Further Ownership Rights in RJR Common Stock. The Reynolds American Common Stock issued and any cash paid upon the surrender for exchange of Certificates in accordance with the terms of this Article II shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to shares of RJR Common Stock formerly represented by such Certificates, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time that may have been declared or made by RJR on such shares of RJR Common Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time, and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of shares of RJR Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article II.

         (e) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Surviving Corporation will cause the Exchange Agent to deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration with respect to the shares of RJR Common Stock formerly represented thereby and unpaid dividends and distributions on shares of Reynolds American Common Stock deliverable in respect thereof pursuant to this Agreement.

                                  ARTICLE III

                      Representations and Warranties of RJR

         RJR represents and warrants to B&W that as of the date of this Agreement, except as set forth in the disclosure letter dated the date of this Agreement (with specific reference to the particular Section or subsection of this Agreement to which the information set forth in such disclosure letter relates; provided, however, that any information set forth in one section of such disclosure letter shall be deemed to apply to each other Section or subsection thereof or hereof to which its relevance is readily apparent) delivered by RJR to B&W prior to the execution of this Agreement (the "RJR Disclosure Letter"):

         SECTION 3.01. Organization, Standing and Power. Each of RJR and each subsidiary (as defined in Section 9.03) of RJR (each, a "RJR Subsidiary") is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has full corporate power and authority and possesses all governmental franchises, licenses, permits and authorizations (collectively, "Permits") and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, other than such Permits and approvals the lack of which, individually or in the aggregate, has not had and is not reasonably likely to have a RJR Material Adverse Effect (as defined in Section 9.03). RJR and each RJR Subsidiary is duly qualified to do business in each jurisdiction where the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than jurisdictions in which the failure to so qualify has not had and is not reasonably likely to have a RJR Material Adverse Effect. RJR has made available to B&W true and complete copies of the Restated Certificate of Incorporation of RJR (the "RJR Charter") and the Amended and Restated By-Laws of RJR (the "RJR By-Laws"), and the comparable charter and organizational documents of each RJR Subsidiary, in each case as amended through the date of this Agreement.

         SECTION 3.02. RJR Subsidiaries; Equity Interests. (a) Section 3.02 of the RJR Disclosure Letter lists as of the date of this Agreement each RJR Subsidiary and its jurisdiction of organization. All the outstanding shares of capital stock of, or other equity, voting or ownership interests in, each RJR Subsidiary have been validly issued and are fully paid and nonassessable and are owned by RJR, by a RJR Subsidiary or by RJR and another RJR Subsidiary, free and clear of all pledges, claims, liens, charges, mortgages, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens").

         (b) Except for the capital stock of, or other equity, voting or ownership interests in, the RJR Subsidiaries, RJR does not own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any person.

         SECTION 3.03. Capital Structure. The authorized capital stock of RJR consists of 290,000,000 shares of RJR Common Stock and 50,000,000 shares of preferred stock, par value $0.01 per share (the "RJR Preferred Stock" and, together with RJR Common Stock, the "RJR Capital Stock"), of which 2,000,000 shares are designated as Series A Junior Participating Preferred Stock (the "Series A Preferred Stock"). At the close of business on October 24, 2003, (i) 84,630,925 shares of RJR Common Stock, excluding treasury shares (including 1,071,012 restricted shares that are subject to a right of repurchase by, or forfeiture to, RJR ("RJR Restricted Shares")) were outstanding, none of which were held by any RJR Subsidiary, (ii) 31,256,949 shares of RJR Common Stock were held by RJR in its treasury, (iii) 2,544,479 shares of RJR Common Stock were subject to outstanding RJR Stock Options, with a weighted average exercise price of $29.23 per share, and 5,925,480 additional shares of RJR Common Stock were reserved and available for issuance pursuant to RJR Stock Plans (as defined in Section 6.04(d)) in accordance with the present terms of such plans, (iv) 2,000,000 shares of Series A Preferred Stock were reserved for issuance upon the exercise of the rights (the "RJR Rights") issued pursuant to the Rights Agreement dated as of May 17, 1999 (as amended from time to time prior to the date of this Agreement, the "RJR Rights Agreement"), between RJR and The Bank of New York, as Rights Agent, and (v) no shares of RJR Preferred Stock were issued and outstanding or held by RJR in its treasury. Except as set forth above, at the close of business on October 24, 2003, no shares of capital stock of, or other equity, voting or ownership interests in, RJR were issued, reserved for issuance or outstanding. Section 3.03(a) of the RJR Disclosure Letter sets forth a true and complete list, as of the close of business on October 24, 2003, of
(a) all outstanding RJR Stock Options and all other rights, if any, to purchase or receive RJR Common Stock under RJR Stock Plans or otherwise, the number of shares of RJR Common Stock subject to each RJR Stock Option or other purchase right, the grant dates and exercise prices and vesting schedule of each such RJR Stock Option or other purchase right and the names of the holders, (b) all RJR Restricted Shares, the date any repurchase or forfeiture right lapses for each RJR Restricted Share, any repurchase price for any RJR Restricted Share and the names of the holders thereof, (c) all outstanding RJR Cash Deferred Stock Units (as defined in Section 6.04(d)), the grant dates and names of the holders thereof, (d) all outstanding RJR Stock Deferred Stock Units (as defined in
Section 6.04(d)), the grant dates and the names of the holders thereof, (e) all outstanding RJR SARs (as defined in Section 6.04(d)), the grant dates and base values and vesting schedules of each such RJR SAR and the names and holders thereof and (f) all outstanding RJR Director Deferrals (as defined in Section 6.04(d)), the dates of deferral and the names of the account holders thereof. Other than the RJR Stock Options, the RJR Stock Deferred Stock Units and the RJR Rights, there are no outstanding rights of any person to receive RJR Common Stock, whether on a deferred basis or otherwise. Other than the RJR Cash Deferred Stock Units, the RJR SARs, the RJR Stock Deferred Stock Units and the RJR Director Deferrals, there are no outstanding stock appreciation rights ("SARs") or other outstanding rights (other than the RJR Rights) that are in any way linked to the price of RJR Common Stock or the value of RJR or any part thereof, whether or not granted in tandem with a related RJR Stock Option. All outstanding shares of RJR Capital Stock are, and all such shares that may be issued prior to the Effective Time will be when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the RJR Charter, the RJR By-Laws or any Contract (as defined in Section 3.05(a)) to which RJR is a party or otherwise bound. There are not any bonds, debentures, notes or other indebtedness of RJR having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of RJR Capital Stock may vote ("RJR Voting Debt"). Except as set forth above, there are no options, warrants, rights, convertible or exchangeable securities, other securities, "phantom" stock rights, SARs, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which RJR or any RJR Subsidiary is a party or by which any of them is bound (x) obligating RJR or any RJR Subsidiary to issue, grant, deliver or sell, or cause to be issued, granted, delivered or sold, additional shares of capital stock of or other equity, voting or ownership interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity, voting or ownership interest in, RJR or of any RJR Subsidiary or any RJR Voting Debt, (y) obligating RJR or any RJR Subsidiary to issue, grant, sell, extend or enter into any such option, warrant, call, right, security, unit, commitment, Contract, arrangement or undertaking or (z) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights accruing to holders of the capital stock of RJR or any RJR Subsidiary. There are not any outstanding contractual obligations of RJR or any RJR Subsidiary to (i) repurchase, redeem or otherwise acquire any shares of capital stock of, or other equity, voting or ownership interests in, RJR or any RJR Subsidiary or (ii) vote or dispose of any shares of capital stock of, or other equity, voting or ownership interest in, any of its subsidiaries. RJR has made available to B&W a true and complete copy of the RJR Rights Agreement, as amended through the date of this Agreement.

         During the period from October 24, 2003, to the date of this Agreement, there have been no issuances by RJR of any shares of capital stock of, or other equity, voting or ownership interests in, RJR other than issuances of shares of RJR Common Stock (and associated RJR Rights) pursuant to the exercise of RJR Stock Options outstanding on the date of this Agreement in accordance with their terms or awards pursuant to RJR Stock Plans that are required by their terms as in effect on the date of this Agreement. To the knowledge of RJR, there are no irrevocable proxies and no voting agreements with respect to any shares of the capital stock or other voting securities of RJR or any RJR Subsidiary.

         SECTION 3.04. Authority; Execution and Delivery; Enforceability. (a) Each of RJR and each RJR Subsidiary has all requisite corporate power and authority to execute and deliver each Transaction Agreement to which it is or will be a party, to perform its obligations hereunder and thereunder and to consummate the Transactions, subject, in the case of the Merger, to receipt of the RJR Stockholder Approval (as defined in Section 3.04(c)). The execution and delivery by each of RJR and each RJR Subsidiary of each Transaction Agreement to which it is or will be a party, the performance by it of its obligations hereunder and thereunder and the consummation by RJR and each RJR Subsidiary of the Transactions have been or will be duly authorized by all necessary corporate action on the part of RJR and each RJR Subsidiary, subject, in the case of the Merger, to receipt of the RJR Stockholder Approval. Each of RJR and each RJR Subsidiary has duly executed and delivered (or will duly execute and deliver on or prior to the Closing Date) each Transaction Agreement to which it is or will be a party, and each Transaction Agreement to which it is or will be a party constitutes (or will constitute on or prior to the Closing Date) its legal, valid and binding obligation, enforceable against it in accordance with its terms.

         (b) The Board of Directors of RJR (the "RJR Board"), at a meeting duly called and held at which all directors were present, duly and unanimously adopted resolutions (i) approving this Agreement and the other Transaction Agreements, the Merger and the other Transactions, (ii) determining that the terms of the Merger and the other Transactions are fair to and in the best interests of RJR and its stockholders, (iii) recommending that RJR's stockholders adopt this Agreement and (iv) declaring that this Agreement is advisable, which resolutions have not been subsequently rescinded, modified or withdrawn in any way except as permitted by Section 5.02(b). Such resolutions are sufficient to render the provisions of Section 203 of the DGCL ("Section 203") inapplicable to B&W, Reynolds American, Sub and B&W Opco, this Agreement and the other Transaction Agreements, the Merger and the other Transactions. To RJR's knowledge, no other state takeover statute or similar statute or regulation applies or purports to apply to RJR with respect to this Agreement and the other Transaction Agreements, the Merger or any other Transaction.

         (c) The only vote of holders of any class or series of RJR Capital Stock necessary to approve and adopt this Agreement and the Merger is the adoption of this Agreement by the holders of a majority of the outstanding shares of RJR Common Stock (the "RJR Stockholder Approval"). The affirmative vote of the holders of RJR Capital Stock, or any of them, is not necessary to approve any Transaction Agreement other than this Agreement or consummate any Transaction other than the Merger.

         SECTION 3.05. No Conflicts; Consents.

(a) The execution and delivery by each of RJR and each RJR Subsidiary of each Transaction Agreement to which it is or will be a party and the performance by it of its obligations hereunder and thereunder do not, and the consummation of the Merger and the other Transactions and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any Lien upon any of the properties or assets of RJR or any RJR Subsidiary under, any provision of (i) the RJR Charter, the RJR By-Laws or the comparable charter or organizational documents of any RJR Subsidiary, (ii) any material contract, commitment, obligation, lease, license, indenture, note, debenture, bond, guarantee, agreement, permit, concession, franchise or other instrument (a "Contract") to which RJR or any RJR Subsidiary is a party or by which any of their respective properties or assets is bound or (iii) subject to the filings and other matters referred to in Section 3.05(b), any judgment, order or decree ("Judgment") or statute, law, ordinance, rule or regulation ("Law") applicable to RJR or any RJR Subsidiary or their respective properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, have not had and are not reasonably likely to have a RJR Material Adverse Effect.

         (b) No consent, approval, license, Permit, order or authorization ("Consent") of, or registration, declaration or filing with, or Permit from, any domestic or foreign (whether national, federal, state, provincial, local or otherwise) government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity"), is required to be obtained or made by or with respect to RJR or any RJR Subsidiary in connection with the execution, delivery and performance by RJR or any RJR Subsidiary of any Transaction Agreement to which it is a party or the consummation of the Transactions, other than (i) compliance with and filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) any required approval of the Transactions by the European Commission pursuant to Council Regulation No. 4064189 of the European Community, as amended (the "EC Merger Regulation"), (iii) any required approvals or filings under the antitrust laws of member states of the European Union, (iv) the filing with the Securities and Exchange Commission (the "SEC") of (A) a proxy statement relating to the adoption of this Agreement by RJR's stockholders (as amended or supplemented from time to time, the "Proxy Statement"), (B) a registration statement on Form S-4 to be filed with the SEC by Reynolds American in connection with the Share Issuance (as amended or supplemented from time to time, the "Form S-4"), (C) a registration statement on Form 8-A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in connection with the Share Issuance (the "Form 8-A") and (D) such reports under Section 13 and Section 16 of the Exchange Act as may be required in connection with this Agreement and the other Transaction Agreements, the Merger and the other Transactions, (v) any filings required in connection with the Tax Rulings (as defined in Section 6.13(a)), (vi) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of the other jurisdictions in which RJR is qualified to do business, (vii) the filing of Articles of Merger with the Secretary of State of the

States of North Carolina and New Jersey for the merger of RJR-T with B&W Opco and appropriate documents with the relevant authorities of the other jurisdictions in which RJR-T is qualified to do business, (viii) such filings with and approvals of the NYSE as are required to permit the shares of Reynolds American Common Stock that are to be issued in the Share Issuance to be listed on the NYSE, (ix) such filings with and approvals of the Bureau of Alcohol, Tobacco, Firearms and Explosives, state licensing authorities and state taxing authorities as are required to consummate the Transactions, (x) compliance with any such filings as may be required under applicable Environmental Law (as defined in Section 9.03), (xi) such filings as may be required in connection with the taxes described in Section 6.09 and (xii) such other items that the failure of which to obtain or make, individually or in the aggregate, are not reasonably likely to have a RJR Material Adverse Effect.

         (c) RJR and the RJR Board have taken all action necessary to (i) render the RJR Rights inapplicable to this Agreement, the other Transaction Agreements, the Merger and the other Transactions and (ii) ensure that (A) neither B&W nor any of its affiliates or associates is or will become an "Acquiring Person" (as defined in the RJR Rights Agreement) by reason of or as a result of the approval, execution, delivery or adoption of any Transaction Agreement or the approval, adoption or consummation of the Merger or any other Transaction, (B) none of a "Distribution Date", "Triggering Event", "Section 11(a)(ii) Event", "Section 13 Event" or "Stock Acquisition Date" (in each case as defined in the RJR Rights Agreement) shall occur by reason of or as a result of the approval, execution, delivery or adoption of any Transaction Agreement or the approval, adoption or consummation of the Merger or any other Transaction and (C) the RJR Rights shall expire immediately prior to the Effective Time.

         SECTION 3.06. SEC Documents; Undisclosed Liabilities. (a) RJR has filed all reports, schedules, forms, statements and other documents required to be filed with the SEC by RJR since January 1, 2003 (the documents referred to in this Section 3.06(a) being referred to collectively as the "RJR SEC Documents").

         (b) As of its respective date, each RJR SEC Document complied as to form in all material respects with the requirements of the Exchange Act or the Securities Act of 1933, as amended (the "Securities Act"), as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such RJR SEC Document, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of RJR included in RJR SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with United States generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of RJR and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods shown (subject, in the case of unaudited statements, to normal year-end audit adjustments). Each of the principal executive officer of RJR and the principal financial officer of RJR (or each former principal executive officer of RJR and each former principal financial officer of RJR, as applicable) has made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") and the rules and regulations of the SEC promulgated thereunder with respect to RJR SEC Documents. For purposes of the preceding sentence, "principal executive officer" and "principal financial officer" shall have the meanings given to such terms in the Sarbanes-Oxley Act.

         (c) Except as set forth in the RJR SEC Documents filed by RJR with the SEC and publicly available prior to the date of this Agreement (the "Filed RJR SEC Documents"), neither RJR nor any RJR Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise and other than liabilities or obligations of any nature arising out of any Action relating to the development, packaging, labeling, delivery, sale, resale, distribution, marketing, promotion, use or consumption of, or exposure to, tobacco products, including smoking and health-related and safety-related claims) that are required by GAAP to be set forth on a consolidated balance sheet of RJR and its consolidated subsidiaries or in the notes thereto and that, individually or in the aggregate, has had or is reasonably likely to have a RJR Material Adverse Effect.

         (d) None of the RJR Subsidiaries is, or has at any time since January 1, 2002, been, subject to the reporting requirements of Sections 13(a) and 15(d) of the Exchange Act.

         SECTION 3.07. Disclosure Documents. (a) Each document required to be filed by RJR or Reynolds American with the SEC or required to be distributed or otherwise disseminated to RJR's stockholders in connection with the Merger and the other Transactions, including the Proxy Statement and the Form S-4, and any amendments or supplements thereto, when filed, distributed or disseminated, as applicable, will comply as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

         (b) (i) At the time the Proxy Statement or any amendment or supplement thereto is first mailed to the stockholders of RJR, and at the time such stockholders vote on adoption of this Agreement, the Proxy Statement, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) at the time the Form S-4 or any amendment or supplement thereto becomes effective, the Form S-4, as amended or supplemented, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by RJR in this Section 3.07 with respect to statements made or incorporated by reference therein based on information supplied by B&W specifically for inclusion or incorporation by reference in such documents.

         SECTION 3.08. Absence of Certain Changes or Events. From December 31, 2002, until the date of this Agreement, (a) RJR has conducted its business in the ordinary course consistent with past practice and (b) there has not been:

         (i) a RJR Material Adverse Effect;

         (ii) (A) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any capital stock of RJR or any RJR Subsidiaries other than dividends or distributions by a direct or indirect wholly owned RJR Subsidiary to its parent and regular quarterly cash dividends with respect to the RJR Common Stock as described in the Filed RJR SEC Documents or (B) any purchase, redemption or other acquisition for value by RJR or any RJR Subsidiary of any capital stock of RJR or any RJR Subsidiary or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

         (iii) any split, combination or reclassification of any RJR Capital Stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of RJR Capital Stock;

         (iv) any amendment of any material term of any outstanding security of RJR or any RJR Subsidiary;

         (v) any incurrence, assumption or guarantee by RJR or any RJR Subsidiary of any indebtedness for borrowed money in an aggregate principal amount in excess of $10,000,000;

         (vi) (1) except in the ordinary course of business consistent with past practice (I) any granting by RJR or any RJR Subsidiary to any current or former director, officer, employee or consultant of RJR or any RJR Subsidiary (collectively, "RJR Personnel") of any bonus opportunity or any increase in compensation or benefits or (II) any payment by RJR or any RJR Subsidiary to any RJR Personnel of any bonus, in each case, except to the extent required under any employment agreement in effect on December 31, 2002, and in accordance with its terms as of such date, (2) any granting by RJR or any RJR Subsidiary to any RJR Personnel of any severance or termination pay or the right to receive any severance or termination pay or increases therein, except to the extent required under any agreement in effect on December 31, 2002, (3) any entry by RJR or any RJR

Subsidiary into, or any amendment of, (I) any employment, deferred compensation, severance, termination, employee benefit, loan, indemnification, stock repurchase, consulting or similar agreement between RJR or any RJR Subsidiary, on the one hand, and any RJR Personnel, on the other hand, or (II) any agreement between RJR or any RJR Subsidiary, on the one hand, and any RJR Personnel, on the other hand, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving RJR of the nature contemplated by this Agreement (all such agreements under this clause
(3), including any such agreement which is entered into on or after the date of this Agreement, collectively, "RJR Benefit Agreements"), (4) any amendment of any incentive award (including RJR Stock Options, stock appreciation rights, performance units, restricted stock, stock repurchase rights or other equity-based or equity-related awards) or any removal or modification of any restrictions in any such award or (5) any amendment to, or material modification of, any RJR Stock Plan;

         (vii) any change in financial reporting or accounting methods, principles or practices by RJR or any RJR Subsidiary materially affecting the consolidated assets, liabilities or results of operations of RJR, except insofar as may have been required by a change in GAAP;

         (viii) any material elections with respect to Taxes (as defined in Section 3.09(g)) by RJR or any RJR Subsidiary or settlement or compromise by RJR or any RJR Subsidiary of any material Tax liability or refund; or

         (ix) any sale, lease (as lessor), license or other disposition of, or the creation or existence of any Lien on, any properties or assets, except in the ordinary course of business consistent with past practice.

         SECTION 3.09. Taxes. (a) RJR and each RJR Subsidiary and any consolidated, combined, affiliated or unitary group of which RJR or any RJR Subsidiary is or has ever been a member (each, a "RJR Affiliated Group") has timely filed, or has caused to be timely filed on its behalf, all Tax Returns (as defined below) required to be filed by it, and all such Tax Returns are true, complete and accurate, except to the extent any failure to file or any inaccuracies in any filed Tax Returns, individually or in the aggregate, have not had and are not reasonably likely to have a RJR Material Adverse Effect. All Taxes shown to be due on such Tax Returns, or otherwise owed by RJR, any RJR Subsidiary or any RJR Affiliated Group, have been timely paid, except to the extent that any failure to pay, individually or in the aggregate, has not had and is not reasonably likely to have a RJR Material Adverse Effect.

         (b) The most recent financial statements contained in the Filed RJR SEC Documents reflect an adequate reserve for all Taxes payable by RJR and the RJR Subsidiaries (in addition to any reserve for deferred Taxes to reflect timing differences between book and Tax items) for all taxable periods and portions thereof through the date of such financial statements, except to the extent any failure to make such a reserve, individually or in the aggregate, has not had and is not reasonably likely to have a RJR Material Adverse Effect. No deficiency, audit examination, refund litigation, proposed adjustment or matter in controversy with respect to any Taxes has been proposed, asserted or assessed against RJR, any RJR Subsidiary or any RJR Affiliated Group, except to the extent any such proposal, assertion or assessment, individually or in the aggregate, has not had and is not reasonably likely to have a RJR Material Adverse Effect. No requests for waivers of the time to assess any Taxes of RJR, any RJR Subsidiary or any RJR Affiliated Group are pending, and there is no effective agreement or other document extending, or having the effect of extending, the period of assessment or collection of any Taxes of RJR, any RJR Subsidiary or any RJR Affiliated Group, except to the extent any such deficiency or request for waiver, individually or in the aggregate, has not had and is not reasonably likely to have a RJR Material Adverse Effect.

         (c) The Federal income Tax Returns of RJR and each RJR Subsidiary have been examined by and settled with the United States Internal Revenue Service ("IRS"), or have closed by virtue of the expiration of the relevant statute of limitations, for all years through 1982. All material assessments for Taxes due and owing by RJR, any RJR Subsidiary or any RJR Affiliated Group with respect to completed and settled examinations or any concluded litigation have been fully paid.

         (d) There are no material Liens for Taxes (other than for current Taxes not yet due and payable) on the assets of RJR or any RJR Subsidiary. Neither RJR nor any RJR Subsidiary is bound by any agreement with respect to Taxes.

         (e) RJR and each RJR Subsidiary have complied with all applicable Laws relating to the payment and withholding of Taxes (including withholding of Taxes pursuant to Sections 1441, 1442, 3121 and 3402 of the Code and similar provisions under any domestic or foreign (whether national, Federal, state, provincial, local or otherwise)) and have, within the time and the manner prescribed by Law, withheld from and paid over to the proper Governmental Entities all amounts required to be so withheld and paid over under applicable Laws.

         (f) Neither RJR nor any RJR Subsidiary has taken or agreed to take any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely (i) to prevent the Asset Contribution and Assumption of Liabilities, on the one hand, or the B&W Opco Stock Contribution and the Merger, on the other hand, from qualifying as an exchange within the meaning of Section 351 of the Code or (ii) to prevent the SF Contribution from qualifying as an exchange within the meaning of Section 351 of the Code and also as a reorganization within the meaning of Section 368(a) of the Code.

         (g) For purposes of this Agreement:

         "Taxes" means all (i) domestic or foreign (whether national, Federal, state, provincial, local or otherwise) taxes, assessments, duties or similar charges of any kind whatsoever, including all corporate franchise, income, sales, use, ad valorem, receipts, value added, profits, license, withholding, payroll, employment, excise, property, net worth, capital gains, transfer, stamp, documentary, payroll, alternative minimum, recapture and other taxes, including any interest, fines, penalties and additions imposed with respect to such amounts; (ii) liability for the payment of any amounts of the type described in clause (i) as a result of being a member of an affiliated, consolidated, combined, unitary or aggregate group and (iii) liability for the payment of any amounts as a result of an express or implied obligation to indemnify any other person with respect to the payment of any amounts of the type described in clause
      (i) or (ii).

         "Tax Return" means all domestic or foreign (whether national, Federal, state, provincial, local or otherwise) Tax returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax return relating to Taxes.

         SECTION 3.10. Absence of Changes in Benefit Plans. From December 31, 2002, through the date of this Agreement, there has not been (a) any termination, adoption or amendment in any material respect or any agreement to terminate, adopt or amend in any material respect, by RJR or any RJR Subsidiary of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock appreciation, restricted stock, stock repurchase rights, stock option, "phantom stock", performance, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding and whether or not subject to the laws of the United States) maintained or contributed to, or required to be maintained or contributed to, by RJR, any RJR Subsidiary or any other person that, together with RJR, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code or any other applicable Law (each, a "RJR Commonly Controlled Entity"), in each case, providing benefits to any RJR Personnel (all such plans, arrangements or understandings, including any such plan, arrangement or understanding which is entered into or adopted on or after the date of this Agreement, collectively, "RJR Benefit Plans") or (b) any material change in the manner in which contributions to any RJR Pension Plans (as defined in Section 3.11(a)) are made or the basis on which such contributions are determined. Neither RJR nor any RJR Subsidiary is a party to any RJR Benefit Agreement.

         SECTION 3.11. ERISA Compliance; Excess Parachute Payments. (a) The RJR Disclosure Letter contains a list of all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) ("RJR Pension Plans"), "employee welfare benefit plans" (as defined in

Section 3(1) of ERISA) ("RJR Welfare Plans") and all other RJR Benefit Plans maintained or contributed to, or required to be maintained or contributed to, by RJR or any RJR Subsidiary. Each RJR Benefit Plan has been administered in compliance with its terms and applicable Law, except where the failure to be so administered, individually or in the aggregate, has not had and is not reasonably likely to have a RJR Material Adverse Effect. RJR has made available to B&W true, complete and correct copies of (i) each RJR Benefit Plan and RJR Benefit Agreement (or, in the case of any unwritten RJR Benefit Plan or RJR Benefit Agreement, a description thereof), (ii) the most recent annual report on Form 5500 filed with the IRS with respect to each RJR Benefit Plan for which such annual report was required, (iii) the most recent summary plan description for each RJR Benefit Plan for which such summary plan description is required,
(iv) the most recent actuarial valuation report for each RJR Benefit Plan for which such actuarial valuation report was required or prepared and (v) each trust agreement and group annuity contract relating to any RJR Benefit Plan.

         (b) All RJR Pension Plans intended to be tax qualified are so qualified and have been the subject of determination letters from the IRS or other Governmental Entity with respect to all Tax Law changes through and including the Economic Growth and Tax Relief Reconciliation Act of 2001 or have a remaining period of time under applicable Law to amend such RJR Pension Plans to comply with applicable Tax Law and to submit such amendment to the IRS for a determination letter to the effect that such RJR Pension Plans are qualified and exempt from United States Federal income Taxes under Sections 401(a) and 501(a), respectively, of the Code, and no determination letter has been revoked (nor, to the knowledge of RJR, has revocation been threatened). No event has occurred since the date of the most recent determination letter or application therefor relating to any such RJR Pension Plan that would adversely affect the qualification of such RJR Pension Plan or increase the costs relating thereto or require security under Section 307 of ERISA, except for events that, individually or in the aggregate, are not reasonably likely to have a RJR Material Adverse Effect. All RJR Pension Plans required to have been approved by any non-U.S. Governmental Entity have been so approved or timely submitted for approval and no such approval has been revoked (nor, to the knowledge of RJR, has revocation been threatened). No event has occurred since the date of the most recent approval or application therefor relating to any such RJR Pension Plan that would affect any such approval relating thereto or increase the costs relating thereto, except for events that, individually or in the aggregate, are not reasonably likely to have a RJR Material Adverse Effect. RJR has made available to B&W a true, complete and correct copy of the most recent determination or approval letter received with respect to each RJR Pension Plan, as well as a true, complete and correct copy of each pending application for a determination or approval letter, if any.

         (c) No RJR Pension Plan, other than any RJR Pension Plan that is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA (a "RJR Multiemployer Pension Plan"), had, as of the respective last annual valuation date for each such RJR Pension Plan, an "unfunded benefit liability" (as such term is defined in Section 4001(a)(18) of ERISA), based on actuarial assumptions that have been furnished to B&W. No RJR Pension Plan has an "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived, nor has any waiver of the minimum funding standards of Section 302 of ERISA or Section 412 of the Code been requested of or granted by the IRS with respect to any RJR Pension Plan. With respect to each RJR Benefit Plan, (i) there has not occurred any prohibited transaction in which RJR, any RJR Subsidiary or any of its or their respective employees or, to the knowledge of RJR, any trustee or other fiduciary or administrator of any RJR Benefit Plan or trust created thereunder has engaged that is reasonably likely to subject RJR, any RJR Subsidiary or any of its or their respective employees, or, to the knowledge of RJR, any trustee or other fiduciary or administrator of any RJR Benefit Plan or any trust created thereunder, to any Tax or penalty on prohibited transactions imposed by Section 4975 of the Code or the sanctions imposed under Title I of ERISA or any other applicable Law of a magnitude that would result in a RJR Material Adverse Effect and (ii) none of RJR, any RJR Subsidiary or any of its or their respective employees, or, to the knowledge of RJR, any trustee or other fiduciary of any RJR Benefit Plan or any trust created thereunder, has engaged in any transaction or acted in a manner that is reasonably likely to, or failed to act in a manner that is reasonably likely to, subject RJR, any RJR Subsidiary, or, to the knowledge of RJR, any trustee or other fiduciary of any RJR Benefit Plan or any trust created thereunder, to any liability for breach of fiduciary duty under ERISA or any other applicable Law of a magnitude that would result in a RJR Material Adverse Effect. No RJR Benefit Plan or trust has been terminated, nor has there been any "reportable event" (as that term is defined in Section 4043 of ERISA) with respect to any RJR Benefit Plan during the last five years. Neither RJR nor any RJR Subsidiary has incurred a "complete withdrawal" or a "partial withdrawal" (as such terms are defined in Sections 4203 and 4205, respectively, of ERISA) since the effective date of such Sections 4203 and 4205 with respect to any RJR Multiemployer Pension Plan.

         (d) (i) No RJR Welfare Plan is unfunded, funded through a "welfare benefits fund" (as such term is defined in Section 419(e) of the Code) or self-insured, except for the provision of severance and vacation benefits; (ii) There are no understandings, agreements or undertakings, written or oral, that are reasonably likely to prevent any RJR Welfare Plan (including any such plan covering retirees or other former employees) from being amended or terminated without a RJR Material Adverse Effect on or at any time after the Effective Time (except for ordinary administrative expenses); and (iii) No RJR Welfare Plan provides benefits after termination of employment, except where the cost thereof is borne entirely by the former employee (or his eligible dependents or beneficiaries) or as required by Section 4980B(f) of the Code.

         (e) Except with respect to the individuals set forth in Section 3.11(e) of the RJR Disclosure Letter (the "Primary RJR Executives"), no amount that could be received (whether in cash or property or the vesting of property) as a result of the Merger or any other Transaction by any RJR Personnel who is a "disqualified individual" (as defined in Treas. Reg. Section 1.280G-1) under any RJR Benefit Plan, RJR Benefit Agreement or other compensation arrangement is reasonably likely to be characterized as an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code) and no such disqualified individual is entitled to receive any additional payment (e.g., any Tax gross-up or other payment) from RJR, the Surviving Corporation, Reynolds American or any other person in the event that the excise Tax required by Section 4999(a) of the Code is imposed on such disqualified individual.

         (f) The execution and delivery by RJR and each RJR Subsidiary of each Transaction Agreement to which it is a party do not, and the consummation of the Merger and the other Transactions and compliance with the terms hereof and thereof will not (either alone or in combination with any other event) (i) entitle any RJR Personnel to any additional compensation, severance or other benefits, (ii) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any RJR Benefit Plan or RJR Benefit Agreement or (iii) result in any breach or violation of, or a default (with or without notice or lapse of time or both) under, any RJR Benefit Plan or RJR Benefit Agreement.

         (g) The deduction of any amount payable pursuant to the terms of the RJR Benefit Plans or RJR Benefit Agreements will not be subject to disallowance under Section 162(m) of the Code or any other applicable Law.

         (h) Since January 1, 2001, and through the date of this Agreement, neither RJR nor any RJR Subsidiary has received notice of, and, to the knowledge of RJR, there are no (i) pending termination proceedings or other suits, claims (except claims for benefits payable in the normal operation of the RJR Benefit Plans), actions or proceedings against or involving any RJR Benefit Plan or RJR Benefit Agreement that, individually or in the aggregate, are reasonably likely to have a RJR Material Adverse Effect or (ii) pending investigations (other than routine inquiries) by any Governmental Entity with respect to any RJR Benefit Plan or RJR Benefit Agreement. All contributions, premiums and benefit payments under or in connection with the RJR Benefit Plans or RJR Benefit Agreements that are required to have been made by RJR or any RJR Subsidiary have been timely made, accrued or reserved for in all material respects.

         (i) Neither RJR nor any RJR Subsidiary has any material liability or obligations, including under or on account of a RJR Benefit Plan or RJR Benefit Agreement, arising out of the hiring of persons to provide services to RJR or any RJR Subsidiary and treating such persons as consultants or independent contractors and not as employees of RJR or any RJR Subsidiary, other than the obligations of RJR or any RJR Subsidiary under any Contract, arrangement or understanding with any such person.

         SECTION 3.12. Litigation. There is no Action pending or, to the knowledge of RJR, any Action threatened or investigation pending or threatened against RJR or any RJR Subsidiary, except for Actions or investigations that (a) arise out of or relate to the development, packaging, labeling, delivery, sale, resale, distribution, marketing, promotion, use or consumption of, or exposure to, tobacco products, including smoking and health-related and safety-related claims or (b) individually or in the aggregate, have not had and are not reasonably likely to have a RJR Material Adverse Effect. There is no Judgment outstanding against RJR or any RJR Subsidiary that, individually or in the aggregate, has had or is reasonably likely to have a RJR Material Adverse Effect. Section 3.12 of the RJR Disclosure Letter sets forth a list of all material litigation in which RJR or any RJR Subsidiary is currently a party (other than litigation of the type described in clause (a) above).

         SECTION 3.13. Compliance with Applicable Laws. RJR and the RJR Subsidiaries are in compliance with all applicable Laws and Permits, including Environmental Laws and those relating to occupational health and safety, except for instances of noncompliance that, individually and in the aggregate, have not had and are not reasonably likely to have a RJR Material Adverse Effect. Neither RJR nor any RJR Subsidiary has received any written communication during the past two years from a Governmental Entity that alleges that RJR or a RJR Subsidiary has any liability under or is not in compliance with any applicable Law or Permit, including Environmental Law, except for such liabilities and instances of noncompliance that, individually or in the aggregate, have not had and are not reasonably likely to have a RJR Material Adverse Effect. There exists no Environmental Condition (as defined in Section 9.03) that, individually or in the aggregate, has had or is reasonably likely to have a RJR Material Adverse Effect. There are no capital expenditures in excess of $10,000,000 required to be made for pollution control equipment or other remedial measures pursuant to Environmental Laws that have not been reserved for, or reflected on, the Filed RJR SEC Documents. This Section 3.13 does not relate to matters with respect to

Taxes, which are the subject of Section 3.09, and employment and labor matters, which are the subject of Sections 3.10, 3.11 and 3.16.

         SECTION 3.14. Title to Properties. RJR and each of the RJR Subsidiaries has good and marketable title to, or valid leasehold interests in, all its properties and assets except for such as are no longer used in the conduct of its businesses or as have been disposed of in the ordinary course of business consistent with past practice and except for defects in title, easements, restrictive covenants and similar encumbrances or impediments that, individually or in the aggregate, have not had and are not reasonably likely to have a RJR Material Adverse Effect. All such assets and properties, other than assets and properties in which RJR or any of the RJR Subsidiaries has leasehold interests, are free and clear of all Liens except for Liens that, individually or in the aggregate, have not had and are not reasonably likely to have a RJR Material Adverse Effect.

         SECTION 3.15. Intellectual Property. (a) RJR and the RJR Subsidiaries own, or are validly licensed or otherwise have the right to use, in each case free and clear of any Liens, all Intellectual Property (as defined in Section 9.03) used or necessary to carry on its business as now being conducted except for Intellectual Property the failure of which to own or have the right to use is not reasonably likely to have a RJR Material Adverse Effect. The consummation of the Transactions will not conflict with the rights of RJR or any RJR Subsidiary in its Intellectual Property except for conflicts that, individually or in the aggregate, are not reasonably likely to have a RJR Material Adverse Effect.

         (b) None of RJR or any RJR Subsidiary has infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property or other proprietary information of any other person, except for any such infringement, misappropriation or other conflict that, individually or in the aggregate, has not had and is not reasonably likely to have a RJR Material Adverse Effect. During the two years preceding the date of this Agreement, (i) none of RJR or any RJR Subsidiary has received any written material charge, complaint, claim, demand or notice alleging any such infringement, misappropriation or other conflict (including any claim that RJR or any RJR Subsidiary must license or refrain from using any

Intellectual Property or other proprietary information of any other person), and
(ii) none of RJR or any RJR Subsidiary is party to or the subject of any pending or, to the knowledge of RJR, threatened, Action before or by any Governmental Entity with respect to any such infringement, misappropriation or conflict, in each case except for such suits, claims, actions, investigations or proceedings that have not had and are not reasonably likely to have a RJR Material Adverse Effect. To RJR's knowledge, no other person has infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property owned by, licensed to or otherwise used by RJR or any RJR Subsidiary, except for any such infringement, misappropriation or other conflict that, individually or in the aggregate, has not had and is not reasonably likely to have a RJR Material Adverse Effect.

         (c) Each of RJR and the RJR Subsidiaries has taken all reasonable and necessary steps to protect their material Intellectual Property and rights thereunder, and, to the knowledge of RJR, no such rights to material Intellectual Property have been lost or are in jeopardy of being lost as a result of any act or omission by RJR or any RJR Subsidiary.

         SECTION 3.16. Labor and Employment Matters. There are no collective bargaining or other labor union agreements to which RJR or any RJR Subsidiary is a party or by which any of them is bound. To the knowledge of RJR, since January 1, 2001, neither RJR nor any RJR Subsidiary has encountered any labor union organizing activity or had any actual or threatened employee strikes, work stoppages, slowdowns or lockouts, except for any such labor union organizing activity or actual or threatened employee strikes, work stoppages, slowdowns or lockouts that, individually or in the aggregate, have not had and are not reasonably likely to have a RJR Material Adverse Effect. Except with respect to instances that, individually or in the aggregate, are not reasonably likely to have a RJR Material Adverse Effect, RJR and each RJR Subsidiary (a) is, and since January 1, 2001, has been, in compliance with all applicable Laws relating to employment and employment practices, occupational safety and health standards, terms and conditions of employment and wages and hours, and (b) is not, and since January 1, 2001, has not, engaged in any unfair labor practice. During the two years preceding the date of this Agreement, RJR has not received written notice of any unfair labor practice charge against RJR or any RJR Subsidiary which is pending.

         SECTION 3.17. Contracts. (a) Section 3.17 of the RJR Disclosure Letter sets forth a list as of the date of this Agreement of each of the following types of Contracts to which RJR or any RJR Subsidiary is a party:

         (i) any material Contract granting any person a right of first refusal, first offer or other right to purchase any asset of RJR or any RJR Subsidiary;

         (ii) any material loan agreement, indenture, mortgage, promissory note, pledge, hypothecation, deed of trust, conditional sale or title retention agreement, security agreement, equipment financing obligation, guaranty or other source of contingent liability;

         (iii) any Contract for the purchase or other acquisition by RJR or any RJR Subsidiary of goods or services or other assets that provides for annual payments by RJR or any RJR Subsidiary of $20,000,000 or more, other than in the ordinary course of business;

         (iv) any Contract providing for the sale or other disposition after the date of this Agreement by RJR or any RJR Subsidiary to another person of goods or services for $20,000,000 or more, other than in the ordinary course of business;

         (v) any partnership, joint venture or other similar Contract or arrangement;

         (vi) any Contract relating to the acquisition or disposition of any business (whether by merger, consolidation, sale of stock, sale of assets or otherwise) or the making of any capital expenditures, in each case after the date of this Agreement, in excess of $20,000,000;

         (vii) any material license, assignment, transfer or similar Contract pursuant to which any third party has rights to use or own any material Intellectual Property of RJR;

         (viii) any material Contract that would materially restrict the ability of Reynolds American or any of its subsidiaries to compete in any line of business in any geographic area;

         (ix) any Contract with any RJR Personnel (other than RJR Benefit Agreements or RJR Benefit Plans); or

         (x) any Contract providing for indemnification of any person with respect to material liabilities relating to any former (not current) business of RJR, any RJR Subsidiary or any affiliate or predecessor person thereof.

         (b) None of RJR, any of the RJR Subsidiaries or, to the knowledge of RJR, any other party thereto is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under) any Contract to which it is a party or by which it or any of its properties or other assets is bound, except for violations or defaults that, individually or in the aggregate, have not had and are not reasonably likely to have a RJR Material Adverse Effect. Neither RJR nor any of the RJR Subsidiaries has entered into any Contract with any affiliate of RJR (other than any RJR Subsidiary) that is currently in effect other than Contracts that are filed as exhibits to the Filed RJR SEC Documents. Each Contract listed or described in Section 3.17 of the RJR Disclosure Letter or required to be so listed or described is a valid and binding obligation of RJR or the RJR Subsidiary party thereto.

         SECTION 3.18. Brokers; Schedule of Fees and Expenses. No broker, investment banker, financial advisor or other person, other than Lehman Brothers Inc. ("Lehman") and J.P. Morgan Chase ("JPM"), the fees and expenses of which will be paid by RJR, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Merger and the other Transactions based upon arrangements made by or on behalf of RJR. RJR has furnished to B&W a true and complete copies of all agreements between RJR and Lehman and between RJR and JPM relating to the Merger and the other Transactions.

         SECTION 3.19. Opinions of Financial Advisors. RJR has received the oral opinion of each of Lehman and JPM as of the date of this Agreement (which oral advice will be confirmed in a written opinion dated as of the date of this Agreement), to the effect that, as of such date, and based upon and subject to the matters set forth therein, the consideration to be received in the Merger by the holders of RJR Common Stock is fair to such holders from a financial point of view.

         SECTION 3.20. Insurance. Except to the extent that insurance coverage with respect to tobacco product-related liabilities is unobtainable or is obtainable only at a cost which RJR reasonably believes to be prohibitive or unreasonable, RJR and each RJR Subsidiary have insurance with coverages of a type and in a manner that RJR believes is prudent and reasonable in the circumstances. No written notice of cancelation or threat thereof in writing with respect to any such material policy has been received. All such material policies are in full force and effect and neither RJR nor any RJR Subsidiary is in default, whether as to payment of premium or otherwise, in any material respect under the terms of any such policy, nor, to the knowledge of RJR, has RJR or any RJR Subsidiary done or omitted to do any act or thing which could render any such material insurance policy void or voidable.

         SECTION 3.21. Absence of B&W Transaction Material Adverse Effect. RJR represents, acknowledges and agrees that no state of fact or circumstance with respect to the B&W Business (as defined in Section 9.03) existing as of the date of this Agreement constitutes a B&W Transaction Material Adverse Effect (as defined in Section 9.03).

                                   ARTICLE IV

                      Representations and Warranties of B&W

         B&W represents and warrants to RJR that as of the date of this Agreement, except as set forth in the disclosure letter dated the date of this Agreement (with specific reference to the particular Section or subsection of this Agreement to which the information set forth in such disclosure letter relates; provided, however, that any information set forth in one section of such disclosure letter shall be deemed to apply to each other Section or subsection thereof or hereof to which its relevance is readily apparent) delivered by B&W to RJR prior to the execution of this Agreement (the "B&W Disclosure Letter"); provided, however, for avoidance of doubt, the parties hereto agree that the representations and warranties set forth in this Article IV, except for Section 4.03, do not apply to any Excluded Subsidiary (as defined in the B&W Opco Formation Agreement) or its business, financial condition, properties, assets, liabilities or results of operations:

         SECTION 4.01. Organization, Standing and Power. Each of B&W and each subsidiary of B&W (each a "B&W Subsidiary", taking into account the proviso in the definition of "subsidiary") is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has full corporate power and authority and possesses all Permits and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, other than such Permits and approvals the lack of which, individually or in the aggregate, has not had and is not reasonably likely to have a B&W Material Adverse Effect (as defined in Section 9.03). B&W and each B&W Subsidiary is duly qualified to do business in each jurisdiction where the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than jurisdictions in which the failure to so qualify has not had and is not reasonably likely to have a B&W Material Adverse Effect. B&W has made available to RJR true and complete copies of the charter and organizational documents of each B&W Subsidiary, in each case as amended through the date of this Agreement.

         SECTION 4.02. B&W Subsidiaries; Equity Interests. (a) Section 4.02 of the B&W Disclosure Letter lists as of the date of this Agreement each B&W Subsidiary and its jurisdiction of organization. All the outstanding shares of capital stock of, or other equity, voting or ownership interests in, each B&W Subsidiary have been validly issued and are fully paid and nonassessable and are owned by B&W, by a B&W Subsidiary or by B&W and another B&W Subsidiary, free and clear of all Liens. None of such outstanding shares of capital stock of, or other equity, voting or ownership interests in, any B&W Subsidiary has been issued in violation of, and is not subject to, any preemptive, subscription or similar rights under any provision of applicable Law, its charter or constituent documents, any Contract to which such B&W Subsidiary is subject, bound or a party or otherwise. There are no outstanding warrants, options, rights, "phantom" stock rights, Contracts, convertible or exchangeable securities or other commitments (other than this Agreement) (i) pursuant to which B&W or any affiliate of B&W (a "B&W Company") is or may become obligated to issue, sell, purchase, return or redeem any shares of capital stock or other securities of a B&W Subsidiary or (ii) that give any person the right to receive any economic benefits or rights similar to or derived from the economic benefits or rights accruing to holders of shares of capital stock of a B&W Subsidiary. There are no equity securities of a B&W Subsidiary reserved for issuance for any purpose.

         (b) Except for the capital stock of, or equity, voting or other ownership interests in, the B&W Subsidiaries and the Excluded Subsidiaries (as defined in the B&W Opco Formation Agreement), B&W does not, and will not after giving effect to the Asset Contribution, own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or equity, voting or other ownership interest in any person.

         SECTION 4.03. The Contributed Assets. The Contributed Assets to be transferred, conveyed or assigned to B&W Opco at the Closing will include all of the properties, assets and rights used primarily, or held for use primarily, in the operation or conduct of the B&W Business, other than the Excluded Assets (as defined in the B&W Opco Formation Agreement).

         SECTION 4.04. Authority; Execution and Delivery; Enforceability. Each of B&W and each B&W Company has all requisite corporate power and authority to execute and deliver each Transaction Agreement to which it is or will be a party, to perform its obligations hereunder and thereunder and to consummate the Transactions. The execution and delivery by each of B&W and each B&W Company of each Transaction Agreement to which it is or will be a party, the performance by it of its obligations hereunder and thereunder and the consummation by B&W and each B&W Company of each of the Transactions to which it is or will be a party have been or will be duly authorized by all necessary corporate action on the part of B&W and such B&W Company, as the case may be. Each of B&W and each B&W Company has duly executed and delivered (or will duly execute and deliver on or prior to the Closing Date) each Transaction Agreement to which it is or will be a party, and each Transaction Agreement to which it is or will be a party constitutes (or will constitute on or prior to the Closing
Date) its legal, valid and binding obligation, enforceable against it in accordance with its terms.

         SECTION 4.05. No Conflicts; Consents. (a) The execution and delivery by each of B&W and each B&W Company of each Transaction Agreement to which it is or will be a party and the performance by it of its obligations hereunder and thereunder do not, and the consummation of the Asset Contribution, the Assumption of Liabilities, the B&W Opco Stock Contribution and the other Transactions and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any Lien upon any of the Contributed Assets under, any provision of (i) the B&W certificate of incorporation or the B&W by-laws or the comparable charter or organizational documents of any other B&W Company, (ii) any material Contract to which B&W or any B&W Company is a party or by which any of their respective properties or assets is bound or (iii) subject to the filings and other matters referred to in Section 4.05(b), any Judgment or Law applicable to B&W, B&W Opco or any other B&W Company or their respective properties or assets, other than, in the case of clauses (ii) and
(iii) above, any such items that, individually or in the aggregate, have not had and are not reasonably likely to have a B&W Material Adverse Effect.

         (b) No Consent of, or registration, declaration or filing with, or Permit from, any Governmental Entity is required to be obtained or made by or with respect to B&W or any B&W Subsidiary in connection with the execution, delivery and performance by B&W or any B&W Company of any Transaction Agreement to which it is a party or the consummation by it of the Transactions, other than
(i) compliance with and filings under the HSR Act, (ii) any required approval of the Transactions by the European Commission pursuant to the EC Merger Regulation, (iii) any required approvals or filings under the antitrust laws of member states of the European Union, (iv) the filing with the SEC of (A) the Form S-4, (B) the Form 8-A and (C) such reports under Section 13 and Section 16 of the Exchange Act as may be required in connection with this Agreement and the other Transaction Agreements, the Merger and the other Transactions, (v) any filings required in connection with the Tax Rulings, (vi) filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of the other jurisdictions in which the B&W Subsidiaries are qualified to do business, (vii) such filings with and approvals of the NYSE as are required to permit the shares of Reynolds American Common Stock that are to be issued in the Share Issuance to be listed on the NYSE, (viii) such filings with and approvals of the Bureau of Alcohol, Tobacco, Firearms and Explosives, state licensing authorities and state taxing authorities as are required to transfer Permits to B&W Opco or to otherwise consummate the Transactions, (ix) compliance with any such filings as may be required under applicable Environmental Law, (x) such filings as may be required in connection with the taxes described in Section 6.09 and (xi) such other items that the failure of which to obtain or make, individually or in the aggregate, are not reasonably likely to have a B&W Material Adverse Effect.

         SECTION 4.06. B&W Financial Statements; Undisclosed Liabilities. (a) The B&W Disclosure Letter sets forth (i) the audited consolidated balance sheets of B&W and its subsidiaries for each of the three fiscal years ended as of December 31, 2002, and the related audited consolidated statements of income and cash flows and, in each case, the notes thereto (if any) (collectively, the "B&W Audited Historical Financial Statements"), (ii) the unaudited pro forma consolidated balance sheet of B&W Opco and the B&W Subsidiaries as of December 31, 2002, giving pro forma effect to the Asset Contribution and Assumption of Liabilities as if they had occurred on such date (the "B&W Opco 2002 Balance Sheet"), (iii) the unaudited pro forma consolidated balance sheet of B&W Opco and the B&W Subsidiaries as of September 30, 2003, giving pro forma effect to the Asset Contribution and Assumption of Liabilities as if they had occurred on such date (the "B&W Opco Interim 2003 Balance Sheet") and (iv) the unaudited pro forma consolidated income statement of B&W Opco and the B&W Subsidiaries for each of the years ended December 31, 2001 and 2002, and the nine month period ended

September 30, 2003, giving pro forma effect to the Asset Contribution and Assumption of Liabilities as if they had occurred on January 1 of the applicable fiscal years or period (the "B&W Opco Income Statements" and, together with the B&W Opco 2002 Balance Sheet and the B&W Opco Interim 2003 Balance Sheet, the "B&W Opco Financial Statements"). The B&W Opco Financial Statements and the B&W Audited Historical Financial Statements (x) have been prepared from the books and records of B&W regularly maintained to prepare the financial statements of B&W, (y) were prepared in accordance with GAAP (other than the absence of notes thereto, if applicable) and the accounting methods and policies of B&W applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and (z) fairly present, subject, in the case of unaudited statements to normal year-end adjustments and the absence of accompanying notes to the unaudited statements, in all material respects the financial condition and results of operations of (A) B&W and its subsidiaries or (B) the B&W Business (other than Excluded Assets and Excluded Liabilities (as defined in the B&W Opco Formation Agreement)), as the case may be, as of the dates and for the periods indicated.

         (b) The financial statements of B&W Opco and the B&W Subsidiaries required to be included in the Form S-4 (the "B&W SEC Financial Statements") (i) will be prepared from the books and records of B&W regularly maintained to prepare the financial statements of B&W, (ii) will be prepared in accordance with GAAP and the accounting methods and policies of B&W applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), and (iii) will fairly present, subject to normal year-end adjustments, in all material respects the financial condition, results of operations and cash flows of the B&W Business (other than Excluded Assets and Excluded Liabilities) as of the dates and for the periods indicated.

         (c) Neither B&W nor any B&W Subsidiary is, or has at any time since January 1, 2002, been, subject to the reporting requirements of Sections 13(a) and 15(d) of the Exchange Act.

         (d) Except as set forth on the B&W Opco Interim 2003 Balance Sheet, neither B&W nor any B&W Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise and other than liabilities or obligations of any nature arising out of any Action relating to the development, packaging, labeling, delivery, sale, resale, distribution, marketing, promotion, use or consumption of, or exposure to, tobacco products, including smoking and health-related and safety-related claims) that will constitute an Assumed Liability that are required by GAAP to be set forth on such balance sheet or in the notes thereto and that, individually or in the aggregate, has had or is reasonably likely to have a B&W Material Adverse Effect.

         SECTION 4.07. Information Supplied. None of the information supplied or to be supplied by B&W for inclusion or incorporation by reference in (i) the Proxy Statement or any amendment or supplement thereto will, at the date it is first mailed to stockholders of RJR or at the time such stockholders vote on adoption of this Agreement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or (ii) the Form S-4 or any amendment or supplement thereto will, at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         SECTION 4.08. Absence of Certain Changes or Events. From December 31, 2002, until the date of this Agreement, (a) B&W has conducted its business only in the ordinary course consistent with past practice and (b) there has not been:

         (i) a B&W Material Adverse Effect;

         (ii) any incurrence, assumption or guarantee by B&W or any B&W Subsidiary of any indebtedness for borrowed money in an aggregate principal amount in excess of $10,000,000 or that would constitute an Assumed Liability;

         (iii) (A) except in the ordinary course of business consistent with past practice (1) any granting by B&W or any B&W Subsidiary to any current or former director, officer, employee or consultant primarily employed or engaged in the business to be transferred to B&W Opco as a result of the Asset

Contribution and Assumption of Liabilities (collectively "B&W Personnel") of any bonus opportunity or any increase in compensation or benefits or (2) any payment by B&W or any B&W Subsidiary to any B&W Personnel of any bonus, in each case except to the extent required under employment agreements in effect as of December 31, 2002, and in accordance with its terms as of such date, (B) any granting by B&W or any B&W Subsidiary to any B&W Personnel of severance or termination pay or the right to receive any severance or termination pay or increases therein, except to the extent required under any agreement in effect as of December 31, 2002, (C) any entry by B&W or any B&W Subsidiary into, or any amendment of, (1) any employment, deferred compensation, severance, termination, employee benefit, loan, indemnification, stock repurchase, consulting or similar agreement between B&W or any B&W Subsidiary, on the one hand, and any B&W Personnel, on the other hand, or (2) any agreement between B&W or any B&W Subsidiary, on the one hand, and any B&W Personnel, on the other hand, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving B&W of the nature contemplated by this Agreement (all such agreements under this clause (C) including any such agreement which is entered into on or after the date of this Agreement, collectively, "B&W Benefit Agreements"), (D) any amendment of any incentive award (including performance units, restricted stock, stock repurchase rights or other equity-based or equity-related awards) or any removal or modification of any restrictions in any such award or (E) any amendment to, or modification of, any plan, arrangement or material understanding providing B&W Personnel with the awards described in clause (D);

      (iv) any change in financial reporting or accounting methods, principles or practices by B&W or any B&W Subsidiary materially affecting the consolidated assets, liabilities or results of operations of B&W and the B&W Subsidiaries, except insofar as may have been required by a change in GAAP;

      (v) any elections by B&W or any B&W Subsidiary with respect to Taxes of the B&W Business (other than with respect to an Excluded Asset or Excluded Liability) or settlement or compromise by B&W or any B&W Subsidiary of any material Tax liability or refund of the B&W Business (other than with respect to an Excluded Asset or Excluded

      Liability), except for elections, settlements or compromise that is not reasonably likely to have a B&W Material Adverse Effect; or

            (vi) any sale, lease (as lessor), license or other disposition of, or the creation or existence of any Lien on, any properties or assets, except (A) in the ordinary course of business consistent with past practice and (B) sales, leases, licenses, dispositions of and the creation of Liens with respect to, any Excluded Assets.

            SECTION 4.09 Taxes. (a) B&W and each B&W Subsidiary and any consolidated, combined, affiliated or unitary group of which B&W or any B&W Subsidiary is or has ever been a member (each, a "B&W Affiliated Group") has timely filed, or has caused to be timely filed on its behalf, all Tax Returns required to be filed by it, and all such Tax Returns are true, complete and accurate, except to the extent any failure to file or any inaccuracies in any filed Tax Returns, individually or in the aggregate, has not had and is not reasonably likely to have a B&W Material Adverse Effect. All Taxes shown to be due on such Tax Returns, or otherwise owed by B&W, any B&W Subsidiary or any B&W Affiliated Group, have been timely paid, except to the extent that any failure to pay, individually or in the aggregate, has not had and is not reasonably likely to have a B&W Material Adverse Effect.

            (b) The B&W Audited Historical Financial Statements reflect an adequate reserve for all Taxes payable by B&W and the B&W Subsidiaries (in addition to any reserve for deferred Taxes to reflect timing differences between book and Tax items) for all taxable periods and portions thereof through the date of such financial statements, except to the extent any failure to make such a reserve, individually or in the aggregate, has not had and is not reasonably likely to have a B&W Material Adverse Effect. No deficiency, audit examination, refund litigation, proposed adjustment or matter in controversy with respect to any Taxes has been proposed, asserted or assessed against B&W, any B&W Subsidiary or any B&W Affiliated Group since January 1, 2001, except to the extent any such proposal, assertion or assessment, individually or in the aggregate, has not had and is not reasonably likely to have a B&W Material Adverse Effect. No requests for waivers of the time to assess any Taxes of B&W, any B&W Subsidiary or any B&W Affiliated Group are pending, and there is no effective agreement or other document extending, or having the effect of extending, the period of assessment or collection of any Taxes of B&W, any B&W Subsidiary or any B&W Affiliated Group, except to the extent any such deficiency or request for waiver, individually or in the aggregate, has not had and is not reasonably likely to have a B&W Material Adverse Effect.

      (c) The Federal income Tax Returns of B&W and each B&W Subsidiary have been examined by and settled with the IRS, or have closed by virtue of the expiration of the relevant statute of limitations, for all years through 1995. All material assessments for Taxes due and owing by B&W, any B&W Subsidiary or any B&W Affiliated Group with respect to completed and settled examinations or any concluded litigation have been fully paid, except to the extent any failure to pay any such assessment for Taxes, individually or in the aggregate, has not had and is not reasonably likely to have a B&W Material Adverse Effect.

      (d) There are no material Liens for Taxes (other than for current Taxes not yet due and payable) on the Contributed Assets.

      (e) Neither B&W nor any B&W Subsidiary has taken or agreed to take any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely (i) to prevent the Asset Contribution and Assumption of Liabilities, on the one hand, or the B&W Opco Stock Contribution and the Merger, on the other hand, from qualifying as an exchange within the meaning of Section 351 of the Code, or to prevent the Merger also from qualifying as a reorganization within the meaning of Section 368(a) of the Code or (ii) to prevent the SF Contribution from qualifying as an exchange within the meaning of
Section 351 of the Code and also as a reorganization within the meaning of
Section 368(a) of the Code.

      (f) None of B&W, any B&W Subsidiary or any B&W Company has taken any action, other than in the ordinary course of business, that would have the effect of deferring any liability for Taxes for any B&W Subsidiary from any taxable period ending on or before the Closing Date to any taxable period ending thereafter, whether pursuant to

Section 481(a) of the Code or any similar provision of law or regulations or for any other reason.

            SECTION 4.10 Absence of Changes in Benefit Plans. From December 31, 2002, through the date of this Agreement, there has not been (a) any termination, adoption or amendment in any material respect or any agreement to terminate, adopt or amend in any material respect, by B&W or any B&W Subsidiary of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock appreciation, restricted stock, stock repurchase rights, stock option, "phantom stock", performance, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding and whether or not subject to the laws of the United States) maintained or contributed to, or required to be maintained or contributed to, by B&W or any B&W Subsidiary, in each case, providing benefits to any B&W Personnel (all such plans, arrangements or understandings, including any such plan, arrangement or understanding which is entered into or adopted on or after the date of this Agreement, collectively, "B&W Benefit Plans") or (b) any material change in the manner in which contributions to any B&W Pension Plans (as defined in Section 4.11(a)) are made or the basis on which such contributions are determined. Neither B&W nor any B&W Subsidiary is a party to any B&W Benefit Agreement.

            SECTION 4.11 ERISA Compliance; Excess Parachute Payments. (a) The B&W Disclosure Letter contains a list of all "employee pension benefit plans" (as defined in Section 3(2) of ERISA) ("B&W Pension Plans"), "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) ("B&W Welfare Plans") and all other B&W Benefit Plans. Each B&W Benefit Plan has been administered in compliance with its terms and applicable Law, except where the failure to be so administered, individually or in the aggregate, has not had and is not reasonably likely to have a B&W Material Adverse Effect. B&W has made available to RJR true, complete and correct copies of (i) each B&W Benefit Plan and B&W Benefit Agreement (or, in the case of any unwritten B&W Benefit Plan or B&W Benefit Agreement, a description thereof), (ii) the most recent annual report on Form 5500 filed with the IRS with respect to each B&W Benefit Plan for which such annual report was required,

(iii) the most recent summary plan description for each B&W Benefit Plan for which such summary plan description is required, (iv) the most recent actuarial valuation report for each B&W Benefit Plan for which such actuarial valuation report was required or prepared and (v) each trust agreement and group annuity contract relating to any B&W Benefit Plan.

      (b) All B&W Pension Plans intended to be tax qualified are so qualified and have been the subject of determination letters from the IRS or other Governmental Entity with respect to all Tax Law changes through and including the Economic Growth and Tax Relief Reconciliation Act of 2001 or have a remaining period of time under applicable Law to amend such B&W Pension Plans to comply with applicable Tax Law and to submit such amendment to the IRS for a determination letter to the effect that such B&W Pension Plans are qualified and exempt from United States Federal income Taxes under Sections 401(a) and 501(a), respectively, of the Code, and no determination letter has been revoked (nor, to the knowledge of B&W, has revocation been threatened). No event has occurred since the date of the most recent determination letter or application therefor relating to any such B&W Pension Plan that would adversely affect the qualification of such B&W Pension Plan or increase the costs relating thereto or require security under Section 307 of ERISA, except for events that, individually or in the aggregate, are not reasonably likely to have a B&W Material Adverse Effect. All B&W Pension Plans required to have been approved by any non-U.S. Governmental Entity have been so approved or timely submitted for approval and no such approval has been revoked (nor, to the knowledge of B&W, has revocation been threatened). No event has occurred since the date of the most recent approval or application therefor relating to any such B&W Pension Plan that would affect any such approval relating thereto or increase the costs relating thereto, except for events that, individually or in the aggregate, are not reasonably likely to have a B&W Material Adverse Effect. B&W has made available to RJR a true, complete and correct copy of the most recent determination or approval letter received with respect to each B&W Pension Plan, as well as a true, complete and correct copy of each pending application for a determination or approval letter, if any.

      (c) No B&W Pension Plan, other than any B&W Pension Plan that is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA (a "B&W Multiemployer Pension Plan"), had, as of the respective last annual valuation date for each such B&W Pension Plan, an "unfunded benefit liability" (as such term is defined in Section 4001(a)(18) of ERISA), based on actuarial assumptions that have been furnished to RJR. No B&W Pension Plan has an "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived, nor has any waiver of the minimum funding standards of Section 302 of ERISA or Section 412 of the Code been requested of or granted by the IRS with respect to any B&W Pension Plan. With respect to each B&W Benefit Plan, (i) there has not occurred any prohibited transaction in which B&W, any B&W Subsidiary or any of its or their respective employees or, to the knowledge of B&W, any trustee or other fiduciary or administrator of any B&W Benefit Plan or trust created thereunder has engaged that is reasonably likely to subject B&W, any B&W Subsidiary or any of its or their respective employees, or, to the knowledge of B&W, any trustee or other fiduciary or administrator of any B&W Benefit Plan or any trust created thereunder, to any Tax or penalty on prohibited transactions imposed by Section 4975 of the Code or the sanctions imposed under Title I of ERISA or any other applicable Law of a magnitude that would result in a B&W Material Adverse Effect and (ii) none of B&W, any B&W Subsidiary or any of its or their respective employees, or, to the knowledge of B&W, any trustee or other fiduciary of any B&W Benefit Plan or any trust created thereunder, has engaged in any transaction or acted in a manner that is reasonably likely to, or failed to act in a manner that is reasonably likely to, subject B&W, any B&W Subsidiary, or, to the knowledge of B&W, any trustee or other fiduciary of any B&W Benefit Plan or any trust created thereunder, to any liability for breach of fiduciary duty under ERISA or any other applicable Law of a magnitude that would result in a B&W Material Adverse Effect. No B&W Benefit Plan or trust has been terminated, nor has there been any "reportable event" (as that term is defined in Section 4043 of ERISA) with respect to any B&W Benefit Plan during the last five years. Neither B&W nor any B&W Subsidiary has incurred a "complete withdrawal" or a "partial withdrawal" (as such terms are defined in Sections 4203 and 4205, respectively, of ERISA) since the effective date of such

Sections 4203 and 4205 with respect to any B&W Multiemployer Pension Plan.

      (d) (i) No B&W Welfare Plan is unfunded, funded through a "welfare benefits fund" (as such term is defined in Section 419(e) of the Code) or self-insured, except for the provision of severance and vacation benefits; (ii) There are no understandings, agreements or undertakings, written or oral, that are reasonably likely to prevent any B&W Welfare Plan (including any such plan covering retirees or other former employees) from being amended or terminated without a B&W Material Adverse Effect on or at any time after the Effective Time (except for ordinary administrative expenses); and (iii) No B&W Welfare Plan provides benefits after termination of employment, except where the cost thereof is borne entirely by the former employee (or his eligible dependents or beneficiaries) or as required by Section 4980B(f) of the Code.

      (e) No amount that could be received (whether in cash or property or the vesting of property) as a result of the Merger or any other Transaction by any B&W Personnel who is a "disqualified individual" (as defined in Treas. Reg.
Section 1.280G-1) under any B&W Benefit Plan, B&W Benefit Agreement or other compensation arrangement is reasonably likely to be characterized as an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code)and no such disqualified individual is entitled to receive any additional payment (e.g., any Tax gross-up or other payment) from B&W, B&W Opco, Reynolds American or any other person in the event that the excise Tax required by Section 4999(a) of the Code is imposed on such disqualified individual.

      (f) The execution and delivery by B&W, B&W Opco and each B&W Subsidiary of each Transaction Agreement to which it is a party do not, and the consummation of the Merger and the other Transactions and compliance with the terms hereof and thereof will not (either alone or in combination with any other event) (i) entitle any B&W Personnel to any additional compensation, severance or other benefits, (ii) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any B&W Benefit Plan or B&W Benefit Agreement, (iii) result in any breach or violation of, or a default (with or without notice or lapse of time or both) under, any B&W Benefit Plan or B&W Benefit Agreement or (iv) constitute a severance of employment of any B&W Personnel under any severance or termination benefit plan, program, policy, agreement or arrangement of B&W or any B&W Subsidiary.

      (g) Since January 1, 2001, and through the date of this Agreement, neither B&W nor any B&W Subsidiary has received notice of, and, to the knowledge of B&W, there are no (i) pending termination proceedings or other suits, claims (except claims for benefits payable in the normal operation of the B&W Benefit Plans), actions or proceedings against or involving any B&W Benefit Plan or B&W Benefit Agreement that, individually or in the aggregate, are reasonably likely to have a B&W Material Adverse Effect or (ii) pending investigations (other than routine inquiries) by any Governmental Entity with respect to any B&W Benefit Plan or B&W Benefit Agreement. All contributions, premiums and benefit payments under or in connection with the B&W Benefit Plans or B&W Benefit Agreements that are required to have been made by B&W or any B&W Subsidiary have been timely made, accrued or reserved for in all material respects.

      (h) Neither B&W nor any B&W Subsidiary has any material liability or obligations that constitute Assumed Liabilities, including under or on account of a B&W Benefit Plan or B&W Benefit Agreement, arising out of the hiring of persons to provide services to B&W or any B&W Subsidiary and treating such persons as consultants or independent contractors and not as employees of B&W or any B&W Subsidiary, other than the obligations of B&W or any B&W Subsidiary under any Contract, arrangement or understanding with any such person.

      (i) There does not exist, nor do any circumstances exist that could reasonably be expected to result in, any Employee Benefits Liability that could reasonably be expected to result in a B&W Material Adverse Effect. "Employee Benefits Liability" means any liability of any B&W Commonly Controlled Entity under (i) Sections 302, 405 and 409 or Title IV of ERISA, (ii) Sections 412, 4971 and 4975 of the Code, (iii) Sections 601 et seq. and 701 et seq. of ERISA and Section 4980B and Sections 9801 et seq. of the Code or (iv) any corresponding or similar provision of any applicable Federal, state, local or non-U.S. laws, rules or regulations. "B&W

Commonly Controlled Entity" means any person that, together with B&W, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code or any other applicable Law.

            SECTION 4.12 Litigation. There is no Action pending or, to the knowledge of B&W, any Action threatened or investigation pending or threatened against B&W or any B&W Subsidiary pursuant to which the plaintiff seeks damages that are or would be Assumed Liabilities or which relate to Contributed Assets or Assumed Liabilities, except for Actions or investigations that (a) arise out of or relate to the development, packaging, labeling, delivery, sale, resale, distribution, marketing, promotion, use or consumption of, or exposure to, tobacco products, including smoking and health-related and safety-related claims or (b) individually or in the aggregate, have not had and are not reasonably likely to have a B&W Material Adverse Effect. There is no Judgment that constitutes an Assumed Liability outstanding against B&W or any B&W Subsidiary that, individually or in the aggregate, has had or is reasonably likely to have a B&W Material Adverse Effect. Section 4.12 of the B&W Disclosure Letter sets forth a list of all material litigation in which B&W or any B&W Subsidiary is currently a party (other than litigation of the type described in clause (a) above).

            SECTION 4.13 Compliance with Applicable Laws. B&W and each of the B&W Subsidiaries are in compliance with all applicable Laws and Permits, including Environmental Laws and those relating to occupational health and safety, except for instances of noncompliance that, individually and in the aggregate, have not had and are not reasonably likely to have a B&W Material Adverse Effect. Neither B&W nor any B&W Subsidiary has received any written communication during the past two years from a Governmental Entity that alleges that B&W or a B&W Subsidiary has liability under or is not in compliance with any applicable Law or Permit, including Environmental Law, except for such liabilities and instances of noncompliance that, individually or in the aggregate, have not had and are not reasonably likely to have a B&W Material Adverse Effect. There exists no Environmental Condition that, individually or in the aggregate, has had or is reasonably likely to have a B&W Material Adverse Effect. There are no capital expenditures in excess of $10,000,000 required to be made for pollution control equipment or other remedial measures pursuant to Environmental Laws at any of the Contributed Assets that have not been reserved for, or reflected on, the B&W Opco Interim 2003 Balance Sheet. This Section 4.13 does not relate to matters with respect to Taxes, which are the subject of Section 4.09, and employment and labor matters, which are the subject of Sections 4.10, 4.11 and 4.16.

            SECTION 4.14 Title to Properties. B&W and each of the B&W Subsidiaries has good and marketable title to, or valid leasehold interests in, all the Contributed Assets, except for such as are no longer used in the conduct of the business to be transferred to B&W Opco as a result of the Contribution of Assets and Assumption of Liabilities or as have been disposed of in the ordinary course of business consistent with past practice and except for defects in title, easements, restrictive covenants and similar encumbrances or impediments that, individually or in the aggregate, have not had and are not reasonably likely to have a B&W Material Adverse Effect. All such Contributed Assets, other than assets and properties in which B&W or any of the B&W Subsidiaries has leasehold interests, are free and clear of all Liens, except for Liens that, individually or in the aggregate, have not had and are not reasonably likely to have a B&W Material Adverse Effect.

            SECTION 4.15 Intellectual Property. (a) B&W and each of the B&W Subsidiaries own, or are validly licensed or otherwise have the right to use, in each case free and clear of any Liens, all Intellectual Property used or necessary to carry on the business to be transferred to B&W Opco as a result of the Asset Contribution and Assumption of Liabilities as it is now being conducted, except for Intellectual Property the failure of which to own or have the right to use is not reasonably likely to have a B&W Material Adverse Effect. The consummation of the Transactions will not conflict with the rights of B&W or any B&W Subsidiary in the Intellectual Property used or necessary to carry on the business to be transferred to B&W Opco except for conflicts that, individually or in the aggregate, are not reasonably likely to have a B&W Material Adverse Effect.

      (b) None of B&W or any B&W Subsidiary has infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property or other proprietary information of any other person, except for any such infringement, misappropriation or other conflict that, individually or in the aggregate, has not had and is not reasonably likely to have a B&W Material Adverse Effect. During the two years preceding the date of this Agreement, (i) none of B&W or any B&W Subsidiary has received any written material charge, complaint, claim, demand or notice alleging any such infringement, misappropriation or other conflict (including any claim that B&W or any B&W Subsidiary must license or refrain from using any Intellectual Property or other proprietary information of any other person), and (ii) none of B&W or any B&W Subsidiary is party to or the subject of any pending or, to the knowledge of B&W, threatened, Action before or by any Governmental Entity with respect to any such infringement, misappropriation or conflict, in each case except for such suits, claims, actions, investigations or proceedings that have not had and are not reasonably likely to have a B&W Material Adverse Effect. To B&W's knowledge, no other person has infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property owned by, licensed to or otherwise used by B&W or any B&W Subsidiary that constitutes a Contributed Asset, except for any such infringement, misappropriation or other conflict that, individually or in the aggregate, has not had and is not reasonably likely to have a B&W Material Adverse Effect.

            (c) B&W and the B&W Subsidiaries have taken all reasonable and necessary steps to protect their material Intellectual Property that constitutes Contributed Assets and rights thereunder, and, to the knowledge of B&W, no such rights to material Intellectual Property that constitutes Contributed Assets have been lost or are in jeopardy of being lost as a result of any act or omission by B&W or any B&W Subsidiary.

            SECTION 4.16 Labor and Employment Matters. There are no collective bargaining or other labor union agreements to which B&W or any B&W Subsidiary is a party or by which any of them is bound. To the knowledge of B&W, since January 1, 2001, neither B&W nor any B&W Subsidiary has encountered any labor union organizing activity or had any actual or threatened employee strikes, work stoppages, slowdowns or lockouts, except for any such labor union organizing activity or actual or threatened employee strikes, work stoppages, slowdowns or lockouts that, individually or in the aggregate, have not had and are not reasonably likely to have a B&W Material Adverse

Effect. Except with respect to instances that, individually or in the aggregate, are not reasonably likely to have a B&W Material Adverse Effect B&W (a) is, and since January 1, 2001, has been, in compliance with all applicable Laws relating to employment and employment practices, occupational safety and health standards, terms and conditions of employment and wages and hours, and (b) is not, and since January 1, 2001, has not, engaged in any unfair labor practice. During the two years preceding the date of this Agreement, B&W has not received written notice of any unfair labor practice charge against B&W or any B&W Subsidiary which is pending.

            SECTION 4.17 Contracts. (a) Section 4.17 of the B&W Disclosure Letter sets forth a list as of the date of this Agreement of each of the following types of Contracts relating to the B&W Business (except to the extent such Contracts relate solely to Excluded Assets or Excluded Liabilities):

            (i) any material Contract granting any person a right of first refusal, first offer or other right to purchase any Contributed Asset;

            (ii) any material loan agreement, indenture, mortgage, promissory note, pledge, hypothecation, deed of trust, conditional sale or title retention agreement, security agreement, equipment financing obligation, guaranty or other source of contingent liability;

            (iii) any Contract for the purchase or other acquisition by B&W or any B&W Subsidiary of goods or services or other assets that provides for annual payments by B&W or any B&W Subsidiary of $20,000,000 or more, other than in the ordinary course of business;

            (iv) any Contract providing for the sale or other disposition after the date of this Agreement by B&W or any B&W Subsidiary to another person of goods or services for $20,000,000 or more, other than in the ordinary course of business;

            (v) any partnership, joint venture or other similar Contract or arrangement;

                  (vi) any Contract relating to the acquisition or disposition of any business (whether by merger, consolidation, sale of stock, sale of assets or otherwise) or the making of any capital expenditures, in each case after the date of this Agreement, in excess of $20,000,000;

                  (vii) any material license, assignment, transfer or similar Contract pursuant to which any third party has rights to use or own any material Intellectual Property of B&W;

                  (viii) any material Contract that would materially restrict the ability of Reynolds American or any of its subsidiaries to compete in any line of business in any geographic area;

                  (ix) any Contract with (A) B&W or any affiliate of B&W (other than B&W or a B&W Subsidiary) or (B) any B&W Personnel (other than B&W Benefit Agreements or B&W Benefit Plans); or

                  (x) any Contract providing for indemnification of any person with respect to material liabilities relating to any former (not current) business of B&W, any B&W Subsidiary or any affiliate or predecessor person thereof.

                  (b) None of B&W, any of the B&W Subsidiaries or, to the knowledge of B&W, any other party thereto is in violation of or in default under (nor does there exist any condition that, upon the passage of time or the giving of notice or both, would cause such a violation of or default under) any Contract that constitutes a Contributed Asset, except for violations or defaults that, individually or in the aggregate, have not had and are not reasonably likely to have a B&W Material Adverse Effect. Each Contract listed or described in Section 4.17 of the B&W Disclosure Letter or required to be so listed or described is a valid and binding obligation of B&W or the B&W Subsidiary party thereto.

                  SECTION 4.18. Brokers; Schedule of Fees and Expenses. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Merger and the other Transactions based upon arrangements made by or on behalf of B&W; provided, however, that an affiliate of B&W (other than a B&W Subsidiary) has engaged, and will pay the fees and expenses of, Goldman, Sachs & Co. in connection with the Transactions.

                  SECTION 4.19. Insurance. Except to the extent that insurance coverage with respect to tobacco product-related liabilities is unobtainable or is obtainable only at a cost which B&W reasonably believes to be prohibitive or unreasonable, B&W and each B&W Subsidiary have insurance with coverage of a type and in a manner that B&W believes is prudent and reasonable in the circumstances. No written notice of cancelation or threat thereof in writing with respect to any such material policy has been received. All such material policies are in full force and effect and neither B&W nor any B&W Subsidiary is in default, whether as to payment of premium or otherwise, in any material respect under the terms of any such policy, nor, to the knowledge of B&W, has B&W or any B&W Subsidiary done or omitted to do any act or thing which could render any such material insurance policy void or voidable.

                  SECTION 4.20. Absence of RJR Transaction Material Adverse Effect. B&W represents, acknowledges and agrees that no state of fact or circumstance with respect to the RJR and the RJR Subsidiaries existing as of the date of this Agreement constitutes a RJR Transaction Material Adverse Effect.

                                   ARTICLE V

                    Covenants Relating to Conduct of Business

                  SECTION 5.01. Conduct of Business. (a) Conduct of Business by RJR. Except for matters set forth in the RJR Disclosure Letter or otherwise expressly permitted by the Transaction Agreements, from the date of this Agreement to the Effective Time, RJR shall, and shall cause each RJR Subsidiary to, use its reasonable best efforts to conduct its business in the usual, regular and ordinary course consistent with past practice and, to the extent consistent therewith, use its reasonable best efforts to preserve intact its current business organization, keep available the services of its current officers and employees and keep its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them. In addition, and without limiting the generality of the foregoing, except for matters set forth in the RJR Disclosure Letter or otherwise expressly permitted by the Transaction Agreements, from the date of this Agreement to the Effective Time, RJR shall not, and shall not permit any RJR Subsidiary to, do any of the following:

                  (i) (A) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock, other than (1) dividends and distributions by a direct or indirect wholly owned subsidiary of RJR to its parent and (2) regular quarterly cash dividends with respect to RJR Common Stock, not in excess of $0.95 per share, with usual declaration, record and payment dates and in accordance with RJR's past dividend policy, (B) split, combine, subdivide or reclassify any of its capital stock or issue, propose or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (C) purchase, redeem or otherwise acquire for value any shares of RJR Capital Stock or capital stock of any RJR Subsidiary or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities (provided that RJR may repurchase shares of RJR Common Stock on or prior to the day that is two NYSE trading days prior to the Closing Date in an aggregate amount not to exceed (A) the number of shares of RJR Common Stock issued pursuant to RJR Stock Options outstanding on the date of this Agreement and in accordance with their present terms between the date of this Agreement and the day that is three NYSE trading days prior to the Closing Date less (B) the number of shares of RJR Common Stock that were automatically surrendered to RJR to offset mandatory withholding tax as a result of option exercises in such period);

                  (ii) issue, deliver, sell or grant (or become obligated to issue, deliver, sell or grant) (A) any shares of its capital stock, (B) any RJR Voting Debt or other equity, voting or other ownership interests in RJR or any RJR Subsidiary, (C) any securities convertible into or exchangeable for, or any options, warrants or rights to acquire, any such shares, RJR Voting Debt, equity, voting or other ownership interests or convertible or exchangeable securities, (D) any "phantom" stock, "phantom" stock rights, SARs or stock-based performance units or
         (E) any options, warrants, rights, securities, units, commitments, Contracts, arrangements or undertakings of any kind that give any person the right to receive any economic benefit or rights similar to or derived from the economic benefits and rights accruing to holders of capital stock of RJR or any RJR Subsidiary, in each case other than (1) the issuance of RJR Common Stock (and associated RJR Rights) upon the exercise of RJR Stock Options outstanding on the date of this Agreement and in accordance with their present terms, (2) the issuance of additional shares of restricted stock (and associated RJR Rights) or, with respect to directors of the RJR Board, unrestricted stock (and associated RJR Rights) pursuant to RJR Stock Plans, in accordance with their present terms, in the ordinary course of business consistent with past practice (provided that the vesting of such shares of restricted stock shall not accelerate as a result of the execution and delivery of this Agreement, the consummation of the Merger or any of the Transactions) and (3) the issuance of RJR Capital Stock upon the exercise of RJR Rights;

                  (iii) amend its certificate of incorporation, by-laws or other comparable charter or organizational documents;

                  (iv) acquire or agree to acquire (A) by merging or consolidating with, or by purchasing a substantial equity interest in or portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof for a purchase price, including assumed debt, during any twelve-month period in excess of $50,000,000 in the aggregate or (B) any assets that are material, individually or in the aggregate, to RJR and the RJR Subsidiaries, taken as a whole, except purchases of inventory in the ordinary course of business consistent with past practice;

                  (v) except as required to comply with applicable Law or any Contract, RJR Benefit Plan or RJR Benefit Agreement in effect on the date of this Agreement, (A) increase in any manner the compensation or benefits of, or pay any bonus to, any RJR Personnel, except for increases or bonuses in the ordinary course of business consistent with past practice, (B) pay to any RJR Personnel any material benefit not provided for under any Contract, RJR Benefit Plan or RJR Benefit Agreement as in effect on the date of this Agreement other than the payment of base compensation (inclusive of overtime, commissions, incentive pay and the like) in the ordinary course of business consistent with past practice, (C) except to the extent expressly permitted under Section 5.01(a)(ii), grant any awards under any RJR Benefit Plan (including the grant of stock options, stock appreciation rights, performance units, restricted stock, stock repurchase rights or other stock-based or stock-related awards or the removal or modification of existing restrictions in any Contract, RJR Benefit Plan or RJR Benefit Agreement or awards made thereunder), (D) take any action to fund or in any other way secure the payment of compensation or benefits under any Contract, RJR Benefit Plan or RJR Benefit Agreement, except in the ordinary course of business consistent with past practice, (E) take any action to accelerate the vesting or payment of any compensation or benefit under any Contract, RJR Benefit Plan or RJR Benefit Agreement, (F) adopt, enter into, amend or terminate any RJR Benefit Plan or RJR Benefit Agreement, except in the ordinary course of business consistent with past practice, or (G) make any material determination under any RJR Benefit Plan or RJR Benefit Agreement that is inconsistent with the ordinary course of business or past practice;

                  (vi) make any change in accounting methods, principles or practices materially affecting the reported consolidated assets, liabilities or results of operations of RJR and the RJR Subsidiaries, except insofar as may have been required by a change in GAAP;

                  (vii) sell, lease (as lessor), license or otherwise dispose of any properties or assets, except (A) sales of inventory and excess or obsolete assets in the ordinary course of business consistent with past practice and (B) other sales of properties and assets during any twelve month period with a fair market value not greater than $25,000,000 in the aggregate;

                  (viii) (A) incur any indebtedness for borrowed money or assume or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of RJR or any RJR Subsidiary, assume or guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for (1) indebtedness in an aggregate principal amount not to exceed $50,000,000 and (2) short-term borrowings incurred in the ordinary course of business consistent with past practice or (B) make any loans, advances or capital contributions to, or investments in, any other person, other than (1) to or in RJR or any direct or indirect wholly owned subsidiary of RJR, (2) extensions of trade credit in the ordinary course of business consistent with past practice, (3) in respect of travel expenses or similar advances to employees in the ordinary course of business and (4) investments in non-wholly owned subsidiaries of RJR during any twelve month period in an amount not to exceed $75,000,000 in the aggregate;

                  (ix) operate its business other than in accordance with RJR's existing business plan, including the implementation of scheduled cost reductions and reduction-in-force measures;

                  (x) make or agree to make any new capital expenditure or expenditures that in the aggregate are in excess of $75,000,000 in any twelve month period;

                  (xi) make any material Tax election or settle or compromise any material Tax liability or refund;

                  (xii) (A) pay, settle, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, settlement, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms as in effect on the date of this Agreement, of liabilities incurred in the ordinary course of business or reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of RJR included in the Filed RJR SEC Documents as of the date of this Agreement or incurred since that date in the ordinary course of business consistent with past practice, (B) cancel any material indebtedness (individually or in the aggregate) or waive any claims or rights of substantial value or (C) subject to Section 5.02, waive, fail to enforce the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which RJR or any RJR Subsidiary is a party;

                  (xiii) other than in the ordinary course of business consistent with past practice, enter into or modify or otherwise amend in any material respect any Contract that contains any provision that materially restricts the ability of RJR or any RJR Subsidiary or which, following the consummation of Merger, could restrict the ability of Reynolds American or any of its subsidiaries or B&W or any of its subsidiaries or any of their respective affiliates to compete in any business or with any person or in any geographic area;

                  (xiv) enter into any material joint venture, partnership or other similar arrangement; or

                  (xv) authorize any of, or commit or agree to take any of, the foregoing actions.

                  (b) Conduct of Business by B&W. Except for matters set forth in the B&W Disclosure Letter or otherwise expressly permitted by the Transaction Agreements, from the date of this Agreement to the Effective Time, B&W shall, and shall cause each B&W Subsidiary to, use its reasonable best efforts to conduct its business in the usual, regular and ordinary course consistent with past practice and, to the extent consistent therewith, use its reasonable best efforts to preserve intact its current business organization, keep available the services of its current officers and employees and keep its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them. In addition, and without limiting the generality of the foregoing, except for matters set forth in the B&W Disclosure Letter or otherwise expressly permitted by the Transaction Agreements, from the date of this Agreement to the Effective Time, B&W shall not permit any B&W Subsidiary to do any of the following:

                  (i) issue, deliver, sell or grant (or become obligated to issue, sell, deliver or grant) (A) any shares of capital stock of a B&W Subsidiary, (B) any equity, voting or other ownership interests in a B&W Subsidiary, (C) any securities convertible into or exchangeable for, or any options, warrants or rights to acquire, any such shares, equity, voting or other ownership interests or convertible or exchangeable securities, (D) any "phantom" stock, "phantom" stock rights, SARs or stock-based performance units relating to any B&W Subsidiary or (E) any options, warrants, rights, securities, units, commitments, Contracts, arrangements or undertakings of any kind that give any person the right to receive any economic benefit or rights similar to or derived from the economic benefits and rights accruing to holders of capital stock of B&W or any B&W Subsidiary;

                  (ii) declare, set aside or pay any non-cash dividends on, or make any other non-cash distributions (stock or property) in respect of, any of its capital stock, other than capital stock of an Excluded Subsidiary;

                  (iii) amend the certificate of incorporation, by-laws or other comparable charter or organizational documents of any B&W Subsidiary;

                  (iv) acquire or agree to acquire (A) by merging or consolidating with, or by purchasing a substantial equity interest in or portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof for a purchase price, including assumed debt, during any twelve-month period in excess of $50,000,000 in the aggregate or (B) any assets that are material, individually or in the aggregate, to B&W and the B&W Subsidiaries, taken as a whole, in each case if such acquisition of equity interests, assets, business, corporation, partnership, joint venture, association or other business organization or division would constitute a Contributed Asset, except purchases of inventory in the ordinary course of business consistent with past practice;

                  (v) except as required to comply with applicable Law or any Contract, B&W Benefit Plan or B&W Benefit

         Agreement in effect on the date of this Agreement, (A) increase in any manner the compensation or benefits of, or pay any bonus to, any B&W Personnel, except for increases or bonuses in the ordinary course of business consistent with past practice, (B) pay to any B&W Personnel any material benefit not provided for under any Contract, B&W Benefit Plan or B&W Benefit Agreement in effect on the date of this Agreement other than the payment of base compensation (inclusive of overtime, commissions, incentive pay and the like) in the ordinary course of business consistent with past practice, (C) take any action to fund or in any other way secure the payment of compensation or benefits under any Contract, B&W Benefit Plan or B&W Benefit Agreement, except in the ordinary course of business consistent with past practice, (D) take any action to accelerate the vesting or payment of any compensation or benefits under any Contract, B&W Benefit Plan or B&W Benefit Agreement,
         (E) adopt, enter into, amend or terminate any B&W Benefit Plan or B&W Benefit Agreement, except in the ordinary course of business consistent with past practice or (F) make any material determination under any B&W Benefit Plan or B&W Benefit Agreement that is inconsistent with the ordinary course of business or past practice;

                  (vi) make any change in accounting methods, principles or practices materially affecting the reported consolidated assets, liabilities or results of operations of B&W and the B&W Subsidiaries, except insofar as may have been required by a change in GAAP;

                  (vii) sell, lease (as lessor), license or otherwise dispose of or subject to any Lien any properties or assets used or held for use in the operation or conduct of the B&W Business, except (A) sales of inventory and excess or obsolete assets in the ordinary course of business consistent with past practice (B) sales of properties and assets during any twelve month period with a fair market value not greater than $10,000,000 in the aggregate and (C) sales, leases, licenses, dispositions and creations of Liens with respect to Excluded Assets;

                  (viii) (A) incur any indebtedness for borrowed money or assume or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of B&W or any B&W Subsidiary, assume or guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for (1) short-term borrowings incurred in the ordinary course of business consistent with past practice or (2) indebtedness or securities that do not constitute Assumed Liabilities or (B) make any loans, advances or capital contributions to, or investments in, any other person, if such loan, advance, capital contribution or investment constitutes a Contributed Asset, other than (1) to or in B&W or any B&W Subsidiary, (2) extensions of trade credit in the ordinary course of business consistent with past practice and (3) in respect of travel expenses or similar advances to employees in the ordinary course of business;

                  (ix) make or agree to make any new capital expenditure or expenditures that in the aggregate are in excess of $55,000,000 in any twelve month period;

                  (x) make any material Tax election or settle or compromise any material Tax liability or refund, in each case with respect to the Contributed Assets or the Assumed Liabilities;

                  (xi) (A) pay, settle, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, settlement, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms as in effect on the date of this Agreement, of liabilities incurred in the ordinary course of business or reflected or reserved against in, or contemplated by, the B&W Opco Financial Statements (or the notes thereto) or incurred since the date of such statements in the ordinary course of business consistent with past practice, (B) cancel any material indebtedness (individually or in the aggregate) or waive any claims or rights of substantial value or (C) subject to Section 5.03, waive, fail to enforce the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which B&W or any B&W Subsidiary is a party;

                  (xii) other than in the ordinary course of business consistent with past practice, enter into or modify or otherwise amend in any material respect any Contract that contains any provision that materially restricts the ability of B&W or any B&W Subsidiary or which, following the consummation of the Merger, could restrict the ability of Reynolds American or any of its subsidiaries or RJR or any of its subsidiaries or any of their respective affiliates to compete in any business or with any person or in any geographic area;

                  (xiii) enter into any material joint venture, partnership or other similar arrangement;

                  (xiv) make any material changes to its practices relating to the collection of accounts receivable, acquisition or disposition of inventory or payment of accounts payable, other than in the ordinary course of business consistent with past practice; or

                  (xv) authorize any of, or commit or agree to take any of, the foregoing actions.

                  (c) Other Actions. RJR and B&W shall not, and shall not permit any of their respective subsidiaries to, take any action that would, or that is reasonably likely to, result in (i) any of the representations and warranties of such party set forth in this Agreement that is qualified as to materiality or Material Adverse Effect becoming untrue, (ii) any of such representations and warranties that is not so qualified becoming untrue in any material respect or
(iii), except as otherwise permitted by Section 5.02 or 5.03, any condition to the Merger set forth in Article VII not being satisfied.

                  (d) Advice of Changes. Each of RJR and B&W shall promptly advise the other party orally and in writing to the extent it has knowledge that
(i) any representation or warranty made by it contained in any Transaction Agreement is untrue or inaccurate in any material respect (without regard to any qualification as to Material Adverse Effect), (ii) it has failed to comply with or satisfy in any material respect any material obligation to be performed by it under any Transaction Agreement and (iii) any change or event that has had or is reasonably likely to have a RJR Transaction Material Adverse Effect or B&W Transaction Material Adverse Effect, as the case may be; provided, however, that (A) no notification pursuant to this Section 5.01(d) shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under any Transaction Agreement and (B) no breach of this Section 5.01(d) shall result in the failure of either of the conditions set forth in Section 7.02(b) or 7.03(b).

                  SECTION 5.02. No Solicitation by RJR. (a) RJR shall not, nor shall it authorize or permit any RJR Subsidiary to, nor shall it authorize or permit any officer, director or employee of, or any investment banker, attorney, accountant or other advisor or representative (collectively, "Representatives") of, RJR or any RJR Subsidiary to, directly or indirectly, (i) solicit, initiate or encourage the submission of, or take any other action to facilitate, any RJR Takeover Proposal (as defined in Section 5.02(e)), (ii) enter into any agreement with respect to any RJR Takeover Proposal (except a confidentiality agreement in accordance with this Section 5.02(a)) or (iii) enter into, participate in or continue any discussions or negotiations regarding, or furnish to any person any information with respect to, or otherwise cooperate in any way with, any RJR Takeover Proposal; provided, however, that, prior to obtaining the RJR Stockholder Approval, RJR and its Representatives may, in response to a bona fide written RJR Takeover Proposal that the RJR Board determines in good faith (after consultation with a financial advisor of nationally recognized reputation and outside legal counsel) constitutes or is reasonably likely to result in a Superior RJR Proposal (as defined in Section 5.02(e)), and which RJR Takeover Proposal was unsolicited, was made after the date of this Agreement and did not otherwise result from a breach of this Section 5.02, subject to compliance with
Section 5.02(c), (x) furnish information with respect to RJR and the RJR Subsidiaries to the person making such RJR Takeover Proposal and its Representatives pursuant to a customary confidentiality agreement not materially less restrictive of the other party than the Confidentiality Agreement (as defined in Section 6.02(a)) and (y) participate in discussions or negotiations with the person making such RJR Takeover Proposal and its Representatives regarding such RJR Takeover Proposal.

Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in the preceding sentence by any Representative or affiliate of RJR or any RJR Subsidiary, whether or not such person is purporting to act on behalf of RJR or any RJR Subsidiary or otherwise, shall be deemed to be a breach of this Section 5.02(a) by RJR. Upon execution of this Agreement, RJR shall, and shall cause its Representatives to, (i) cease immediately all discussions and negotiations regarding any proposal that constitutes, or may reasonably be expected to lead to, a RJR Takeover Proposal and (ii) promptly request each person, if any, that has executed a confidentiality agreement in the last twelve months to return or destroy all information heretofore furnished to such person by or on behalf of RJR or any RJR Subsidiary.

                  (b) Neither the RJR Board nor any committee thereof shall (i)
(A) withdraw (or modify in a manner adverse to B&W) the recommendation by the RJR Board or any such committee of this Agreement and the Merger, (B) determine that this Agreement or the Merger is no longer advisable, (C) recommend that the stockholders of RJR reject this Agreement or the Merger, (D) recommend the approval or adoption of any RJR Takeover Proposal or (E) resolve, agree or propose publicly to take any such actions, in each case unless the RJR Board or a committee thereof determines in good faith (after consultation with outside legal counsel) that failure to take any such action would be inconsistent with its fiduciary duties under applicable Law (each such action set forth in this Section 5.02(b)(i) being referred to herein as a "RJR Adverse Recommendation Change"), (ii) adopt or approve any RJR Takeover Proposal, or withdraw its approval of this Agreement or the Merger, or resolve or agree to take any such actions, (iii) without limiting Section 5.02(b)(i), propose publicly to adopt or approve any RJR Takeover Proposal or propose publicly to withdraw its approval of this Agreement or the Merger or resolve or agree to take any such actions or
(iv) cause or permit RJR or any RJR Subsidiary to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement (each, a "RJR Alternative Acquisition Agreement") constituting or related to, or which is intended to or is reasonably likely to lead to, any RJR Takeover Proposal (other than a confidentiality agreement referred to in

Section 5.02(a)) or resolve or agree to take any such actions. Notwithstanding the foregoing, prior to obtaining the RJR Stockholder Approval, the RJR Board may, in response to a Superior RJR Proposal that was unsolicited and that did not otherwise result from a breach of Section 5.02(a), cause RJR to terminate this Agreement pursuant to Section 8.01(f) and concurrently approve, recommend and enter into a binding RJR Alternative Acquisition Agreement containing the terms of a Superior RJR Proposal; provided, however, that RJR shall not terminate this Agreement pursuant to Section 8.01(f), and any purported termination pursuant to Section 8.01(f) shall be void and of no force or effect, unless RJR shall have complied with all provisions of this Section 5.02, including the notification provisions in this Section 5.02, and with all applicable requirements of Sections 6.07(b) (including the payment of the RJR Termination Fee (as defined in Section 6.07(b)) prior to or simultaneously with such termination); provided, further, however, that RJR may not exercise its right to terminate this Agreement pursuant to Section 8.01(f), (x) until after the fifth business day following B&W's receipt of written notice from RJR advising B&W that the RJR Board has received a Superior RJR Proposal and that such RJR Board will, subject to any action taken by B&W pursuant to this sentence, cause RJR to accept such Superior RJR Proposal, specifying the terms and conditions of the Superior RJR Proposal and identifying the person making such Superior RJR Proposal (a "Notice of Superior RJR Proposal") (it being understood and agreed that any amendment to the price or any other material term of a Superior RJR Proposal shall require a new Notice of Superior RJR Proposal and a new five business day period) and (y) unless after such fifth business day such Superior RJR Proposal remains a Superior RJR Proposal and the RJR Board so determines in accordance with the definition of "Superior RJR Proposal".

                  (c) In addition to the obligations of RJR set forth in paragraphs (a) and (b) of this Section 5.02, RJR promptly shall advise B&W orally and in writing of any RJR Takeover Proposal or any request for information or inquiry that would reasonably be expected to lead to or contemplates a RJR Takeover Proposal, the identity of the person making any such RJR Takeover Proposal, request or inquiry and the material terms of any such RJR Takeover Proposal request or inquiry. RJR shall (i) keep B&W fully informed of the status, including any change to the material terms of, any such RJR Takeover Proposal, (ii) provide to B&W as soon as practicable after receipt or delivery thereof with copies of all correspondence and other written material sent or provided to RJR from any third party in connection with any RJR Takeover Proposal or sent or provided by RJR to any third party in connection with any RJR Takeover Proposal and (iii) to the extent not previously provided, provide to B&W as soon as practicable copies of all information provided to any Person in connection with a RJR Takeover Proposal.

                  (d) Nothing contained in Section 5.02(a) shall prohibit RJR from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) and Rule 14d-9 promulgated under the Exchange Act or from making any other disclosure to RJR's stockholders if, in the good faith judgment of the RJR Board (after consultation with outside legal counsel), failure so to disclose would be inconsistent with its obligations under applicable Law.

                  (e) For purposes of this Agreement:

                  "RJR Takeover Proposal" means any inquiry, proposal or offer from any person relating to, or that would reasonably be expected to lead to, any direct or indirect acquisition or purchase, in one transaction or a series of transactions, of assets or businesses that constitute 20% or more of the revenues, net income, EBITDA (earnings before interest expense, taxes, depreciation and amortization) or the assets of RJR and the RJR Subsidiaries, taken as a whole, or 20% or more of any class of equity securities of RJR, any tender offer or exchange offer that if consummated would result in any person beneficially owning 20% or more of any class of equity securities of RJR, or any merger, consolidation, tender offer, exchange offer, stock acquisition, asset acquisition, business combination, recapitalization, liquidation, dissolution, joint venture, binding share exchange or similar transaction involving RJR or any of the RJR Subsidiaries pursuant to which any person or the stockholders of any person would own 20% or more of any class of equity securities of RJR or of any resulting parent company of RJR, other than the Transactions contemplated by this Agreement and the other Transaction Agreements.

                  "Superior RJR Proposal" means any bona fide binding written offer (not solicited by or on behalf of RJR or any RJR Subsidiary or any of their respective Representatives) made by a third party that if consummated would result in such third party (or its stockholders) owning, directly or indirectly, more than 42% of the shares of RJR Common Stock then outstanding (or of the surviving entity in a merger or the direct or indirect parent of the surviving entity in a merger) or all or substantially all the assets of RJR and the RJR Subsidiaries, taken as a whole, which the RJR Board determines in good faith (after consultation with a financial advisor of nationally recognized reputation and outside legal counsel) to be (i) more favorable to the stockholders of RJR from a financial point of view than the Merger and the other Transactions (taking into account all the terms and conditions of such proposal and this Agreement (including any changes to the financial terms of this Agreement proposed by B&W in response to such offer or otherwise)) and (ii) reasonably capable of being completed, taking into account all financial, legal, regulatory and other aspects of such proposal.

                  SECTION 5.03. No Solicitation by B&W.

         (a) B&W shall not, nor shall it authorize or permit any B&W Subsidiary to, nor shall it authorize or permit any Representative of, B&W or any B&W Subsidiary to, directly or indirectly, (i) solicit, initiate or encourage the submission of, or take any action to facilitate, any B&W Takeover Proposal (as defined in Section 5.03(d)), (ii) enter into any agreement with respect to any B&W Takeover Proposal or (iii) enter into, participate in or continue any discussions or negotiations regarding, or furnish to any person any information with respect to, or otherwise cooperate in any way with, any B&W Takeover Proposal; provided, however, that prior to RJR obtaining the RJR Stockholder Approval, B&W and its Representatives may, in response to a bona fide written B&W Takeover Proposal that the Board of Directors of B&W (the "B&W Board") determines in good faith (after consultation with a financial advisor of nationally recognized reputation and outside legal counsel) constitutes or is reasonably likely to result in, a Superior B&W Proposal (as defined in Section 5.03(d)), and which B&W Takeover Proposal was unsolicited, was made after the date of this Agreement and did not otherwise result from a breach of this

         Section 5.03, subject to compliance with Section 5.03(c), (x) furnish information with respect to B&W and the B&W Subsidiaries to the person making such B&W Takeover Proposal and its Representatives pursuant to a customary confidentiality agreement not materially less restrictive of the other party than the Confidentiality Agreement and (y) participate in discussions or negotiations with the person making such B&W Takeover Proposal and its Representatives regarding such B&W Takeover Proposal. Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in the preceding sentence by any Representative or affiliate of B&W or any B&W Subsidiary, whether or not such person is purporting to act on behalf of B&W or any B&W Subsidiary or otherwise, shall be deemed to be a breach of this Section 5.03(a) by B&W. Upon execution of this Agreement, B&W shall, and shall cause its Representatives to, (i) cease immediately all discussions and negotiations regarding any proposal that constitutes, or may reasonably be expected to lead to, a B&W Takeover Proposal and (ii) promptly request each person, if any, that has executed a confidentiality agreement in the last twelve months to return or destroy all information primarily relating to the B&W Business heretofore furnished to such person by or on behalf of B&W or any B&W Subsidiary.

                  (b) Neither the B&W Board nor any committee thereof shall (i) adopt or approve any B&W Takeover Proposal, or withdraw its approval of this Agreement or the Transactions, or resolve or agree to take any such actions, (ii) propose publicly to adopt or approve any B&W Takeover Proposal or propose publicly to withdraw its approval of this Agreement or the Transactions, or resolve or agree to take any such actions, or (iii) cause or permit B&W or any B&W Subsidiary to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement (each, a "B&W Alternative Acquisition Agreement") constituting or related to, or which is intended to or is reasonably likely to lead to, any B&W Takeover Proposal (other than a confidentiality agreement referred to in Section 5.03(a)), or resolve or agree to take any such actions. Notwithstanding the foregoing, prior to RJR obtaining the RJR Stockholder Approval, B&W may, in response to a Superior B&W Proposal (as defined in Section 5.03(d)) that was unsolicited and that did not otherwise result from a breach of Section 5.03(a), terminate this Agreement pursuant to Section 8.01(g) and concurrently approve and enter into a binding B&W Alternative Acquisition Agreement containing the terms of a Superior B&W Proposal; provided, however, that B&W shall not terminate this Agreement pursuant to Section 8.01(g), and any purported termination pursuant to Section 8.01(g) shall be void and of no force or effect, unless B&W shall have complied with all provisions of this Section 5.03, including the notification provisions in this
         Section 5.03, and with all applicable requirements of Sections 6.07(c) (including the payment of the B&W Termination Fee (as defined in Section 6.07(c)) prior to or simultaneously with such termination); provided, further, however, that B&W shall not exercise its right to terminate this Agreement pursuant to Section 8.01(g), (x) until after the fifth business day following RJR's receipt of written notice from B&W advising RJR that the B&W Board has received a Superior B&W Proposal and that such B&W Board will, subject to any action taken by RJR pursuant to this sentence, accept such Superior B&W Proposal, specifying the terms and conditions of the Superior B&W Proposal and identifying the person making such Superior B&W Proposal (a "Notice of Superior B&W Proposal") (it being understood and agreed that any amendment to the price or any other material term of a Superior B&W Proposal shall require a new Notice of Superior B&W Proposal and a new five business day period) and (y) unless after such fifth business day such Superior B&W Proposal remains a Superior B&W Proposal and the B&W Board so determines in accordance with the definition of "Superior B&W Proposal".

                  (c) In addition to the obligations of B&W set forth in paragraphs (a) and (b) of this Section 5.03, B&W promptly shall advise RJR orally and in writing of any B&W Takeover Proposal or any request for information or inquiry that would reasonably be expected to lead to or contemplates a B&W Takeover Proposal, the identity of the person making any such B&W Takeover Proposal, request or inquiry and the material terms of any such B&W Takeover Proposal, request or inquiry. B&W shall (i) keep RJR fully informed of the status, including any change to the material terms of any such B&W Takeover Proposal, (ii) provide to RJR as soon as practicable after receipt or delivery thereof with copies of all correspondence and other written material sent or provided to B&W from any third party in connection with any B&W Takeover Proposal or sent or provided by B&W to any third party in connection with any B&W Takeover Proposal and (iii) to the extent not previously provided, provide to RJR as soon as practicable copies of all information provided to any person in connection with a B&W Takeover Proposal.

                  (d) For purposes of this Agreement:

                  "B&W Takeover Proposal" means any inquiry, proposal or offer from any person relating to, or that would reasonably be expected to lead to, any direct or indirect acquisition or purchase, in one transaction or a series of transactions, of assets or businesses that constitute 20% or more of the revenues, net income, EBITDA (earnings before interest expense, taxes, depreciation and amortization) reflected on the B&W Opco Financial Statements for 2002 or of the Contributed Assets, or 20% or more of any class of equity securities of B&W, or any merger, consolidation, tender offer, exchange offer, stock acquisition, asset acquisition, business combination, recapitalization, liquidation, dissolution, joint venture, binding share exchange or similar transaction involving B&W or any of the B&W Subsidiaries pursuant to which any person or the stockholders of any person would own 20% or more of any class of equity securities of B&W or of any resulting parent company of B&W, other than the Transactions contemplated by this Agreement and the other Transaction Agreements.

                  "Superior B&W Proposal" means any bona fide binding written offer (not solicited by or on behalf of B&W or any B&W Subsidiary or any of their respective Representatives) made by a third party that if consummated would result in such third party (or its stockholders) owning, directly or indirectly, a majority of the shares of B&W Common Stock then outstanding (or of the surviving entity in a merger or the direct or indirect parent of the surviving entity in a merger) or all or substantially all the assets of B&W and the B&W Subsidiaries, taken as a whole, which the B&W Board determines in good faith (after consultation with a financial advisor of nationally recognized reputation and outside legal counsel) to be (i) more favorable to B&W or the stockholder of B&W from a financial point of view than the Transactions (taking into account all the terms and conditions of such proposal and this Agreement (including any changes to the financial terms of this Agreement proposed by RJR in response to such offer or otherwise)) and (ii) reasonably capable of being completed, taking into account all financial, legal, regulatory and other aspects of such proposal.

                                   ARTICLE VI

                              Additional Agreements

                  SECTION 6.01. Preparation of the Form S-4 and the Proxy Statement; Stockholders Meeting. (a) As soon as reasonably practicable following the date of this Agreement, RJR and Reynolds American shall prepare and file with the SEC (i) the Proxy Statement in preliminary form and (ii) the Form S-4, in which the Proxy Statement will be included as a prospectus, and each of RJR and B&W shall use its reasonable best efforts to respond as promptly as reasonably practicable to any comments of the SEC with respect thereto. Each of RJR and B&W shall use its reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as reasonably practicable after such filing. RJR shall use its reasonable best efforts to cause the Proxy Statement to be mailed to RJR's stockholders as promptly as reasonably practicable after the Form S-4 is declared effective under the Securities Act. RJR shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under any applicable state securities laws in connection with the issuance of Reynolds American Common Stock in the Merger, and RJR shall furnish all information concerning RJR and the holders of RJR Common Stock and rights to acquire RJR Common Stock pursuant to RJR Stock Plans as may be reasonably requested in connection with any such action. The parties shall notify each other promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or the Form S-4 or for additional information and shall supply each other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement, the Form S-4 or the Merger. Notwithstanding the foregoing, prior to filing the Form S-4 (or any amendment or supplement thereto) or filing or mailing the Proxy

Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, each of RJR and B&W, as the case may be, (i) shall provide the other party with a reasonable opportunity to review and comment on such document or response, (ii) shall include in such document or response all comments reasonably proposed by such other party and (iii) shall not file or mail such document or respond to the SEC prior to receiving such other party's approval, which approval shall not be unreasonably withheld or delayed.

         (b) If, prior to the Effective Time, any event occurs with respect to RJR or any RJR Subsidiary, or any change occurs with respect to other information supplied by RJR for inclusion in the Form S-4 or the Proxy Statement, which is required to be described in an amendment of, or a supplement to, the Form S-4 or the Proxy Statement, RJR shall promptly notify B&W of such event, and RJR and B&W shall cooperate in the prompt filing with the SEC of any necessary amendment or supplement to the Form S-4 or the Proxy Statement and, as required by Law, in disseminating the information contained in such amendment or supplement to RJR's stockholders.

         (c) If, prior to the Effective Time, any event occurs with respect to the B&W Business (other than with respect to an Excluded Asset or an Excluded Liability), or any change occurs with respect to other information supplied by B&W for inclusion in the Form S-4 or the Proxy Statement, which is required to be described in an amendment of, or a supplement to, the Form S-4 or the Proxy Statement, B&W shall promptly notify RJR of such event, and B&W and RJR shall cooperate in the prompt filing with the SEC of any necessary amendment or supplement to the Form S-4 or the Proxy Statement and, as required by Law, in disseminating the information contained in such amendment or supplement to RJR's stockholders.

         (d) RJR shall, as soon as reasonably practicable following effectiveness of the Form S-4, duly call, give notice of, convene and hold a meeting of its stockholders (the "RJR Stockholders Meeting") for the purpose of seeking the RJR Stockholder Approval. RJR shall use its reasonable best efforts to cause the Proxy Statement to be mailed to RJR's stockholders as soon as reasonably practicable after the Form S-4 is declared effective under the Securities Act. RJR shall, through the RJR Board, recommend to its stockholders that they give RJR Stockholder Approval, except to the extent that the RJR Board shall have withdrawn or modified its approval or recommendation of this Agreement or the Merger as permitted by
Section 5.02(b). Without limiting the generality of the foregoing, RJR agrees that its obligations pursuant to the first sentence of this Section 6.01(d) shall not be affected by (i) the commencement, public proposal, public disclosure or communication to RJR of any RJR Takeover Proposal or (ii) the withdrawal or modification by the RJR Board of its approval or recommendation of this Agreement or the Merger.

         SECTION 6.02. Access to Information; Confidentiality; Cooperation. (a) Each of RJR and B&W shall, and shall cause each of its respective subsidiaries to, afford to the other party and to the officers, employees, accountants, counsel, financial advisors and other representatives of such other party reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books, Contracts, commitments, personnel and records, and, during such period, each of RJR and B&W shall, and shall cause each of its respective subsidiaries to, furnish promptly to the other party (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities laws and (ii) all other information concerning its business, properties and personnel as such other party may reasonably request; provided, however, that such access (A) shall not unreasonably disrupt the normal operations of any party, (B) shall be subject to any legal restrictions on a party's ability to provide any information and (iii) shall not result in a waiver of the attorney-client privilege or the protection of attorney work-product. All information exchanged pursuant to this Section 6.02 shall be subject to the confidentiality agreement dated as of June 24, 2003, between RJR and B&W U.S. Holdings, Inc. ("B&W U.S. Holdings"), the indirect corporate parent of B&W (the "Confidentiality Agreement").

         (b) From the date hereof through the Effective Time, (i) B&W shall permit RJR and its officers and representatives to meet with the officers and employees of B&W and the B&W Subsidiaries responsible for the preparation of the B&W Audited Historical Financial Statements and the B&W Opco Financial Statements, the internal controls of the B&W Business and the disclosure controls and procedures of the B&W Business and (ii) RJR shall permit B&W and its officers and representatives to meet with the officers and employees of RJR and the RJR Subsidiaries responsible for the preparation of the RJR SEC Filings, the internal controls of RJR and the disclosure controls and procedures of the RJR, in each case to discuss such matters as are reasonably necessary or appropriate for Reynolds American and its officers to satisfy their obligations under Sections 302 and 906 of the Sarbanes-Oxley Act, and any rules and regulations promulgated thereunder or relating thereto and each party will require its officers and employees responsible for such matters to provide the other party and its officers such information as may be reasonably requested in complying with such obligations.

         SECTION 6.03. Reasonable Best Efforts; Notification. (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other Transactions, including (i) the taking of all reasonable acts necessary to cause the conditions to Closing to be satisfied as soon as reasonably practicable, (ii) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (iii) the obtaining of all necessary consents, approvals or waivers from third parties, (iv) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or any other Transaction Agreement or the consummation of the Transactions, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, (v) the negotiation and execution of the Manufacturing Contracts containing the terms and conditions set forth on Exhibit K and such other terms and conditions reasonably satisfactory to Reynolds American, B&W and RJR (it being the understanding of the parties that certain subsidiaries of Reynolds American and certain subsidiaries of BAT will enter into Manufacturing Contracts to replace the existing manufacturing Contracts that B&W has entered into with various BAT subsidiaries) and the negotiation and execution of certain other supply arrangements related thereto (collectively, the "Commercial Agreements") and (vi) the execution and delivery of any additional instruments necessary to consummate the Transactions and to fully carry out the purposes of the Transaction Agreements. In connection with and without limiting the foregoing, B&W and RJR shall duly (x) file with the U.S. Federal Trade Commission and the Antitrust Division of the Department of Justice the notification and report form (the "HSR Filing") required under the HSR Act with respect to the transactions contemplated by this Agreement as promptly as practicable after the date of this Agreement and (y) make all necessary notifications, if any, under the EC Merger Regulation (the "EC Filings"). The HSR Filing shall be in substantial compliance with the requirements of the HSR Act and the EC Filings shall be in substantial compliance with the EC Merger Regulation. Subject to Section 6.03(c), each party shall cooperate with the other party to the extent necessary to assist the other party in the preparation of its HSR Filing and the EC Filings, to request early termination of the waiting period required by the HSR Act and, if requested, to promptly amend or furnish additional information with respect to the HSR Filing and the EC Filings. In connection with and without limiting the foregoing, RJR and the RJR Board shall (x) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to any Transaction or this Agreement or any other Transaction Agreement and (y) if any state takeover statute or similar statute or regulation becomes applicable to any Transaction or this Agreement or any other Transaction Agreement, take all action necessary to ensure that the Merger and the other Transactions may be consummated as promptly as practicable on the terms contemplated by the Transaction Agreements.

         (b) Nothing in Section 6.03(a) shall require B&W or RJR to dispose of any of its assets or to limit its freedom of action with respect to any of its businesses, or to consent to any disposition of the other party's assets or limits on the other party's freedom of action with respect to any of its businesses, or to commit or agree to any of the foregoing (each, a "Regulatory Requirement"), and nothing in Section 6.03(a) shall authorize either B&W or RJR to commit or agree to any Regulatory Requirement, to obtain any consents, approvals, permits or authorizations, in connection with, or to remove any impediments to, the Merger relating to the HSR Act or to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order in any suit, action or proceeding relating to the HSR Act.

         (c) Without limiting the generality of Section 6.03(a) upon the terms and subject to the conditions set forth in this agreement, each of the parties hereto (i) will, and will cause each of its affiliates to, execute and deliver each Transaction Agreement to which it is a party on or prior to the Closing Date and (ii) will cause Reynolds American (A) to execute and deliver the Joinder Agreement and each other Transaction Agreement to which it is a party on or prior to the Closing Date and (B) as the sole stockholder of Sub to adopt this Agreement.

         (d) The parties hereto agree that, other than as expressly set forth in Articles I and II of this Agreement, such party will not permit Reynolds American (and will cause Reynolds American not to permit Sub) or B&W Opco to issue, sell or deliver (or become obligated to issue, sell or deliver) any shares of capital stock of, or equity, voting or other ownership interests in, or any security convertible or exercisable into, any capital stock or other equity, voting or other ownership interest in Reynolds American, B&W Opco or Sub.

         SECTION 6.04. RJR Stock Options. (a) As soon as practicable following the date of this Agreement, the RJR Board (or, if appropriate, any committee administering RJR Stock Plans) shall adopt such resolutions or take such other actions as may be required to effect the following:

         (i) adjust the terms of all outstanding RJR Stock Options to provide that, at the Effective Time, each RJR Stock Option outstanding immediately prior to the Effective Time shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such RJR Stock Option, the same number of shares of Reynolds American Common Stock (rounded down to the nearest whole share) as the holder of such RJR Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such RJR Stock Option in full immediately prior to the Effective Time, at a price per share (rounded up to the nearest whole cent) equal to (A) the aggregate exercise price for the shares of RJR Common Stock otherwise purchasable pursuant to such RJR Stock Option divided by (B) the number of shares of Reynolds American Common Stock that such RJR Stock Option is deemed to constitute an option to acquire (each, as so adjusted, an "Adjusted Option"); provided, however, that, any RJR Stock Option that is intended to be an "incentive stock option" (as defined in Section 422 of the Code), and that may not be adjusted in the foregoing manner and remain an incentive stock option, shall be adjusted in accordance with the requirements of Section 424 of the Code in a manner that most closely produces the economic results obtained with respect to other Adjusted Options (it being understood that it is the intention of the parties that RJR Stock Options so assumed by Reynolds American qualify, to the maximum extent permissible following the Effective Time, as incentive stock options to the extent that such RJR Stock Options qualified as incentive stock options prior to the Effective Time);

         (ii) adjust the terms of all outstanding RJR SARs to provide that, at the Effective Time, each RJR SAR outstanding immediately prior to the Effective Time shall be deemed to constitute a right to receive an SAR, on the same terms and conditions as were applicable under such RJR SAR, denominated in shares of Reynolds American Common Stock (each, as so adjusted, an "Adjusted SAR") that shall represent a right to receive, the excess of (a) the fair market value of a share of Reynolds American Common Stock on the date of exercise over (b) the base value of the Adjusted SAR;

         (iii) adjust the terms of all outstanding RJR Stock Deferred Stock Units to provide that, at the Effective Time, each RJR Stock Deferred Stock Unit outstanding immediately prior to the Effective Time shall be deemed to constitute a right to receive a deferred stock unit, on the same terms and conditions as were applicable under such RJR Stock Deferred Stock Unit,(each, as so adjusted, an "Adjusted Stock Deferred Stock Unit"), that is equal in value to one share of Reynolds American Common Stock;

         (iv) adjust the terms of all outstanding RJR Cash Deferred Stock Units to provide that, at the Effective Time, each RJR Cash Deferred Stock Unit outstanding immediately prior to the Effective Time shall be deemed to constitute a right to receive a deferred stock unit, on the same terms and conditions as were applicable under such RJR Cash Deferred Stock Unit (each, as so adjusted, an "Adjusted Cash Deferred Stock Unit"), that is equal in value to one share of Reynolds American Common Stock;

         (v) make such other changes to the RJR Stock Plans as RJR and B&W may agree are appropriate to give effect to the Merger;

         (vi) take such action as necessary under the RJR Stock Plans to ensure that all restrictions or limitations on transfer and vesting and all repurchase rights with respect to the RJR Stock Options, RJR SARs, RJR Stock Deferred Stock Units, RJR Cash Deferred Stock Units, RJR Director Deferrals and RJR Director Grants and RJR Restricted Shares, to the extent that such restrictions or limitations shall not have already lapsed, and all other terms thereof, shall remain in full force and effect pursuant to their terms with respect to the corresponding Adjusted Options, Adjusted SARs, Adjusted Stock Deferred Stock Units and Adjusted Cash Deferred Stock Units and shares of Reynolds American Common Stock after giving effect to the Merger and the assumption of the RJR Stock Plans by Reynolds American as set forth below; and

         (vii) ensure that, after the Effective Time, no RJR Stock Options, RJR SARs, RJR Director Deferrals, RJR Director Grants, RJR Stock Deferred Stock Units and RJR Cash Deferred Stock Units may be granted or deferred under any RJR Stock Plan.

         (b) At the Effective Time, by virtue of the Merger and without the need of any further corporate action, Reynolds American shall assume the RJR Stock Plans, with the result that all the obligations of RJR under the RJR Stock Plans, each outstanding Adjusted Option, Adjusted SARs, Adjusted Cash Deferred Stock Units and Adjusted Stock Deferred Stock Units and the agreements evidencing the grants thereof shall be obligations of Reynolds American following the Effective Time. As soon as practicable after the Effective Time, Reynolds American shall deliver to the holders of Adjusted Options, Adjusted SARs, Adjusted Stock Deferred Stock Units and Adjusted Cash Deferred Stock Units appropriate notices setting forth such holders' rights pursuant to the respective RJR Stock Plans and the agreements evidencing the grants of such Adjusted Options, Adjusted SARs, Adjusted Stock Deferred Stock Units and Adjusted Cash Deferred Stock Units and that such Adjusted Options, Adjusted SARs, Adjusted Stock Deferred Stock Units and Adjusted Cash Deferred Stock Units and agreements shall be assumed by Reynolds American and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 6.04 after giving effect to the Merger).

         (c) Reynolds American shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Reynolds American Common Stock for delivery upon exercise of the Adjusted Options assumed in accordance with this Section 6.04. As soon as reasonably practicable after the Effective Time, Reynolds American shall file a registration statement on Form S-8 (or any successor or other appropriate form) registering a number of shares of Reynolds American Common Stock subject to such Adjusted Options and shall use its reasonable best efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses required thereby) for so long as any Adjusted Options remain outstanding. Prior to the Effective Time, RJR shall take, and shall cause Reynolds American to take, all actions as may be reasonably required to cause the transactions contemplated by this Section 6.04 and any other acquisition of equity securities of Reynolds American or disposition of equity securities of RJR (including derivative Securities) by any person who is or a director or officer of RJR or who is or will become a director or officer of Reynolds American to be exempt under Rule 16b-3 promulgated under the Exchange Act.

         (d) In this Agreement:

         "RJR Cash Deferred Stock Unit" means any right or credit to a deferral account, denominated in shares of RJR Common Stock, to receive payment in cash of an amount equal to the value of such shares of RJR Common Stock under the Equity Incentive Award Plan for Directors of RJR and Subsidiaries or the Deferred Compensation Plan for Directors of RJR.

                  "RJR Director Deferrals" means any cash compensation payments of a director of the RJR Board that are deferred and credited to an account for such director under the Deferred Compensation Plan for Directors of RJR.

                  "RJR Director Grants" means any grant of stock options, stock awards or deferred stock units to purchase or receive RJR Common Stock made to a director of the RJR Board pursuant to the terms of the Equity Incentive Award Plan for Directors of RJR and Subsidiaries.

                  "RJR SAR" means any stock appreciation right to receive in cash, RJR Common Stock or a combination thereof, the excess of (i) the fair market value of a share of the RJR Common Stock on the date of exercise over (ii) the base value of the stock appreciation right granted under any RJR Stock Plan or otherwise multiplied by (iii) the number of stock appreciation rights exercised.

                  "RJR Stock Deferred Stock Unit" means any right or credit to a deferral account, denominated in shares of RJR Common Stock, to receive payment in cash or stock of an amount equal to the value of such shares of RJR Common Stock under the Equity Incentive Award Plan for Directors of RJR and Subsidiaries or the Deferred Compensation Plan for Directors of RJR.

                  "RJR Stock Option" means any option or right to purchase RJR Common Stock granted under any RJR Stock Plan or otherwise.

                  "RJR Stock Plans" means the RJR 1999 Long Term Incentive Plan and the Equity Incentive Award Plan for Directors of RJR and Subsidiaries and any other plan or arrangement providing for the grant of options, SARs or other equity-based awards to service providers (including employees, directors, officers and consultants) to RJR or any RJR Subsidiary or any predecessors thereto.

                  SECTION 6.05. Benefit Plans. (a) Reynolds American will cause the Surviving Corporation to honor, in accordance with their respective terms, but only to the extent of the Surviving Corporation's liabilities under, the RJR Benefit Plans, RJR Benefit Agreements, B&W Benefit

Plans and B&W Benefit Agreements, including any rights or benefits arising as a result of the transactions contemplated by this Agreement (either alone or in combination with any other event). Reynolds American shall also cause B&W Opco to honor all liabilities, obligations and commitments of B&W Opco as set forth in the B&W Opco Formation Agreement.

         (b) Reynolds American agrees that (i) the employees of B&W Opco and each subsidiary of B&W Opco immediately prior to the Effective Time (the "Affected B&W Employees") who remain employed by Reynolds American and its subsidiaries will continue to be provided with benefits under employee benefit plans, programs, policies or arrangements (other than (x) stock options or other plans involving the issuance of securities of Reynolds American and (y) severance or termination benefit plans, programs, policies, agreements or arrangements of Reynolds American) which in the aggregate are no less favorable than those provided by B&W and any B&W Subsidiary to the Affected B&W Employees immediately prior to the B&W Opco Stock Contribution during (A) the period commencing upon the B&W Opco Stock Contribution and ending 18 months thereafter with respect to those Affected B&W Employees employed immediately prior to the Effective Time at the locations set forth on Section 6.05(b) of the B&W Disclosure Letter (provided, however, that with respect to welfare benefits, such period shall end no later than December 31, 2005)and (B) the period commencing upon the B&W Opco Stock Contribution and ending on the first anniversary thereof with respect to all other Affected B&W Employees and (ii) each Affected B&W Employee who is eligible as of the Closing Date (or who would become eligible as of the Closing Date if his or her active service with Reynolds American and its subsidiaries during the period he or she is covered under clause (i) of this Section 6.05(b) is added to his or her eligible service prior to the Closing Date) to receive a benefit under a retirement or retiree welfare plan of B&W or any B&W Subsidiary shall receive such benefits in amounts and at times required by such plans as in effect immediately prior to the Closing Date.

         (c) Reynolds American agrees that (i) for all purposes (including eligibility, vesting and benefit accrual) under the employee benefit plans of Reynolds American and its subsidiaries providing benefits to any Affected B&W Employees after the B&W Opco Stock Contribution, each Affected B&W Employee shall be credited with his or her years of service with B&W and the B&W Subsidiaries (and any predecessor entities thereof) before the B&W Opco Stock Contribution, to the same extent as such Affected B&W Employee was entitled, before the B&W Opco Stock

Contribution, to credit for such service under any similar B&W Benefit Plan and
(ii) any early retirement subsidies, eligibilities and features under any B&W Benefit Plan which cover Affected B&W Employees as of the Closing Date shall remain available to each such employee who is eligible for such right at the Closing Date (or who would be eligible at the Closing Date if his or her age and/or eligible service as of the Closing Date was combined with his or her additional age and active service with Reynolds American and its subsidiaries following the Closing Date), in each case, except for purposes of benefit accrual under defined benefit pension plans to the extent such credit would result in a duplication of accrued benefits in respect of the same period of service. Following the B&W Opco Stock Contribution, Reynolds American shall, or shall cause its subsidiaries to, (A) waive any pre-existing conditions, exclusions, actively-at-work requirements and waiting periods under any welfare benefit plan maintained by Reynolds American or any of its subsidiaries in which Affected B&W Employees and their eligible dependents participate (except to the extent that such pre-existing conditions, exclusions, actively-at-work requirements and waiting periods would have been applicable under the comparable B&W welfare benefit plans immediately prior to the B&W Opco Stock Contribution), and (B) provide each Affected B&W Employee with credit for any co-payments and deductibles incurred prior to the B&W Opco Stock Contribution (or such later transition date to new welfare benefits plans) for the calendar year in which the B&W Opco Stock Contribution (or such later transition date) occurs, in satisfying any applicable deductible or out-of-pocket requirements under any welfare plans that the Affected B&W Employees participate in after the B&W Opco Stock Contribution.

         (d) B&W shall fund the payments set forth on Section 6.05(d) of the B&W Disclosure Letter.

         (e) As soon as practicable following the date of this Agreement, B&W shall offer to enter into retention bonus and pay guarantee agreements with key B&W Personnel as contemplated by Section 6.05(e) of the B&W Disclosure Letter.

         (f) Except to the extent any such actions shall require consent of participants in RJR Benefit Plans or any employee who is a party to a RJR Benefit Agreement, RJR has taken all action necessary to provide that none of the execution and delivery of this Agreement, the consummation of the Merger and the other Transactions contemplated hereby shall be treated as a "change in control", "change of control" or similar concept under the RJR Stock Plans, any other RJR Benefit Plans or the RJR Benefit Agreements (including the RJR Master Trust and the RJR Excess Benefit Master Trust underlying the RJR Benefit Plans and RJR Benefit Agreements).

         (g) Except to the extent any such actions shall require consent of participants in B&W Benefit Plans or any employee who is a party to a B&W Benefit Agreement, B&W has taken all action necessary to provide that none of the execution and delivery of this Agreement, the consummation of the Merger and the other Transactions contemplated hereby shall be treated as a "change in control", "change of control" or similar concept under the B&W Benefit Plans or the B&W Benefit Agreements.

         SECTION 6.06. Indemnification. (a) Reynolds American shall, to the fullest extent permitted by Law, cause the Surviving Corporation to honor all RJR's obligations to indemnify (including any obligations to advance funds for expenses) the current or former directors or officers of RJR for acts or omissions by such directors and officers occurring prior to the Effective Time to the extent that such obligations of RJR exist on the date of this Agreement, whether pursuant to the RJR Charter, RJR By-Laws or individual indemnity agreements or otherwise, and such obligations shall survive the Merger and shall continue in full force and effect in accordance with the terms of the RJR Charter, the RJR By-Laws and such individual indemnity agreements from the Effective Time until the expiration of the applicable statute of limitations with respect to any claims against such directors and officers arising out of such acts or omissions.

         (b) For a period of six years after the Effective Time, Reynolds American shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by RJR (provided that Reynolds American may substitute therefor policies with reputable and financially sound carriers of at least the same coverage and amounts containing terms and conditions which are no less advantageous) with respect to claims arising from or related to facts or events which occurred at or before the Effective Time; provided, however, that Reynolds American shall not be obligated to make annual premium payments for such insurance to the extent such premiums exceed 200% of the annual premiums paid as of the date of this Agreement by RJR for such insurance (such 200% amount, the "Maximum Premium"). If such insurance coverage cannot be obtained at all, or can only be obtained at an annual premium in excess of the Maximum Premium, Reynolds American shall maintain the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to the Maximum Premium.

         SECTION 6.07. Fees and Expenses. (a) Except as provided below, all fees and expenses incurred in connection with the Merger and the other Transactions shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except that each of RJR and B&W shall bear and pay one-half of (1) the filing fees for the HSR Filing and the EC Filings, if any, and (2) the costs and expenses incurred in connection with the filing, printing and mailing of the Form S-4 and the Proxy Statement if the Closing shall not occur (for whatever reason).

         (b) In the event that (i) (A) a RJR Takeover Proposal has been made or made known to RJR or its stockholders after the date of this Agreement (whether or not conditional and whether or not withdrawn), (B) thereafter this Agreement is terminated by either B&W or RJR pursuant to Section 8.01(b)(i) (but only if the RJR Stockholders Meeting has not been held by the date that is five business days prior to the date of such termination) or Section 8.01(b)(iii) and (C) within 12 months after such termination, RJR or any of its subsidiaries enters into any RJR Alternative Acquisition Agreement with respect to, or consummates, any RJR Takeover Proposal (solely for purposes of this Section 6.07(b)(i)(C), the term "RJR Takeover Proposal" shall have the meaning set forth in the definition of RJR Takeover Proposal contained in Section 5.02(e) except that all references in such definition to 20% shall be deemed references to 40%), (ii) this Agreement is terminated by B&W pursuant to Section 8.01(d) or (iii) this Agreement is terminated by RJR pursuant to Section 8.01(f), then, in each case, RJR shall pay B&W a fee equal to $130,000,000 (the "RJR Termination Fee") by wire transfer of same day funds to an account designated by B&W (x) in the case of a termination by RJR pursuant to Section 8.01(f), prior to or simultaneously with such termination, (y) in the case of a termination by B&W pursuant to Section 8.01(d), within two business days after such termination and (z) in the case of a payment as a result of Section 6.07(b)(i), upon the occurrence of an event set forth in Section 6.07(b)(i)(C). RJR acknowledges that the agreements contained in this Section 6.07(b) are an integral part of the transactions contemplated by this Agreement and that, without these agreements, B&W would not enter into this Agreement; accordingly, if RJR fails promptly to pay the amounts due pursuant to this Section 6.07(b) and, in order to obtain such payment, B&W commences a suit that results in a judgment against RJR for the amounts set forth in this Section 6.07(b), RJR shall pay to B&W interest on the amounts set forth in this Section 6.07(b) at a rate per annum equal to three-month LIBOR (as reported in The Wall Street Journal (Northeast edition) or, if not reported therein, in another authoritative source selected by B&W) on the date such payment was required to be made (or if no quotation for three-month LIBOR is available for such date, on the next preceding date for which such a quotation is available) plus 1.5%.

         (c) In the event that this Agreement is terminated by B&W pursuant to
Section 8.01(g), then B&W shall pay RJR a fee equal to $130,000,000 (the "B&W Termination Fee") by wire transfer of same day funds to an account designated by RJR prior to or simultaneously with such termination. B&W acknowledges that the agreements contained in this Section 6.07(c) are an integral part of the transactions contemplated by this Agreement and that, without these agreements, RJR would not enter into this Agreement; accordingly, if B&W fails promptly to pay the amounts due pursuant to this Section 6.07(c) and, in order to obtain such payment, RJR commences a suit that results in a judgment against B&W for the amounts set forth in this Section 6.07(c), B&W shall pay to RJR interest on the amounts set forth in this Section 6.07(c) at a rate per annum equal to three-month LIBOR (as reported in The Wall

Street Journal (Northeast edition) or, if not reported therein, in another authoritative source selected by RJR) on the date such payment was required to be made (or if no quotation for three-month LIBOR is available for such date, on the next preceding date for which such a quotation is available) plus 1.5%.

         SECTION 6.08. Public Announcements. B&W and RJR shall consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to this Agreement, the Merger and the other Transactions and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with, or rules of, any securities exchange or listing authority.

         SECTION 6.09. Transfer Taxes. All stock transfer, real estate transfer, documentary, stamp, recording and other similar Taxes (including interest, penalties and additions to any such Taxes) ("Transfer Taxes") incurred in connection with the Asset Contribution and Assumption of Liabilities shall be paid by B&W, and Reynolds American shall cooperate with B&W in preparing, executing and filing any Tax Returns with respect to such Transfer Taxes. All other Transfer Taxes incurred in connection with the Transactions shall be paid by Reynolds American.

         SECTION 6.10. Affiliates. Promptly following the date of execution of this Agreement, RJR shall deliver to B&W a letter identifying all persons who are expected by RJR to be, at the date of the RJR Stockholders Meeting, "affiliates" of RJR for purposes of Rule 145 under the Securities Act. RJR shall use its reasonable best efforts to cause each such person to deliver to Reynolds American on or prior to the Effective Time a written agreement substantially in the form attached as Exhibit I.

         SECTION 6.11. Stock Exchange Listing. RJR and Reynolds American shall use their reasonable best efforts to cause the shares of Reynolds American Common Stock to be issued in the Share Issuance to be approved for listing on the NYSE, subject to official notice of issuance, on or prior to the Closing Date.

         SECTION 6.12. Rights Agreements; Consequences if Rights Triggered. (a) The RJR Board shall take all action requested in writing by B&W in order to render the RJR Rights inapplicable to the Merger and the other Transactions and to terminate the RJR Rights Agreement at the Effective Time. Except as approved in writing by B&W, the RJR Board shall not (i) amend the RJR Rights Agreement,
(ii) redeem any RJR Rights or (iii) take any action with respect to, or make any determination under, the RJR Rights Agreement in respect of any person (other than B&W or any of its affiliates) becoming an Acquiring Person unless the RJR Board or a committee thereof determines in good faith (after consultation with outside legal counsel and after compliance with all applicable provisions of this Agreement) that failure to take such action would be inconsistent with its fiduciary duties under applicable Law. If any Distribution Date, Triggering Event, Section 11(a)(ii) Event, Section 13 Event or Stock Acquisition Date (in each case, as defined in the RJR Rights Agreement) occurs under the RJR Rights Agreement at any time during the period from the date of this Agreement to the Effective Time, RJR and B&W shall make such adjustments to the Exchange Ratio as RJR and B&W shall mutually agree so as to preserve the economic benefits that RJR and B&W each reasonably expected on the date of this Agreement to receive as a result of the consummation of the Merger and the other Transactions.

         (b) Prior to the Effective Time, each of RJR and B&W shall take all action necessary to cause Reynolds American to adopt the Reynolds American Rights Plan in the form attached as Exhibit C.

         SECTION 6.13. Tax Matters. (a) The parties intend the Asset Contribution and the Assumption of Liabilities, on the one hand, and the B&W Opco Stock Contribution and the Merger, on the other hand, to qualify as exchanges under Section 351 of the Code and intend the Merger also to qualify as a reorganization under Section 368(a) of the Code. The parties further intend that the SF Contribution qualify as an exchange within the meaning of Section 351 of the Code and also as a reorganization within the meaning of Section 368(a) of the Code. Each of B&W and RJR shall use its reasonable best efforts to cause the Asset Contribution and Assumption of Liabilities, on the one hand, and the B&W Opco Stock Contribution and the Merger, on the other hand, to so qualify and to obtain the Tax Rulings. None of B&W, RJR or their respective affiliates shall take any action or shall fail to take any action or suffer to exist any condition which action or failure to act or condition would prevent, or would be reasonably likely to prevent, (i) the Asset Contribution and Assumption of Liabilities, on the one hand, and the B&W Opco Stock Contribution and the Merger, on the other hand, from qualifying as exchanges within the meaning of Section 351 of the Code and, in the case of the Merger, as a reorganization within the meaning of Section 368(a) of the Code and (ii) the SF Contribution from qualifying as an exchange within the meaning of Section 351 of the Code and also as a reorganization within the meaning of Section 368(a) of the Code. The parties agree to act jointly and by mutual agreement in all matters relating to seeking and obtaining the B&W Tax Ruling and the RJR Tax Ruling (collectively, the "Tax Rulings"), including (A) to jointly submit to the IRS a "pre-submission conference" memorandum and to hold a joint pre-submission conference with the IRS to discuss the proposed Tax Rulings, (B) to file either a joint or substantially identical statements of fact for the Tax Rulings, (C) to submit to the IRS in connection with the Tax Rulings a statement of the business purpose of the Transactions as mutually agreed by the parties, (D) to file mutually agreed requests for the B&W Tax Ruling and the RJR Tax Ruling, (E) not to conduct any conferences, meetings or other communications with the IRS regarding the Tax Rulings without the presence of the other party and/or its counsel and (F) to jointly provide additional information requested by the IRS only after incorporating all reasonable changes and comments of both parties.

                  (b) Any Tax sharing agreement between B&W and any B&W Subsidiary shall be terminated as of the Closing. After the Closing, no party shall have any rights or obligations under any such Tax sharing agreement.

                  (c) Reynolds American shall file all Tax Returns of any B&W Subsidiary relating to Taxes measured with respect to taxable periods that begin before the Closing and end after the Closing, provided, however, that such Tax Returns shall be filed on a basis consistent with such B&W Subsidiary's past practices and Reynolds American shall not file any such Tax Return without the prior written consent of B&W, such consent not to be unreasonably withheld.

                  SECTION 6.14. Intercompany Accounts. B&W shall cause all receivables, payables, accounts and indebtedness (other than trade receivables and trade payables) between any B&W Subsidiary, on the one hand, and BAT or any of its subsidiaries, on the other hand, to be satisfied or eliminated prior to the Closing, and all arrangements related to such receivables, payables, accounts and indebtedness (other than trade receivables and trade payables) shall be terminated with respect to the B&W Subsidiaries.

                  SECTION 6.15. Post-Effective Time Intercompany Agreements. Following the Effective Time, Reynolds American may terminate, without penalty or further obligation, any Contract (other than any Transaction Agreement and other than any Contract relating to a trade payable or trade receivable) that is contributed to B&W Opco entered into prior to the Effective Time between B&W or any of its subsidiaries, on the one hand, and BAT and one of its subsidiaries, on the other hand, if such Contract is not disclosed in Section 4.17(a)(ix) of the B&W Disclosure Letter.

                  SECTION 6.16. Post-Effective Time Merger. Immediately following the Effective Time, Reynolds American shall cause RJR-T to be merged with and into B&W Opco, with B&W Opco as the surviving corporation, on terms and conditions reasonably satisfactory to B&W and RJR.

                  SECTION 6.17. Satisfaction of Macon Bonds. Prior to the Effective Time, B&W shall cause the redemption and full satisfaction of all obligations of B&W arising out of or in connection with (a) the Macon Bibb Industrial Authority Taxable Industrial Development Revenue Bonds (B&W) Series 1993A and (b) the Macon Bibb Industrial Authority Taxable Industrial Development Revenue Bonds (B&W), Series 1993B. In connection with the redemption of such bonds, B&W shall take all action necessary and proper to cause the termination of each of the agreements relating to such bonds.

                  SECTION 6.18. Further Assurances. In the event that after the Effective Time, any property, asset or right that was used primarily, or held for use primarily, in the B&W Business prior to the Effective Time (other than an Excluded Asset) has not been transferred to B&W Opco pursuant to the B&W Opco Formation Agreement, B&W shall take all such actions as are necessary to cause such property, asset or right, as the case may be, to be transferred to B&W Opco without the payment of additional consideration.

                                  ARTICLE VII

                              Conditions Precedent

                  SECTION 7.01. Conditions to Each Party's Obligations. The respective obligation of each party to effect each Transaction is subject to the satisfaction or, to the extent legally permissible, waiver on or prior to the Closing Date of the following conditions:

                  (a) Stockholder Approval. RJR Stockholder Approval shall have been obtained.

                  (b) Listing. The shares of Reynolds American Common Stock issuable to RJR's stockholders pursuant to the Share Issuance shall have been approved for listing on the NYSE, subject to official notice of issuance.

                  (c) Antitrust. Any waiting period (and any extension thereof) applicable to the Transactions under the HSR Act shall have been terminated or shall have expired and any required approval of the Transactions by the European Commission shall have been obtained pursuant to the EC Merger Regulation.

                  (d) No Restraints. No temporary restraining order, preliminary or permanent injunction or other Judgment or Law entered, enacted, promulgated, enforced or issued by any court or other Governmental Entity of competent jurisdiction (collectively, "Restraints") shall be in effect preventing the consummation of the Transactions.

                  (e) Form S-4. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order, and Reynolds American shall have received all state securities or "blue sky" authorizations necessary to issue Reynolds American Common Stock pursuant to the Share Issuance.

                  (f) Transactions. All closing conditions for each of the Transactions shall have been satisfied (or waived by the party entitled to the benefit thereof, to the extent legally permissible).

                  SECTION 7.02. Conditions to Obligations of B&W. The obligations of B&W to effect each Transaction are further subject to the following conditions:

                  (a) Representations and Warranties. The representations and warranties of RJR (i) in Section 3.03 and Section 3.17(a)(viii) and in the Lane Stock Purchase Agreement shall be true and correct in all material respects and (ii) in this Agreement (other than Section 3.03 and Section 3.17(a)(viii)) shall be true and correct, other than for such failures in this clause (ii) to be true and correct (ignoring for such purposes any materiality or material adverse effect qualifiers therein) that, individually or in the aggregate, have not had and are not reasonably likely to have a RJR Material Adverse Effect, in the case of each of the foregoing clauses (i) and (ii), as of the date of this Agreement. B&W shall have received a certificate signed on behalf of RJR by the chief financial officer of RJR to such effect.

                  (b) Performance of Obligations of RJR. RJR shall have performed in all material respects all material obligations required to be performed by it under this Agreement that are required to be performed at or prior to the Closing Date, and B&W shall have received a certificate signed on behalf of RJR by the chief financial officer of RJR to such effect.

                  (c) B&W shall have received a letter (the "Dividend Policy Letter") from the chairman of Reynolds American and the chief executive officer of Reynolds American, substantially in the form of Exhibit J.

                  (d) A RJR Transaction Material Adverse Effect shall not have occurred since the date of this Agreement.

                  (e) Reynolds American (or one of its Subsidiaries) shall have executed and delivered each Commercial Agreement to which it is intended to be a party.

                  (f) Tax Ruling. B&W shall have received a private letter ruling from the Internal Revenue Service (the "B&W Tax Ruling") regarding the transactions contemplated by this Agreement, which ruling is reasonably acceptable to B&W, to the effect that, based on the facts and representations provided in the request for the B&W Tax Ruling, (i) the Asset Contribution and the Assumption of Liabilities, on the one hand, and the B&W Opco Stock Contribution and the Merger, on the other hand, each will be treated for federal income tax purposes as an exchange described in Section 351 of the Code, (ii) B&W will not recognize any gain for U.S. Federal income tax purposes as a result of the Asset Contribution and Assumption of Liabilities or the B&W Opco Stock Contribution and the Merger, (iii) Section 246A will not apply to limit B&W's "dividends received deduction" under Section 243 with respect to dividends received from Reynolds American and (iv) the Lane Stock Sale will not be treated as a transaction resulting in a Section 301 distribution. The B&W Tax Ruling shall also be to the effect that the Post-Effective Time Contribution and Merger will be treated as a Section 351 exchange followed by a Section 368(a) reorganization, provided that in the absence of such a ruling regarding the Post-Effective Time Contribution and Merger, B&W shall have received an opinion of Cravath, Swaine & Moore LLP to the same effect, dated the Closing Date, which opinion is reasonably acceptable to B&W, and in rendering such opinion Cravath, Swaine & Moore LLP shall be entitled to rely on the facts and representations provided in the request for the B&W Tax Ruling.

                  SECTION 7.03. Conditions to Obligations of RJR. The obligation of RJR to effect each Transaction is further subject to the following conditions:

                  (a) Representations and Warranties. The representations and warranties of (i) B&W (A) in Section 4.02 and Section 4.17(a)(viii) shall be true and correct in all material respects and (B) in this Agreement (other than Section 4.02 and Section 4.17(a)(viii)) shall be true and correct and (ii) Lane Seller and CMS in the Lane Stock Purchase Agreement shall be true and correct, other than for such failures in the foregoing clauses (i)(B) and (ii) to be true and correct (ignoring for such purposes any materiality or material adverse effect qualifiers therein) that, individually or in the aggregate, have not and are not reasonably likely to have a B&W Material Adverse Effect, in the case of each of the foregoing clauses (i) and (ii), as of the date of this Agreement. RJR shall have received a certificate signed on behalf of B&W and Lane by the chief financial officers of B&W and Lane to such effect.

                  (b) Performance of Obligations of B&W. B&W shall have performed in all material respects all material obligations required to be performed by it under this Agreement that are required to be performed at or prior to the Closing Date, and RJR shall have received a certificate signed on behalf of B&W by the chief financial officer of B&W to such effect.

                  (c) A B&W Transaction Material Adverse Effect shall not have occurred since the date of this Agreement.

                  (d) B&W (or one of its affiliates) shall have executed and delivered each Commercial Agreement to which it is intended to be a party.

                  (e) Tax Ruling. RJR shall have received a private letter ruling from the IRS (the "RJR Tax Ruling") regarding the transactions contemplated by this Agreement, which ruling is reasonably acceptable to RJR, to the effect that, based on the facts and representations provided in the request for the RJR Tax Ruling, (i) the B&W Opco Stock Contribution and the Merger will be treated for federal income tax purposes as an exchange described in Section 351 of the Code, (ii) the Lane Stock Sale will not be treated as a transaction resulting in a Section 301 distribution and (iii) either (x) a similar ruling that the Merger will also be treated as a reorganization within the meaning of Section 368(a) of the Code or (y) an opinion of Jones Day, dated the Closing Date, which opinion is reasonably acceptable to RJR, that the Merger will also be treated as a reorganization within the meaning of Section 368(a) of the Code, and in rendering such opinion Jones Day shall be entitled to rely on the facts and representations provided in the request for the RJR Tax Ruling. The RJR Tax Ruling shall also be to the effect that the Post-Effective Time Contribution and Merger will be treated as a Section 351 exchange followed by a Section 368(a) reorganization, provided that in the absence of such ruling, RJR shall have received an opinion of Jones Day to the same effect, dated the Closing Date, which opinion is reasonably acceptable to RJR, and in rendering such opinion Jones Day shall be entitled to rely on the facts and representations provided in the request for the RJR Tax Ruling.

                  SECTION 7.04. Frustration of Closing Conditions. Neither RJR nor B&W may rely on the failure of any condition set forth in Section 7.01,
7.02 or 7.03 to be satisfied if such failure was caused by such party's failure to act in good faith and to use its reasonable best efforts to consummate the Merger and the other Transactions, as required by and subject to Section 6.03.

                                 ARTICLE VIII

                       Termination, Amendment and Waiver

                  SECTION 8.01. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after receipt of the RJR Stockholder Approval:

                  (a)      by mutual written consent of B&W and RJR;

                  (b)      by either B&W or RJR:

                           (i) if the Merger is not consummated on or before October 27, 2004 (the "Outside Date"); provided, however, that the right to terminate this Agreement pursuant to this Section 8.01(b)(i) shall not be available to any party whose breach of a representation, warranty or covenant in this Agreement has been a principal cause of or resulted in the failure of the Transactions to be consummated on or before such date;

                           (ii)     if any Restraint preventing the
                  consummation of the Transactions shall be in effect and shall have become final and nonappealable; or

                           (iii) if the RJR Stockholder Approval shall not have been obtained at the RJR Stockholders Meeting duly convened therefore or at any adjournment or postponement thereof at which a proper vote on such matters was taken;

                  (c) by B&W, if RJR breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 7.02(a) or 7.02(b) and (ii) cannot be or has not been cured within 30 days after the giving of written notice to RJR of such breach (provided that B&W is not then in material breach of any representation, warranty or covenant contained in this Agreement);

                  (d) by B&W, in the event that (i) a RJR Adverse Recommendation Change has occurred in accordance with Section 5.02(b) or (ii) without approval in writing from B&W, the RJR Board amends the RJR Rights Agreement or redeems the RJR Rights or (iii) without approval in writing from B&W, the RJR Board takes any action with respect to, or makes any determination under, the RJR Rights Agreement and, as a result of such action or determination, any person other than B&W or any of its affiliates becomes an Acquiring Person (as defined in the RJR Rights Agreement as in effect on the date of this Agreement), in each case in accordance with Section 6.12 (for the avoidance of doubt, this clause (iii) shall not apply solely as a result of any person becoming an Acquiring Person (as defined in the RJR Rights Agreement as in effect on the date of this Agreement) and a Distribution Date, Triggering Event, Section 11(a)(ii) Event, Section 13 Event or Stock Acquisition Date (in each case, as defined in the RJR Rights Agreement as in effect on the date of this Agreement) occurring as a result thereof);

                  (e) by RJR, if B&W breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 7.03(a) or 7.03(b) and (ii) cannot be or has not been cured within 30 days after the giving of written notice to B&W of such breach (provided that RJR is not then in material breach of any representation, warranty or covenant in this Agreement);

                  (f) by RJR in accordance with, and subject to the terms and conditions of, Section 5.02(b); and

                  (g) by B&W in accordance with, and subject to the terms and conditions of, Section 5.03(b).

                  SECTION 8.02. Effect of Termination. In the event of termination of this Agreement by either RJR or B&W as provided in Section 8.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of B&W or RJR, other than the provisions of
Section 3.18, Section 4.18, the last sentence of Section 6.02(a), Section 6.07,
Section 6.08, this Section 8.02 and Article IX, which provisions shall survive such termination. Nothing in this Section 8.02 shall be deemed to release any party from any liability for any wilful and material breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement.

                  SECTION 8.03. Amendment. This Agreement may be amended by the parties at any time before or after receipt of the RJR Stockholder Approval; provided, however, that after receipt of the RJR Stockholder Approval, there shall be made no amendment that by Law requires further approval by the stockholders of RJR without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

                  SECTION 8.04. Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) waive compliance with any of the agreements or conditions contained in this Agreement; provided, however, that after receipt of the RJR Stockholder Approval, there shall be no waiver that by Law requires further approval by the stockholders of RJR without the further approval of such stockholders. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights nor shall any single or partial exercise by any party to this Agreement of any of its rights under this

Agreement preclude any other or further exercise of such rights or any other rights under this Agreement.

                  SECTION 8.05. Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 8.01, an amendment of this Agreement pursuant to Section 8.03 or an extension or waiver pursuant to Section 8.04 shall, in order to be effective, require in the case of B&W or RJR, action by its Board of Directors or the duly authorized designee of its Board of Directors.

                                  ARTICLE IX

                               General Provisions

                  SECTION 9.01. Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any certificate or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations or warranties, shall survive the Effective Time. This Section 9.01 shall not limit this Article IX or any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

                  SECTION 9.02. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given upon receipt by the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)      if to B&W, to:

                           Attention:
                           401 South 4th Avenue
                           Louisville, KY 40732
                           Fax:  (502) 217-7297

                           Attention:  General Counsel
                           with a copy to:

                           Cravath, Swaine & Moore LLP
                           825 Eighth Avenue
                           New York, NY 10019
                           Fax:  212-474-3700
                           Phone:  212-474-1000

                           Attention: Philip A. Gelston, Esq.
                                      Sarkis Jebejian, Esq.

                  (b)      if to RJR, to:

                           Attention:
                           401 North Main Street
                           Winston-Salem, NC 27102
                           Fax:  (336) 741-2998

                           Attention:  General Counsel

                           with a copy to:

                           Jones Day
                           222 East 41st Street
                           New York, NY 10017
                           Fax:  212-755-7306
                           Phone:  212-326-3939

                           Attention:  Jere R. Thomson, Esq.

                  (c) if to Reynolds American, to both B&W and RJR as specified above.

                  SECTION 9.03. Definitions. For purposes of this Agreement:

                  An "Action" means any claim, suit, action, arbitration, inquiry, investigation or other proceeding of any nature (whether criminal, civil, legislative, administrative, regulatory, prosecutorial or otherwise) by or before any Governmental Entity.

                  An "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person.

                  "B&W Business" means the tobacco businesses of B&W and its subsidiaries as such businesses have been conducted in the United States and its territories and possessions on or prior to the date of this Agreement.

                  A "B&W Material Adverse Effect" means any change, effect, event, occurrence, state of facts or development that, individually or in the aggregate, (a) is materially adverse to the business, financial condition or results of operations of the B&W Business (other than with respect to the Excluded Assets and Excluded Liabilities) and CMS, taken as a whole, or (b) is reasonably likely to prevent or materially impede, interfere with, hinder or delay the consummation by B&W and its affiliates of the Transactions, other than, in each case, any change, effect, event, occurrence, state of facts or development arising out of or related to (w) economic or political conditions or the securities markets in general, (x) any failure, in and of itself, by B&W to meet any internal or published projections, forecasts, or revenue or earnings predictions, (y) the industry in which B&W and RJR participate or (z) the announcement or existence of the Transactions.

                  A "B&W Transaction Material Adverse Effect" means any change, effect, event, occurrence or development occurring after the date of this Agreement that, individually or in the aggregate, (a) is reasonably likely to render B&W Opco Insolvent following the Asset Contribution and Assumption of Liabilities or (b) is reasonably likely to render Reynolds American Insolvent following the consummation of the Transactions.

                  "Environmental Condition" means and includes the generation, discharge, emission, release or threatened release into the environment (including ambient air, surface water, groundwater or land), spill, receiving, handling, use, storage, containment, treatment, transportation, shipment or disposition of any Hazardous Materials by B&W or any B&W Subsidiary (or their predecessors) or by RJR or any of its Subsidiaries (or their predecessors), as the case may be, which has resulted in or may reasonably result in response action under any Environmental Laws or as to which any liability is currently or may in the future be imposed on such persons based on conditions existing prior to the date of this Agreement or the actions or omissions prior to the date of this Agreement of any person (or their predecessors) with respect to any Hazardous Materials or reporting with respect thereto.

                  "Environmental Law" means any applicable Law, Judgment or Consent issued or promulgated by or entered into with any Governmental Entity relating to pollution or the protection of the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), the presence, management, release, disposal of, or exposure to, Hazardous Materials, or the protection of human health and safety.

                  "Hazardous Materials" means any chemical, material, substance or waste that is regulated pursuant to any environmental Law including petroleum and petroleum by-products, asbestos and asbestos-containing materials, urea formaldehyde foam insulation, polychlorinated biphenyls, pesticides and herbicides, radon gas, or chlorofluorocarbons and ozone-depleting substances.

                  "Insolvent" with respect to any person means, on the date of determination, (a) such person will be unable to pay its liabilities, subordinated, contingent or otherwise, as such liabilities become due, (b) such person will be unable to continue to conduct its business as a going concern,
(c)(i) a judgment has been obtained against such person or its subsidiaries, which judgment, if collected, would cause such person to be unable (A) to pay its liabilities, subordinated, contingent or otherwise, as such liabilities become due or(B) to continue to conduct its business as a going concern and
(ii) such person and its subsidiaries do not have the capital resources, taking into account the other capital needs of such person and its subsidiaries, to post an appeal bond or similar instrument necessary to stay the execution of such judgment or (d) a voluntary or involuntary petition for bankruptcy has been filed with respect to such person or any of its material subsidiaries. For purposes of this definition, the value of the liabilities of a person and its subsidiaries as of any date of determination will be equal to the amount that such person and its subsidiaries would be required to include, under GAAP, on such person's consolidated balance sheet as of such date.

                  "Intellectual Property" means trademarks (registered or unregistered), service marks, brand names, certification marks, trade dress, designs, assumed names, trade names, domain names and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person; registration or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; any intellectual property or proprietary rights similar to any of the foregoing; licenses, immunities, covenants not to sue and the like relating to any of the foregoing; patents (including all reissues, divisions, continuations and extensions thereof), patent rights, know-how, processes, technology and inventions and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; and any claims or causes of action arising out of or related to any infringement, misuse or misappropriation of any of the foregoing.

                  A "person" means any individual, firm, corporation, partnership, company, limited liability company, trust, joint venture, association, Governmental Entity, unincorporated organization or other entity.

                  A "RJR Material Adverse Effect" means any change, effect, event, occurrence, state of facts or development that, individually or in the aggregate, (A) is materially adverse to the business, financial condition or results of operations of RJR and the RJR Subsidiaries, taken as a whole, or (B) is reasonably likely to prevent or materially impede, interfere with, hinder or delay the consummation by RJR and the RJR Subsidiaries of the Transactions, other than, in each case, any change, effect, event, occurrence, state of facts or development arising out of or related to (w) economic or political conditions or the securities markets in general, (x) any failure, in and of itself, by RJR to meet any internal or published projections, forecasts, or revenue or earnings predictions, (y) the industry in which RJR and B&W participate or (z) the announcement or existence of the Transactions.

                  A "RJR Transaction Material Adverse Effect" means any change, effect, event, occurrence or development occurring after the date of this Agreement that, individually or in the aggregate, (a) is reasonably likely to render RJR Insolvent or (b) is reasonably likely to render Reynolds American Insolvent following the consummation of the Transactions.

                  A "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person; provided, however, that notwithstanding any provision herein, for all purposes of this Agreement, the Excluded Subsidiaries shall be deemed not to be subsidiaries of B&W.

                  SECTION 9.04. Interpretation; Disclosure Letters. When a reference is made in this Agreement to a Section, Subsection, Schedule or Exhibit, such reference shall be to a Section or Subsection of, or a Schedule or an Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein", "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term "or" is not exclusive. The word "extent" in the phrase "to the extent" shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply "if". A party to this Agreement will be deemed to have "knowledge" of a particular fact or matter if an executive officer of such party or an executive officer of such party's ultimate parent is actually aware of such fact or matter or has been presented information or evidence which would lead a reasonable and prudent individual to determine the existence of such fact or matter. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented (other than any amendment to the Filed RJR SEC Documents after the date of this Agreement). References to a person are also to its permitted successors and assigns.

                  SECTION 9.05. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the Transactions contemplated hereby are fulfilled to the extent possible.

                  SECTION 9.06. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

                  SECTION 9.07. Entire Agreement; No Third-Party Beneficiaries. The Transaction Agreements, taken together with the RJR Disclosure Letter, the B&W Disclosure Letter and the Confidentiality Agreement, (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the Transactions and (b) except for the provisions of Section 1.09 and Section 6.06, are not intended to confer upon any person (including any stockholder of any party) other than the parties any rights or remedies.

                  SECTION 9.08. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

                  SECTION 9.09. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties without the prior written consent of the other parties hereto. Any purported assignment without such prior written consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.

                  SECTION 9.10. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Delaware or in the Chancery Court of the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or Chancery Court of the State of Delaware in the event any dispute arises out of this Agreement or any Transaction, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) irrevocably and unconditionally waives (and agrees not to plead or claim) any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or any Transaction, (d) agrees that it will not bring any action relating to this Agreement or any Transaction in any court other than any Federal court sitting in the State of Delaware or Chancery Court of the State of Delaware and
(e) waives any right to trial by jury with respect to any action related to or arising out of this Agreement or any Transaction.

                  IN WITNESS WHEREOF, B&W and RJR have duly executed this Agreement, all as of the date first written above.


                                BROWN & WILLIAMSON TOBACCO CORPORATION,

                                by /s/ Timothy J. Hazlett
                                  ---------------------------------------------
                                  Name: Timothy J. Hazlett
                                  Title: Vice President/Law &
                                         General Counsel Corporate


                                R.J. REYNOLDS TOBACCO HOLDINGS, INC.,


                                by /s/ Andrew J. Schindler
                                  ---------------------------------------------
                                  Name: Andrew J. Schindler
                                  Title: Chairman of the Board, President and
                                         Chief Executive Officer

                                                                       EXHIBIT A


                                   FORMATION AGREEMENT, dated as of /-/,
                           200[ ] (this "Agreement"), among BROWN & WILLIAMSON TOBACCO CORPORATION, a Delaware corporation ("B&W"), B&W OPCO, a North Carolina corporation ("B&W Opco"), and REYNOLDS AMERICAN INC., a North Carolina corporation ("Reynolds American").

         WHEREAS the respective Boards of Directors of B&W, B&W Opco and Reynolds American have approved the execution, delivery and performance of this Agreement;

         WHEREAS B&W and R.J. Reynolds Tobacco Holdings, Inc., a Delaware corporation ("RJR"), entered into the Business Combination Agreement, dated as of October 27, 2003 (the "Combination Agreement"), and each of B&W, RJR, B&W Opco, Reynolds American and certain of their affiliates will engage in the Transactions (as defined in the Combination Agreement);

         WHEREAS B&W has agreed to contribute to B&W Opco, and B&W Opco has agreed to accept from B&W, all of the assets, other than the Excluded Assets (as defined below), of B&W in exchange for all of the outstanding capital stock of B&W Opco (the "Asset Contribution");

         WHEREAS B&W has agreed to assign to B&W Opco, and B&W Opco has agreed to assume from B&W, all of the liabilities, other than the Excluded Liabilities (as defined below), of B&W (the "Assumption of Liabilities");

         WHEREAS B&W and B&W Opco have agreed to certain arrangements regarding the employees of B&W; and

         WHEREAS B&W and Reynolds American have agreed that the B&W Opco Stock Contribution (as defined in the Combination Agreement) will occur immediately following completion of the Asset Contribution and the Assumption of Liabilities.

         NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I

                                   Definitions

         SECTION 1.01. Definitions. As used in this Agreement, the following terms shall have the following meanings:

         "Action" means any claim, suit, action, arbitration, inquiry, investigation or other proceeding of any nature (whether criminal, civil, legislative, administrative, regulatory, prosecutorial or otherwise) by or before any court, arbitrator or governmental entity or similar body.

         An "affiliate" of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

         "Asset Contribution" has the meaning set forth in the recitals to this Agreement.

         "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by B&W Opco or any of its Subsidiaries including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition") of (a) any shares of capital stock of a Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than B&W Opco or one of its Subsidiaries), (b) all or substantially all the assets of any division or line of business of B&W Opco or any of its Subsidiaries or (c) any other assets of B&W Opco or any of its Subsidiaries outside of the ordinary course of business of B&W Opco or such Subsidiary, in each case, other than (i) a disposition by a Subsidiary of B&W Opco to B&W Opco or by B&W Opco or any of its Subsidiaries to a Subsidiary of B&W Opco, (ii) a disposition by B&W Opco or any Subsidiary of B&W Opco to Reynolds American or any of its Subsidiaries (other than B&W Opco and its Subsidiaries) if the transferee agrees to jointly and severally assume the obligations of B&W Opco under this Agreement, such assumption to be in form and substance reasonably satisfactory to B&W (provided that the obligations of B&W Opco under this Agreement shall not be terminated as a result of such assumption), (iii) a disposition that constitutes a Restricted Payment but that is not otherwise prohibited by Section 5.05(c) or (iv) any sale or disposition deemed to occur in connection with creating or granting any liens to a third party that is not an affiliate of Reynolds American in connection with a bona fide financing or that arise as a matter of law.

         "Assumed Liabilities" means all the Liabilities (other than the Excluded Liabilities) of B&W or any of the Included Subsidiaries or otherwise to the extent related to the B&W Business (including (a) all Liabilities of B&W and the Included Subsidiaries arising out of the operation or conduct of their respective businesses prior to the Asset Contribution, (b) all Liabilities of B&W and its affiliates under the State Settlements and (c) all Liabilities of B&W and the Included Subsidiaries arising out of or in connection with any Action to the extent relating to the development, manufacture, packaging, labeling, production, delivery, sale, resale, distribution, marketing, promotion, use or consumption of, or exposure to tobacco products, including smoking and health-related and safety-related claims).

         "Assumption of Liabilities" has the meaning set forth in the recitals to this Agreement.

         "B&W" has the meaning set forth in the preamble to this Agreement.

         "B&W Accounting Policies" has the meaning set forth in Section 2.04(a).

         "B&W Benefit Plans" has the meaning assigned to such term in the Combination Agreement.

         "B&W Business" means the tobacco businesses of B&W and the Included Subsidiaries as such businesses have been conducted in the United States and its territories and possessions on or prior to the date of this Agreement.

         "B&W Indemnitees" means B&W, each affiliate of B&W (other than Reynolds American, B&W Opco and their respective Subsidiaries following the Effective Time (as defined in the Combination Agreement)), each of their respective Representatives and each of the heirs, executors, successors and assigns of any of the foregoing.

         "B&W Opco" has the meaning set forth in the preamble to this Agreement.

         "B&W Opco Common Stock" means the common stock, par value $0.01 per share, of B&W Opco.

         "B&W Opco Indemnitees" means B&W Opco, Reynolds American and their respective Subsidiaries and Representatives and each of the heirs, executors, successors and assigns of any of the foregoing.

         "B&W Opco Services" has the meaning assigned to such term in Section 2.06(b).

         "B&W Opco Stock Contribution" has the meaning assigned to it in the Combination Agreement.

         "B&W Packaging" has the meaning assigned to such term in Section 2.05.

         "B&W Services" has the meaning assigned to such term in Section
2.06(a).

         "B&W Trademark" has the meaning assigned to such term in Section 2.05.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Combination Agreement" has the meaning set forth in the recitals to this Agreement.

         "Consent" has the meaning assigned to such term in Section 2.03.

         "Consolidated Net Worth" means, as at any date of determination, the total amount of shareholders' equity that would be shown on the balance sheet of B&W Opco and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of such date of determination; provided, however, that Consolidated Net Worth as so determined shall be adjusted by adding thereto the sum, without duplication, of (i) all consolidated non-cash impairment and amortization charges related to goodwill, trademarks and other intangible assets of B&W Opco and its Subsidiaries during the period from the date of this Agreement to such date of determination and (ii) all restructuring charges related to B&W Opco and its

Subsidiaries that have been reflected in the consolidated financial statements of Reynolds American that have been filed with the SEC during the period from the date of this Agreement to such date of determination.

         "Contributed Assets" means (other than the Excluded Assets), without duplication, (a) all the capital stock of the Included Subsidiaries, (b) all the business, properties, assets, goodwill and rights of B&W and the Included Subsidiaries of whatever kind and nature, real or personal, tangible or intangible, that are owned by, leased or licensed to B&W or any of the Included Subsidiaries on the date of this Agreement (including any items arising under insurance policies and all guarantees, warranties, indemnities and similar rights in favor of B&W to the extent relating to any Contributed Asset or any Assumed Liability and all assets of the B&W Benefit Plans the sponsorship of which is transferred to B&W Opco in connection with this Agreement) and (c) an amount in cash equal to the Estimated MSA Liability Amount.

         "Employees" means all individuals employed immediately prior to the Asset Contribution by B&W and the Included Subsidiaries, whether employed within or outside the United States and whether or not subject to a labor or collective bargaining agreement, including active employees, employees on vacation, holiday, jury duty, bereavement leave or other leave of absence (including employees on short-term disability and long-term disability).

         "Employment Transfer Time" has the meaning assigned to such term in
Section 4.01.

         "Estimated MSA Liability Amount" means the accrued MSA Liability Amount as of the date of this Agreement, as estimated in writing by B&W not less than two days nor more than five days prior to the date of this Agreement.

         "Excluded Assets" means:

                  (a) all cash, cash equivalents and bank deposits of B&W and its Subsidiaries other than (1) any cash described in clause (c) of the definition of Contributed Assets or (2) any cash, cash equivalents, deposits or other assets securing the obligations of B&W and its Subsidiaries for workers' compensation, licenses, permits and other similar obligations required under law;

                  (b) the capital stock of each of the Excluded Subsidiaries and all the business, properties, assets, goodwill, rights and Liabilities of the Excluded Subsidiaries;

                  (c) all receivables, accounts and indebtedness (other than trade receivables) due to B&W from PLC or any of its Subsidiaries, other than from any Included Subsidiary

                  (d) any loan agreements, security documents and other contracts related to receivables, accounts and indebtedness described in clause (c) of this definition or clauses (i) and (j) of the definition of Excluded Liabilities;

                  (e) the $100 million bond filed by B&W in connection with the appeal of Engle v. R.J. Reynolds Tobacco Co. class action litigation in Florida, collateral securing such bond and all interest and other proceeds thereof;

                  (f) all other bonds, letters of credit or similar instruments provided by B&W or any of its Subsidiaries in connection with any tobacco-related litigation, collateral securing such bonds and all interest and other proceeds thereof, including those listed on Schedule 1.01(a);

                  (g) all rights and interests of B&W and the Excluded Subsidiaries under this Agreement and any other Transaction Agreement;

                  (h) all records prepared in connection with the Transactions;

                  (i) any tax records and copies of all other records of B&W or any of its Subsidiaries;

                  (j) any service marks and service mark applications, trademarks and trademark applications, trade dress, logos and slogans, whether registered or unregistered, and the right to use any such service marks and service mark applications, trademarks and trademark applications, trade dress, logos and slogans, in any jurisdiction other than the United States and its territories and its possessions;

                  (k) any patents, patent applications, inventions, trade secrets, proprietary processes, databases, software and formulae, and the right to use any such patents, patent applications, inventions, trade secrets, proprietary processes, databases, software and formulae, to the extent registered or patented in, or otherwise protected by, any jurisdiction other than the United States and its territories and its possessions;

                  (l) all rights, claims and credits of B&W or any of its Subsidiaries to the extent arising out of any other Excluded Asset or any Excluded Liability, including any such items arising under insurance policies and all guarantees, warranties, indemnities and similar rights in favor of B&W or any of its Subsidiaries in respect of any other Excluded Asset or any Excluded Liability;

                  (m) any capital stock of Reynolds American owned by B&W or any of its Subsidiaries;

                  (n) any rights in the assets of the trusts established pursuant to the Secular Trust Agreements by and among State Street Bank and Trust Company, B&W, and the individuals party thereto listed on
         Schedule 1.01(b) (the "SERP Trust Individuals"), to the extent held in an account thereunder for the purpose of providing a fund to pay benefits under the Supplemental Pension Plan for Executives of B&W (the "B&W SERP") (defined in the Secular Trust Agreement as the "SERP Account");

                  (o) any assets held in connection with the B&W Executive Life Insurance Plan (the "B&W ELP");

                  (p) all rights to refunds, credits or offsets of Taxes relating to the Contributed Assets or the Assumed Liabilities with respect to Pre-Closing Tax Periods; and

                  (q) all assets identified on Schedule 1.01(c).

                  "Excluded Liabilities" means:

                  (a) any Liability of an Excluded Subsidiary or any other Liability to the extent arising out of the business of an Excluded Subsidiary;

                  (b) all obligations of B&W and the Excluded Subsidiaries under this Agreement and any other Transaction Agreement;

                  (c) any Liability under the B&W SERP, to the extent it pertains or relates to the service and/or accrued benefits of the SERP Trust Individuals prior to the Employment Transfer Time, calculated on the assumption that the SERP Trust Individual's employment terminated immediately prior to the Employment Transfer Time;

                  (d) any liability under each Agreement Pertaining to Revisions to Benefit Plans and Programs (the "Revision Agreement") entered into at any time prior to the Employment Transfer Time between B&W and a SERP Trust Individual, to the extent it pertains or relates to the B&W SERP with respect to the period prior to the Employment Transfer Time;

                  (e) any liability under the B&W ELP and any liability under any successor or substitute plan, program or arrangement in effect immediately prior to the Employment Transfer Time providing life insurance coverage to any person covered under the B&W ELP or any such successor or substitute plan, program or arrangement, other than any liability related to group term-life insurance payable in lieu of continued B&W ELP participation;

                  (f) any liability under a Revision Agreement entered into at any time prior to the Employment Transfer Time, to the extent it pertains or relates to the B&W ELP or any successor or substitute plan, program or arrangement described in clause (e) above, other than any liability related to group term-life insurance payable to non-officers in lieu of continued B&W ELP participation;

                  (g) any Liability to the extent such Liability relates to the Excluded Assets;

                  (h) (i) all Taxes (other than U.S. federal and state excise Taxes) of each Included Subsidiary measured with respect to all Taxable periods ending on or before the date of this Agreement and the portion through the end of the date of this Agreement for any Taxable period that includes (but does not end on) the date of this Agreement, provided, that for purposes of this Agreement, (A) all real property Taxes, personal property Taxes and similar ad valorem obligations levied with respect to the Contributed Assets for a Tax period that includes (but does not end on) the date of this Agreement shall be apportioned between B&W and B&W Opco based upon the number of days of such period included in the Pre-Closing Tax Period and the number of days of such Tax period after the date of this Agreement (which period shall not include the date of this Agreement) and (B) all other Taxes (other than U.S. federal and state excise Taxes) for a Tax period that includes (but does not end on) the date of this Agreement shall be determined based upon an actual closing of the books as if such Tax period ended as of the close of business on the date of this Agreement, (ii) any and all Taxes (other than U.S. federal and state excise Taxes) of any member of an affiliated, consolidated, combined, or unitary group of which an Included Subsidiary (or any of their predecessors) is or was a member on or prior to the date of this Agreement, including pursuant to Treas. Reg.Section 1.1502-6 or any analogous or similar provision of Law, and (iii) all Taxes (other than U.S. federal or state excise Taxes) of an Included Subsidiary arising from or related to the Transactions;

                  (i) all Liabilities of B&W Opco or any of the Included Subsidiaries in respect of (i) borrowed money, (ii) bonds, debentures, notes or similar instruments issued in connection with borrowed money,
         (iii) conditional sale or other title retention agreements related to property or assets purchased by B&W or any of the Included Subsidiaries, (iv) the deferred purchase price of property or services (other than trade payables and other accounts payable generated in the ordinary course), (v) interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements and (vi) guarantees given by B&W or any Included Subsidiary in respect of any of the foregoing (other than any letters of credit); and

                  (j) all payables, accounts and indebtedness (other than trade payables) owed by B&W to PLC or any of its Subsidiaries, other than to any Included Subsidiary.

         "Excluded Subsidiaries" means, collectively, the Subsidiaries of B&W listed on Schedule 1.01(d) and the Subsidiaries of such listed Subsidiaries.

         "Filings" means Reynolds American's Form S-4 initially filed with the SEC on [ ], 200[ ] and any other document filed or required to be filed with the SEC by Reynolds American or RJR in connection with the Transactions (including any preliminary or final form thereof or any amendment or supplement thereto).

         "Final Determination" means the final resolution of Liability for any Tax for any taxable period by or as a result of (a) a final and unappealable decision, judgment, decree or other order by any court of competent jurisdiction, (b) a final settlement with the IRS, a closing agreement or accepted offer in compromise under Sections 7121 or 7122 of the Code or a comparable agreement under the laws of other jurisdictions, in each case which resolves the entire Tax Liability for any taxable period, (c) any allowance of a refund or credit in respect of an overpayment of Tax, but only after the expiration of all periods during which such refund may be recovered by the jurisdiction imposing the Tax, or (d) any other final disposition, including, without limitation, by reason of the expiration of the applicable statute of limitations.

         "GAAP" means U.S. generally accepted accounting principles, consistently applied by the applicable party (except to the extent relating to a change in GAAP).

         "Included Subsidiaries" means, collectively, the Subsidiaries of B&W that are not Excluded Subsidiaries.

         "Indemnifiable Losses" means all losses, Liabilities, damages (including compensatory damages, punitive damages, exemplary damages, penalties, sanctions and restitution), deficiencies, fines, expenses, Actions, demands, judgments, orders, decrees or settlements, whether or not resulting from Third Party Claims, including interest and penalties recovered by a third party with respect thereto and out-of-pocket expenses and reasonable attorneys' and accountants' fees and expenses incurred in the investigation or defense of any of the same or in asserting, preserving or enforcing any of an Indemnitee's rights hereunder, suffered or incurred by an Indemnitee.

         "Indemnifying Party" has the meaning assigned to such term in Section 5.03(a).

         "Indemnitee" means any of the B&W Indemnitees or the B&W Opco Indemnitees, as the case may be.

         "Independent Firm" has the meaning set forth in Section 2.04(c).

         "IRS" means the United States Internal Revenue Service.

         "Liabilities" means any and all debts, liabilities, commitments and obligations, whether fixed, contingent or absolute, matured or unmatured, liquidated or unliquidated, accrued or not accrued, known or unknown, whenever or however arising and whether or not the same would be required by GAAP to be reflected in financial statements or disclosed in the notes thereto.

         "Measurement Time" has the meaning set forth in Section 2.04(a).

         "Minimum Required Working Capital Amount" means, with respect to any date, the amount set forth on Schedule 1.01(e) with respect to such date.

         "MSA" means the Master Settlement Agreement, dated as of November 23, 1998, among the 46 states and five U.S. territories listed on the signature pages thereto, the District of Columbia, Philip Morris Incorporated, R.J. Reynolds Tobacco Company, B&W and Lorillard Tobacco Company, as amended, supplemented or replaced.

         "MSA Liability Amount" means, with respect to any period, the total of all amounts due by B&W for such period pursuant to (a) the State Settlements and
(b) attorney fee payment agreements adopted pursuant to any of the State Settlements.

         "Negotiation Period" has the meaning set forth in Section 2.04(b).

         "Reynolds American" has the meaning set forth in the preamble to this Agreement.

         "Non-Assignable Assets" has the meaning set forth in Section 2.03.

         "Notice of Dispute" has the meaning set forth in Section 2.04(b).

         "Person" means any individual, firm, corporation, partnership, company, limited liability company, trust, joint venture, association, governmental entity, unincorporated organization or other entity.

         "[PLC]" means [ ] P.L.C., a public limited company incorporated under the laws of England and Wales.

         "Pre-Closing Tax Period" means all taxable periods ending on or before the day of this Agreement and the portion ending on the day of this Agreement of any taxable period that includes (but does not end on) such day.

         "RJR" has the meaning set forth in the preamble to this Agreement.

         "Representative" of any Person means any officer, director, manager, employee, consultant, attorney or other advisor or representative of such Person.

         "Restricted Payments" means, with respect to B&W Opco or any of its Subsidiaries, (a) the declaration or payment of any dividends or any other distributions of any sort in respect of its capital stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its capital stock (other than dividends or distributions payable solely in its capital stock and dividends or distributions payable solely to B&W Opco or one of its Subsidiaries), (b) the purchase, redemption or other acquisition or retirement for value of any capital stock of B&W Opco held by any Person or of any capital stock of a Subsidiary of B&W Opco held by any affiliate of Reynolds American (other than B&W Opco or a Subsidiary of B&W Opco), including in connection with any merger or consolidation and including the exercise of any option to exchange any capital stock, or (c) the making of any investment in Reynolds American or any of its Subsidiaries

(other than B&W Opco or one of its Subsidiaries); provided, however, that, with respect to any calendar year, Restricted Payments shall not include the declaration or payment of any dividends (other than extraordinary dividends or liquidating dividends) or any other distributions of any sort by B&W Opco in respect of its capital stock in an aggregate amount equal to the sum, without duplication, of (i) (A) the aggregate amount of dividends (other than extraordinary dividends or liquidating dividends) paid by Reynolds American to the holders of Reynolds American common stock during such calendar year and (B) the aggregate amount of cash required by Reynolds American to repurchase Reynolds American common stock pursuant to Section 2.04(d) of the Governance Agreement (as defined in the Combination Agreement) and (B) the aggregate amount of interest, indebtedness and corporate overhead expenses paid by Reynolds American or R.J. Reynolds Tobacco Holdings, Inc. during such calendar year (including amounts paid in respect of payroll and other compensation expenses (including pensions) and other post-retirement benefits), Taxes, insurance, SEC, NYSE and other administrative fees and expenses, banking fees and expenses and other types of corporate overhead and administrative costs and expenses associated with being a public holding company); provided, further, however, that, in the event Reynolds American owns any "significant subsidiary" (as defined in Regulation S-X of the SEC) that is not a Subsidiary of B&W Opco, the amount determined in clause (i) and (ii) above will be reduced by the amount of such payments allocated to such significant subsidiary by Reynolds American as determined by Reynolds American in good faith consistent with past practice.

         "SEC" means the Securities and Exchange Commission.

         "State Settlements" means (a) the MSA and (b) the Settlement Agreement, dated as of August 25, 1997, among the State of Florida, Philip Morris Incorporated, R.J. Reynolds Tobacco Company, B&W, Lorillard Tobacco Company and United States Tobacco Company, as amended by the Stipulation of Amendment to Settlement Agreement and For Entry of Consent Decree, dated as of September 11, 1998, (c) the Settlement Agreement and Stipulation for Entry of Consent Decree, dated as of May 8, 1998, among the State of Minnesota, Philip Morris Incorporated, R.J. Reynolds Tobacco Company, B&W and Lorillard Tobacco Company,
(d) the

Comprehensive Settlement Agreement and Release, dated as of October 17, 1997, among the State of Mississippi, Philip Morris Incorporated, R.J. Reynolds Tobacco Company, B&W and Lorillard Tobacco Company, as amended by the Stipulation of Amendment to Settlement Agreement and For Entry of Agreed Order, dated as of July 2, 1998, (e) the Comprehensive Settlement Agreement and Release, dated as of January 16, 1998, among the State of Texas, Philip Morris Incorporated, R.J. Reynolds Tobacco Company, B&W, Lorillard Tobacco Company and United States Tobacco Company, as amended by the Stipulation of Amendment to Settlement Agreement and For Entry of Consent Decree, dated as of July 24, 1998, in each case, as amended, supplemented or replaced, and (f) the Trust Agreement, dated July 19, 1999 among Philip Morris Incorporated, B&W, Lorillard Tobacco Company and R.J. Reynolds Tobacco Company, as settlors, The Chase Manhattan Bank, as trustee, and the Grower States listed therein, as amended, supplemented or replaced.

         "Submission Notice" has the meaning set forth in Section 2.04(c).

         A "Subsidiary" of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

         "Successor Company" has the meaning assigned to such term in Section 5.05(a).

         "Taxes" means all (a) domestic or foreign (whether national, Federal, state, provincial, local or otherwise) taxes, assessments, duties or similar charges of any kind whatsoever, including all corporate franchise, income, sales, use, ad valorem, receipts, value added, profits, license, withholding, payroll, employment, excise, property, net worth, capital gains, transfer, stamp, documentary, payroll, alternative minimum, recapture and other taxes, including any interest, fines, penalties and additions imposed with respect to such amounts; (b) Liability for the payment of any amounts of the type described in clause (a) as a result of being a member of an affiliated, consolidated, combined, unitary or aggregate group and (c) Liability for the payment of any amounts as a result of an express or implied obligation to indemnify any other person with respect to the payment of any amounts of the type described in clause (a) or
(b).

         "Third Party Claim" has the meaning set forth in Section 5.03(a).

         "Transaction Agreements" has the meaning assigned to such term in the Combination Agreement.

         "Transactions" has the meaning assigned to such term in the Combination Agreement.

         "Working Capital" means, as of any time, (a) the sum of (i) Inventories
- FIFO basis (including leaf, finished goods, wrapping materials, spare parts and miscellaneous), (ii) Accounts Receivable External (including domestic accounts receivable, leaf (ELT) accounts receivable and miscellaneous accounts receivable), (iii) Due from Affiliates - Trading and (iv) Other Debtors (including salesforce contingent funds, sundry unidentified items, unamortized strike/wage concessions, prepaid insurance, prepaid legal fees, etc. but excluding LIC, home escrows and the Star note) less (b) the sum of, (i) Excise Tax Payable (Federal and state), (ii) Accrued Liabilities (including marketing accruals, provisions for payroll, vacation pay, profit sharing, etc.), (iii) Accounts Payable and (iv) Due to Affiliates - Trading. For the avoidance of doubt, Working Capital shall not include any accruals relating to the MSA Liability Amount.

         "Working Capital Statement" has the meaning set forth in Section
2.04(a).

                                   ARTICLE II

                               Asset Contribution

         SECTION 2.01. The Asset Contribution. Upon the effectiveness of this Agreement, (a) B&W shall contribute, assign, convey, transfer and deliver to B&W Opco, and B&W Opco shall acquire and accept from B&W, all right, title and interest of B&W in and to the Contributed Assets and (b) B&W Opco shall issue to B&W [ ] fully paid and nonassessable shares of B&W Opco Common Stock, representing all of the outstanding capital stock of B&W Opco.

         SECTION 2.02. Retention of Copies; Access. Notwithstanding anything to the contrary contained in this Agreement and subject to Section 6.10, (a) B&W may retain, at its expense, archival copies of contracts, books and records or other documents or materials conveyed by this Agreement, and (b) B&W Opco will permit B&W to have reasonable access to such contracts, books, records, documents and materials on and after the date of this Agreement to make such copies. B&W Opco will give B&W at least 30 calendar days' prior written notice of B&W Opco's intention to dispose of any books, records or other documentation which constitute Contributed Assets. B&W will have the opportunity to obtain possession, at its own expense, of any such books, records or documentation as B&W may reasonably require prior to B&W Opco's disposition thereof. In the absence of bad faith or wilful misconduct, neither B&W nor B&W Opco will have any liability arising out of or in connection with its retention and handling of such records.

         SECTION 2.03. Consents. Notwithstanding anything to the contrary contained in this Agreement, if the contribution, assignment, conveyance, transfer or delivery or attempted contribution, assignment, conveyance, transfer or delivery to B&W Opco of any Contributed Asset is (a) prohibited by any applicable Law or (b) would require any authorization, approval, consent or waiver (each a "Consent") from a third Person and such Consent shall not have been obtained prior to the effectiveness of this Agreement (each, a "Non-Assignable Asset"), in either case, the Asset Contribution shall proceed, but the Asset Contribution shall not constitute the contribution, assignment, conveyance, transfer or delivery of such Non-Assignable Asset, and this Agreement shall not constitute a contribution, assignment, conveyance, transfer or delivery of such Non-Assignable Asset unless and until such Consent is obtained. After the Asset Contribution, B&W and B&W Opco shall continue to use reasonable best efforts to obtain any necessary Consent. The cost of obtaining any such Consent shall be borne solely by B&W and shall constitute an Excluded Liability hereunder. During the period between the date of this Agreement and the consummation of the contribution, assignment, conveyance, transfer or delivery of such Non-Assignable Asset, B&W will operate such Non-Assignable Assets pursuant to written instructions from B&W Opco and all benefits of, and risks arising out of or related to, the ownership and operation of such Non-Assignable Asset will be for the account of B&W

Opco, except as set forth in Section 5.01(b) or 5.02(b). At or as soon as reasonably practicable after the date of this Agreement, B&W and B&W Opco will enter into such agreements as may be reasonably required to carry out the intent of the immediately preceding sentence in order to provide such further specific assurances as B&W or B&W Opco may reasonably request.

         SECTION 2.04. Working Capital Adjustment.

         (a) As soon as reasonably practicable after the date of this Agreement (but in no event later than 60 calendar days after the date of this Agreement), B&W Opco will cause to be prepared and delivered to B&W an unaudited consolidated balance sheet of B&W Opco and its Subsidiaries as of the date of this Agreement, after giving effect to the Asset Contribution and the Assumption of Liabilities but prior to giving effect to the B&W Opco Stock Contribution (such time being referred to as the "Measurement Time"), together with a statement of each component of Working Capital of B&W Opco as of the Measurement Time (the "Working Capital Statement"). The Working Capital Statement will be prepared in accordance with the same accounting principles, policies, practices and procedures used to prepare the amounts set forth on Schedule 1.01(e), which are the same accounting principles, policies, practices and procedures used to prepare the B&W Audited Historical Financial Statements (as defined in the Combination Agreement), except that inventory is valued on a FIFO basis (the "B&W Accounting Policies"). B&W will have the right to audit the worksheets, examine underlying records and review any work papers relating to the Working Capital Statement.

         (b) If B&W disagrees with the Working Capital Statement, B&W must, within 20 business days after delivery of the Working Capital Statement to B&W, notify B&W Opco in writing as to whether B&W accepts the Working Capital Statement. If B&W notifies B&W Opco that it does not accept the Working Capital Statement (the "Notice of Dispute"), B&W will set out each disputed item, the amount in dispute and its reasons for such dispute in reasonable detail, including any adjustments which, in B&W's opinion, should be made to the Working Capital Statement in order to comply with the requirements of this Section 2.04. After delivery of the Notice of Dispute, B&W may not introduce additional disagreements with respect to any item in the Working Capital Statement. If a Notice of Dispute is received by B&W Opco in accordance with this Section 2.04(b), B&W and B&W Opco will use all reasonable efforts to meet and resolve the objections of B&W to the Working Capital Statement within 60 calendar days of B&W Opco's receipt of the Notice of Dispute (the "Negotiation Period").

         (c) If B&W and B&W Opco do not reach agreement prior to expiration of the Negotiation Period, then B&W and B&W Opco will each deliver to the Atlanta office of Ernst & Young LLP or such other accounting firm as the parties shall jointly agree (the "Independent Firm") a written notice (a "Submission Notice") specifying the nature and value of all items remaining in dispute within ten calendar days following the expiration of the Negotiation Period. B&W and B&W Opco will be deemed to have agreed with all items and amounts contained in the Working Capital Statement other than the disputed items in each Submission Notice.

         (d) The Independent Firm will (i) make an examination of the Working Capital Statement, (ii) inspect and examine each party's working papers, (iii) schedule meetings at which each party may present supporting data and arguments to substantiate its position and (iv) after giving each party an opportunity to rebut the other party's data and arguments, decide all disputed items set forth in each Submission Notice. B&W Opco and B&W will instruct, and will use their reasonable best efforts to cause, the Independent Firm to determine and report to B&W and B&W Opco in writing upon all disputed items included in the Submission Notices within 90 calendar days following the delivery of such Submission Notices to the Independent Firm in accordance with this Section 2.04, and such report will be final, binding and conclusive on B&W and B&W Opco. The Independent Firm's determination will be accompanied by a certificate of the Independent Firm that it reached its decision in accordance with the provisions of this Section 2.04. The Independent Firm will not have the authority to review or make a determination with respect to any matter except the disputed items included in each Submission Notice, it being understood that the Independent Firm will not conduct its own independent audit or review, but rather will only resolve specific differences between B&W and B&W Opco and make a determination within the range of such differences as set forth in each Submission Notice. In resolving such differences, the Independent Firm may not assign a value to an item greater than the greatest value claimed by any party or less than the smallest value for such item claimed by any party in the Submission Notice. The fees and disbursements of the Independent Firm will be allocated equally between B&W and B&W Opco. In acting under this Agreement, the Independent Firm will be entitled to the privileges and immunities of arbitrators. The Working Capital Statement will be deemed final, binding and conclusive on the parties hereto for the purposes of this Section 2.04 upon the earliest of (A) the failure of B&W to deliver a Notice of Dispute to B&W Opco pursuant to Section 2.04(b) within 20 business days of B&W Opco's delivery of the Working Capital Statement to B&W, (B) the resolution of all disputes by B&W and B&W Opco in accordance with this Section 2.04, (C) the failure by B&W to deliver a Submission Notice to the Independent Firm in accordance with Section 2.04(c) (provided B&W Opco has delivered a Submission Notice in accordance with Section 2.04(c)) or (D) the resolution of all the disputed items set forth in the Submission Notice by the Independent Firm. The Working Capital Statement, as modified by all adjustments provided for in the Notice of Dispute, will be deemed final, binding and conclusive on the parties hereto for the purpose of this Section 2.04 upon failure of B&W Opco to deliver a Submission Notice to the Independent Firm in accordance with Section 2.04(c) (provided B&W has delivered a Submission Notice in accordance with Section 2.04(c)). B&W and B&W Opco will each permit the other party, its agents and the Independent Firm reasonable access during normal business hours, and on reasonable notice, to all relevant books and records, computer files, premises and personnel involved in the preparation of the underlying records and operating systems which generated the information used in the preparation of the Working Capital Statement, the Notice of Dispute and the Submission Notice and will permit them to take copies of such accounts, documents and records at their own expense.

         (e) Within five business days of the Working Capital Statement being deemed final, if the Working Capital of B&W Opco as of the Measurement Time (as finally determined) is less than the Minimum Required Working Capital Amount as of the Measurement Time, B&W shall pay to B&W Opco an amount equal to (i) such Minimum Required Working Capital Amount less such Working Capital plus (ii) interest on such difference from the date of this Agreement to the date of such payment at a rate per annum equal to (A) three-month LIBOR (as reported in The Wall Street Journal (Northeast edition) or, if not reported therein, in another authoritative source acceptable to B&W and B&W Opco) on the date of this Agreement (or if no quotation for three-month LIBOR is available for such date, on the next preceding date for which such a quotation is available) plus (B) 1.5%.

         SECTION 2.05. License of B&W Trademark. From the date of this Agreement until the second anniversary of the date of this Agreement, B&W hereby grants to B&W Opco and its Subsidiaries a non-exclusive, non-assignable, royalty-free license to use the Brown & Williamson(R) trademark (the "B&W Trademark") on purchase orders, product labels, packaging materials and all other Contributed Assets on which the B&W Trademark appears as of the date of this Agreement ("B&W Packaging"). During such period, Reynolds American will use the B&W Trademark in the form and style in which it was used on the B&W Packaging as of the date of this Agreement (whether alone or in combination with other trademarks) on B&W Packaging, provided that any such products manufactured by B&W Opco are manufactured, in all material respects, at the same quality standards maintained by B&W prior to the Effective Time. Any B&W Packaging not used within the aforesaid license period shall not thereafter be used by B&W Opco and will be destroyed at B&W Opco's sole expense unless otherwise agreed to by B&W in writing.

         SECTION 2.06. Transition Support Services. (a) B&W and its affiliates shall provide B&W Opco with the services described on Schedule 2.06(a) (the "B&W Services") for the transitional period set forth on such Schedule(1); provided, however, B&W and its affiliates shall not be obligated to perform any such B&W Service if and to the extent that such B&W Service (i) has not historically been provided by B&W in the ordinary course with respect to the B&W Business, or in a volume substantially greater than that which has been historically provided to the B&W Business by B&W or such affiliate, (ii) would require B&W to hire any additional personnel or make any capital expenditures, (iii) is for any operations of B&W Opco other than in respect of the B&W Business or (iv) would breach any contract to which B&W is a party or violate any


----------
(1) Schedule to be prepared prior to Closing.

applicable law to which B&W is subject. B&W Opco will reimburse B&W for the B&W Services at B&W's fully-allocated costs. During the period in which the B&W Services are being provided, B&W Opco shall furnish B&W with such information and other reasonable assistance as is necessary to enable B&W to perform the B&W Services. Any such information shall be provided by B&W Opco at the same times and in the same format as previously supplied to B&W by the B&W Business. B&W Opco shall be responsible for assuring that such information is accurate and complete. B&W's performance of any B&W Service may be suspended during any period that B&W Opco fails to provide such information and assistance to the extent such failure renders performance of such B&W Service by B&W unduly burdensome. B&W shall not be liable to B&W Opco for any Indemnifiable Losses in respect of providing any B&W Service absent gross negligence or wilful misconduct.

         (b) B&W Opco and its Subsidiaries shall provide B&W and its affiliates with the services described on Schedule 2.06(b) (the "B&W Opco Services") for the transitional period set forth on such Schedule(2); provided, however, B&W Opco and its Subsidiaries shall not be obligated to perform any such B&W Opco Service if and to the extent that such B&W Opco Service (i) has not been historically provided to B&W in the ordinary course of the B&W Business, or in a volume substantially greater than that which has been historically provided to B&W and its affiliates prior to the date of this Agreement, (ii) would require B&W Opco to hire any additional personnel or make any capital expenditures,
(iii) is for any operations of a person other than B&W or any of its affiliates or (iv) would breach any contract to which B&W Opco is a party or violate any applicable law to which B&W Opco is subject. B&W will reimburse B&W Opco for the B&W Opco Services at B&W Opco's fully-allocated costs. During the period in which the respective Services are being provided, B&W shall furnish B&W Opco with such information and other reasonable assistance as is necessary to enable B&W Opco to perform the B&W Opco Services. Any such information shall be provided by B&W at the same times and in the same format as previously supplied. B&W shall be responsible for assuring that such information is accurate and complete. B&W Opco's performance of any B&W Opco Service may be suspended during

----------
(2) Schedule to be prepared prior to Closing.

any period that B&W fails to provide such information and assistance to the extent such failure renders performance of such B&W Opco Service by B&W Opco unduly burdensome. B&W Opco shall not be liable to B&W for any Indemnifiable Losses in respect of providing any B&W Opco Service absent gross negligence or wilful misconduct.

         SECTION 2.07. Further Assurances. On and after the effectiveness of this Agreement, B&W shall from time to time, at the request of B&W Opco and at B&W's expense, execute and deliver, or cause to be executed and delivered, such other instruments of conveyance and transfer and take such other actions as B&W Opco may reasonably request, in order to more effectively consummate the transactions contemplated hereby and to vest in B&W Opco title to the Contributed Assets.

                                  ARTICLE III

                            Assumption of Liabilities

         SECTION 3.01. Assumption of Liabilities. Upon the effectiveness of this Agreement, B&W Opco agrees to assume, satisfy, perform, pay and discharge each of the Assumed Liabilities.

         SECTION 3.02. Further Assurances. (a) On and after the effectiveness of this Agreement, B&W Opco shall from time to time, at the request of B&W, take such actions as B&W may reasonably request, in order to more effectively consummate the transactions contemplated hereby, including the assumption of the Assumed Liabilities by B&W Opco. The parties intend that any payment or accrual by B&W Opco of any Assumed Liabilities shall be deductible by B&W Opco for all Tax purposes to the extent provided by applicable law. If B&W Opco receives a refund or credit or accrues an offset to Tax relating to Pre-Closing Tax Periods, B&W Opco shall pay to B&W within 20 days of such receipt or accrual the amount of such refund, credit or offset to Tax.

         (b) B&W and B&W Opco shall cooperate in good faith, and shall cause their respective officers, directors, affiliates, employees, agents, auditors and representatives to cooperate in good faith, in all matters relating to Taxes, including by maintaining and making available to each other all books and records necessary in connection with Taxes.

                                   ARTICLE IV

                                Employee Matters

         SECTION 4.01. Transfer of Employment to B&W Opco. (a) Upon the effectiveness of this Agreement, (i) B&W Opco shall assume and honor all terms and conditions of employment (including under any applicable labor or collective bargaining agreement) in respect of the Employees to the extent required to accomplish the transfer of employment of the Employees to B&W Opco in connection with the Asset Contribution and Assumption of Liabilities and (ii) B&W and B&W Opco agree to take or cause to be taken such actions as are reasonably practicable (including the assumption, if necessary, of Liabilities relating to the employment of Employees) such that the employment of the Employees will transfer to B&W Opco at such time (the "Employment Transfer Time"). B&W Opco shall offer to employ and continue the employment of each Employee at the same salary and wages payable by B&W and the Included Subsidiaries to such Employee immediately prior to the Employment Transfer Time and shall maintain terms and conditions of employment which replicate those provided by B&W and the Included Subsidiaries immediately prior to the Employment Transfer Time as and to the extent required by applicable Law or as a result of negotiation with applicable unions.

         (b) If any Employee requires a work permit or employment pass or other approval for his or her employment to continue with B&W Opco following the Employment Transfer Time, B&W Opco shall use its reasonable best efforts to ensure that any necessary applications are promptly made and to secure the necessary permit, pass or other approval.

         (c) B&W and B&W Opco intend that (i) for purposes of any severance or termination benefit plan, program, policy, agreement or arrangement of B&W or any Included Subsidiary, the Transactions shall not constitute a severance of employment of any Employee prior to or upon the consummation of the Transactions and (ii) Employees will have continuous and uninterrupted employment immediately before and immediately after the Employment Transfer Time. B&W Opco shall assume all Liabilities in respect of claims made by any Employees for severance or other termination benefits (including claims for wrongful dismissal, notice of termination of employment or pay in lieu of notice) arising out of, relating to or in connection with B&W Opco's failure to offer employment to, or continue the employment of, any Employee, or failure to offer or continue employment on terms and conditions which would preclude any claims of constructive dismissal or similar claims under any applicable Law or other failure to comply with the terms of this Agreement, or where any such severance or termination benefits are automatically required to be paid under applicable Law.

         SECTION 4.02. Transfer of Benefit Plans. As of the Employment Transfer Time, B&W Opco shall adopt as the successor plan sponsor, all B&W Benefit Plans (and, as applicable, any related trusts) and shall assume all of B&W's rights under such related trusts and all of B&W's Liabilities under the B&W Benefit Plans (other than Excluded Liabilities), and B&W and B&W Opco shall take all action reasonably required to effect such adoption and assumption as of the Employment Transfer Time. Following such adoption and assumption, PLC and its Subsidiaries shall have no further Liabilities of any kind or description under the B&W Benefit Plans or their related trusts (except for Excluded Liabilities).

                                   ARTICLE V

                                 Indemnification

         SECTION 5.01. Indemnification by B&W Opco and Reynolds American. Subject to the provisions of this Article V, from and after the effectiveness of the Asset Contribution and the Assumption of Liabilities, B&W Opco and Reynolds American (but, in the case of Reynolds American, only with respect to clause (c) below) shall jointly and severally indemnify, defend and hold harmless the B&W Indemnitees from and against, and pay or reimburse the B&W Indemnitees for, all Indemnifiable Losses, as incurred, to the extent:

                  (a) relating to or arising from the Contributed Assets or the Assumed Liabilities (including the failure by B&W Opco to pay, perform or otherwise discharge any of the Assumed Liabilities in accordance with their terms), whether such Indemnifiable Losses relate to or arise from events, occurrences, actions, omissions, facts or circumstances occurring, existing or asserted before, at or after the Asset Contribution and Assumption of Liabilities;

                  (b) relating to or arising from the Non-Assignable Assets, whether such Indemnifiable Losses relate to or arise from events, occurrences, actions, omissions, facts or circumstances occurring, existing or asserted before, at or after the Asset Contribution and Assumption of Liabilities; provided, however, that with respect to Indemnifiable Losses relating to or arising from events, occurrences, facts or circumstances relating to or arising from actions or omissions by any B&W Indemnitee occurring after the Asset Contribution and Assumption of Liabilities, B&W Opco shall not be liable to the extent such Indemnifiable Losses directly relate to or arise from (i) actions or omissions by any B&W Indemnitee that are in conflict with any written instruction from B&W Opco with respect to such Non-Assignable Asset or (ii) any action taken by B&W with respect to such Non-Assignable Assets outside the ordinary course of business or that is finally determined by a court of competent jurisdiction to result from the gross negligence or wilful misconduct of B&W;

                  (c) relating to or arising from any untrue or allegedly untrue statement of a material fact contained in, or incorporated by reference to, any of the Filings or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but in each case not with respect to statements made therein or incorporated by reference therein based upon information supplied in writing by B&W specifically for inclusion or incorporation by reference therein; provided, however, that the indemnification provided for in this clause (c) shall only apply to Third Party Claims; or

                  (d) the aggregate MSA Liability Amount due and payable with respect to any period prior to the date of this Agreement and paid by a B&W Opco Indemnitee on or after such time is less than the Estimated MSA Liability Amount, with any such payment or payments being made promptly following the finalization of the various components thereof; provided, however, that any reduction in such MSA Liability Amount resulting from any Non-Participating

         Manufacturer's adjustment shall not be considered for purposes of this
         Section 5.01(d).

         SECTION 5.02. Indemnification by B&W. Subject to the provisions of this
Article V, from and after the effectiveness of the Asset Contribution and the Assumption of Liabilities, B&W shall indemnify, defend and hold harmless the B&W Opco Indemnitees from and against, and pay or reimburse the B&W Opco Indemnitees for, all Indemnifiable Losses, as incurred, to the extent:

                  (a) relating to or arising from the Excluded Assets or the Excluded Liabilities (including the failure by B&W to pay, perform or otherwise discharge any of the Excluded Liabilities in accordance with their terms), whether such Indemnifiable Losses relate to or arise from events, occurrences, actions, omissions, facts or circumstances occurring, existing or asserted before, at or after the Asset Contribution and Assumption of Liabilities (other than Indemnifiable Losses that relate to or arise from the Non-Assignable Assets);

                  (b) relating to or arising from the Non-Assignable Assets with respect to such Indemnifiable Losses relating to or arising from events, occurrences, facts or circumstances relating to or arising from actions or omissions by B&W occurring after the Asset Contribution and Assumption of Liabilities that (i) are in conflict with any written instruction from B&W Opco with respect to such Non-Assignable Asset or
         (ii) are taken outside the ordinary course of business or are finally determined by a court of competent jurisdiction to result from the gross negligence or wilful misconduct of B&W;

                  (c) relating to or arising from any untrue statement of a material fact contained in, or incorporated by reference to, any of the Filings or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but only with respect to statements made therein or incorporated by reference therein based upon information supplied in writing by B&W specifically for inclusion or incorporation by reference therein; provided, however, that the indemnification provided for in this clause (c) shall only apply to Third Party Claims; or

              (d) the aggregate MSA Liability Amount due and payable with respect to any period prior to the date of this Agreement and paid by a B&W Opco Indemnitee on or after the date of this Agreement is greater than the Estimated MSA Liability Amount, with any such payment or payments being made promptly following the finalization of the various components thereof.

         SECTION 5.03. Procedures Relating to Indemnification. (a) In order for an Indemnitee to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving a claim made by any Person who is not an Indemnitee against such Indemnitee (a "Third Party Claim"), such Indemnitee must notify the party who may become obligated to provide indemnification hereunder (the "Indemnifying Party") in writing, and in reasonable detail, of the Third Party Claim reasonably promptly, and in any event within 20 days after receipt by such Indemnitee of written notice of the Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually and materially prejudiced as a result of such failure; provided, further, however, that no such notice shall need to be given by any B&W Indemnitee with respect to Third Party Claims arising as a result of any Action pending as of the date of this Agreement. After any required notification (if applicable), the Indemnitee shall deliver to the Indemnifying Party, promptly after the Indemnitee's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnitee relating to the Third Party Claim.

         (b) If a Third Party Claim is made against an Indemnitee, the Indemnifying Party shall be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof (at the expense of the Indemnifying Party) with counsel selected by the Indemnifying Party and reasonably satisfactory to the Indemnitee; provided, however, that (i) the Indemnifying Party shall not be entitled to assume such defense unless it first acknowledges in writing its obligation hereunder to indemnify the Indemnitee with respect to all material elements of such Third Party Claim and (ii) the

Indemnifying Party shall not be entitled to assume the defense of a Third Party Claim if (but only to the extent that) the Indemnitee reasonably determines that it has defenses, claims or positions that are unique, separate or distinct from the defenses, claims or positions that might be available to other Persons relating to such Third Party Claim (such as jurisdictional defenses). Except as set forth below, should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party will not be liable to the Indemnitee for any legal expenses subsequently incurred by the Indemnitee in connection with the defense thereof. If the Indemnifying Party assumes such defense, the Indemnitee shall have the right to participate, at its own expense, in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party shall control such defense; provided, however, that an Indemnitee may reassume control of any defense if the Indemnitee reasonably believes that the Indemnifying Party does not have the financial capability to fully indemnify the Indemnitee for the Indemnifiable Losses that may be incurred by the Indemnitee as a result of the applicable Third Party Claim or if the Indemnifying Party fails to diligently prosecute the defense of such Third Party Claim within 20 calendar days after receipt of written notice of such failure to prosecute by the Indemnitee. The Indemnifying Party shall be liable for the reasonable fees and expenses of counsel employed by the Indemnitee (i) for any period during which the Indemnifying Party has not assumed the defense thereof, (ii) as a result of the retention of control pursuant to the proviso to the first sentence of this Section 5.03(b) or
(iii) following the reassumption of control of any defense pursuant to the proviso to the preceding sentence. Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to assume the defense of any Third Party Claim if the Third Party Claim seeks an order, injunction or other equitable relief or relief for other than money damages against the Indemnitee which the Indemnitee reasonably determines cannot be separated from any related claim for money damages. If such equitable or other relief portion of the Third Party Claim can be so separated from that for money damages, the Indemnifying Party shall be entitled to assume the defense of the portion relating to money damages and, in such event, the Indemnifying Party shall continue to be liable for the reasonable fees and expenses of counsel employed by the Indemnitee with respect to the portion of the defense of such Third Party Claim that the Indemnifying Party has not assumed. The indemnification required by Section 5.01 or 5.02, as the case may be, shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when invoices are received or the Indemnifiable Loss is incurred. If the Indemnifying Party chooses to defend or prosecute a Third Party Claim (i) all the parties hereto reasonably necessary or appropriate for such defense or prosecution shall cooperate in the defense or prosecution thereof, which cooperation shall include the retention and (upon the Indemnifying Party's request) the provision to the Indemnifying Party of records and information which are reasonably relevant to such Third Party Claim, (ii) the Indemnifying Party shall keep the Indemnitee reasonably informed of all significant developments in connection with the defense or prosecution of such Third Party Claim and (iii) the Indemnitee shall agree to any settlement, compromise or discharge of such Third Party Claim which the Indemnifying Party may recommend (after representing to the Indemnitee that such settlement is reasonably likely to be acceptable to the parties to the Third Party Claim) and which by its terms obligates the Indemnifying Party to pay the full amount of Liability of the Indemnitee in connection with such Third Party Claim; provided, however, that, unless the Indemnitee in its sole discretion otherwise consents in writing, the Indemnifying Party shall not consent to entry of any Judgment or enter into any settlement (x) that provides for injunctive or other nonmonetary relief affecting the Indemnitee or any of its affiliates (other than the Indemnifying Party and its Subsidiaries) or their respective properties or (y) that does not include as an unconditional term thereof the giving by each claimant or plaintiff to such Indemnitee of a release from all Liability with respect to such claim. If the Indemnifying Party shall have assumed the defense of a Third Party Claim, the Indemnitee shall not admit any Liability with respect to, or settle, compromise or discharge, such Third Party Claim without the Indemnifying Party's prior written consent.

         (c) In order for an Indemnitee to be entitled to any indemnification provided for under this Agreement in respect of a claim that does not involve a Third Party Claim, the Indemnitee shall deliver notice of such claim (in reasonably sufficient detail to enable the Indemnifying

Party to evaluate such claim) with reasonable promptness to the Indemnifying Party. The failure by any Indemnitee to give such notification shall not affect the indemnification provided hereunder except to the extent that the Indemnifying Party shall have been actually and materially prejudiced as a result of such failure. If the Indemnifying Party has disputed its Liability with respect to such claim the Indemnifying Party and the Indemnitee shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, such dispute shall be resolved by litigation, subject to the provisions of Section 6.09, in an appropriate court of competent jurisdiction.

         SECTION 5.04. Certain Limitations. (a) The amount of any Indemnifiable Losses or other Liability for which indemnification is provided under this Agreement shall be net of any amounts actually recovered by the Indemnitee from third parties (including amounts actually recovered under insurance policies) with respect to such Indemnifiable Losses. The Indemnitee shall use its reasonable best efforts to seek to obtain recovery in respect of any Indemnifiable Loss or such other Liability under any available insurance policy.

         (b) Any indemnification payments made pursuant to this Agreement shall be treated for all Tax purposes (i) as to the Indemnitee, as nontaxable reimbursements or capital contributions, as the case may be, and (ii) as to the Indemnifying Party, as deductible payments to the extent provided by applicable law, unless, and then only to the extent, otherwise required by a Final Determination. If an indemnification payment made pursuant to this Agreement is treated as a taxable payment as a result of a Final Determination, such indemnification payment shall be (i) reduced to take account of the present value of any net Tax benefit actually realized by the Indemnitee in connection with or otherwise arising from the incurrence of the applicable Indemnifiable Loss and (ii) increased to take account of any net Tax cost incurred by the Indemnitee as a result of the receipt of such indemnification payment (grossed up for such increase).

         SECTION 5.05. Limitation on Transfer of B&W Opco Assets. (a) B&W Opco shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all its assets to, any

Person, unless the resulting, surviving or transferee Person (the "Successor Company") shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not B&W Opco) shall expressly assume all the obligations of B&W Opco under this Agreement. Any such assumption shall be in writing and in form and substance reasonably satisfactory to B&W. For purposes of this Section 5.05(a), the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of B&W Opco, which properties and assets, if held by B&W Opco instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of B&W Opco on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of B&W Opco. Notwithstanding the foregoing, the obligations of B&W Opco under this Agreement shall not be terminated as a result of any such assumption.

         (b) B&W Opco shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, consummate any Asset Disposition unless B&W Opco or such Subsidiary receives consideration at the time of such Asset Disposition that has a fair market value at least equal to the fair market value (including as to the value of all non-cash consideration) of the shares and assets subject to such Asset Disposition. In the event that the value of the shares and assets subject to such Asset Disposition exceeds $20,000,000, the fair market value of such shares and assets shall be determined in good faith by the Board of Directors of Reynolds American.

         (c) B&W Opco shall not, and shall not permit any of its Subsidiaries, directly or indirectly, to make a Restricted Payment if at the time B&W Opco or such Subsidiary makes such Restricted Payment the Consolidated Net Worth (adjusted to give effect to any such Restricted Payment) would be less than
$[     ](3).


----------
         (3) To be equal to 75% of the Consolidated Net Worth of B&W Opco and its Subsidiaries, after giving effect to the Transactions (including the merger of RJR-T into B&W Opco and the SF Distribution), subject to reduction in the event the Reynolds American Loan is repaid.

         (d) The limitations set forth in this Section 5.05 shall terminate in the event that Reynolds American has expressly assumed all of the obligations of B&W Opco under this Agreement. Any such assumption shall be in writing and in form and substance reasonably satisfactory to B&W. Notwithstanding the foregoing, the obligations of B&W Opco under this Agreement (other than under this Section 5.05) shall not be terminated as a result of any such assumption.

                                   ARTICLE VI

                                  Miscellaneous

         SECTION 6.01. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a) if to B&W or B&W Opco (prior to completion of the B&W Opco Stock Contribution), to

                           401 South 4th Avenue
                           Louisville, KY  40232
                           Fax:  (502) 217-7297
                           Attention:  General Counsel

                           with a copy to:

                           Cravath, Swaine & Moore LLP
                           825 Eighth Avenue
                           New York, NY 10019
                           Fax:  212-474-3700
                           Phone:  212-474-1000
                           Attention:  Philip A. Gelston, Esq.
                                       Sarkis Jebejian, Esq.

                  (b) if to Reynolds American or B&W Opco (after the completion of the B&W Opco Stock Contribution), to

                           401 North Main Street
                           Winston-Salem, NC  27192
                           Fax: (336) 741-2998

                           Attention:  General Counsel

                           with a copy to:

                           Jones Day
                           222 East 41st Street
                           New York, NY 10017
                           Fax:  212-755-7306
                           Phone:  212-326-3939
                           Attention:  Jere R. Thomson, Esq.

         SECTION 6.02. Amendments; Waivers. (a) No provision of this Agreement may be amended or waived unless such amendment or waiver is in writing and signed, in the case of an amendment, by the parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective.

         (b) The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights nor shall any single or partial exercise by any party to this Agreement of any of its rights under this Agreement preclude any other or further exercise of such rights or any other rights under this Agreement. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law or otherwise.

         SECTION 6.03. Interpretation. When a reference is made in this Agreement to a Section, Subsection, Schedule or Exhibit, such reference shall be to a Section or Subsection of, or a Schedule or an Exhibit to, this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein", "hereby" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words "date hereof" shall refer to the date of this Agreement. The term "or" is not exclusive. The word "extent" in the phrase "to the extent" shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply "if". The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented. References to a Person are also to its permitted successors and assigns. This Agreement, including the provisions of Article V, shall not be strictly construed against any Indemnitee seeking to enforce any indemnification rights under this Agreement.

         SECTION 6.04. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the Transactions contemplated hereby are fulfilled to the extent possible.

         SECTION 6.05. Counterparts; Effectiveness. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties; provided, however, that the rights and obligations of Reynolds American under this Agreement shall not become effective until the completion of the B&W Opco Stock Contribution. This Agreement and the obligations set forth herein shall remain in effect following consummation of the Transactions and shall not terminate unless and until each of the parties hereto has agreed to such termination in writing.

         SECTION 6.06. Entire Agreement; No Third-Party Beneficiaries. This Agreement and the other Transaction Agreements constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof and, except for Article V, are not intended to confer upon any Person other than the parties any rights or remedies.

         SECTION 6.07. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         SECTION 6.08. Assignment. Except as set forth in Section 5.05(a), neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties without the prior written consent of the other parties hereto, except that B&W may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to [PLC] or any of its Subsidiaries that agrees in writing to be bound by the provisions hereof (provided that any such assignment shall not relieve B&W from its obligations under this Agreement). Any purported assignment without such prior written consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.

         SECTION 6.09. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Delaware or in the Chancery Court of the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or Chancery Court of the State of Delaware in the event any dispute arises out of this Agreement or any Transaction, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) irrevocably and unconditionally waives (and agrees not to plead or claim) any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or any Transaction, (d) agrees that it will not bring any action relating to this Agreement or any Transaction in any court other than any Federal court sitting in the State of Delaware or Chancery Court of the State of Delaware (provided that this Section 6.09(d) shall not apply in respect of any claim for indemnification in respect of any Third Party Claim that is brought in any other court, in which case, such an action may be brought in such other court) and (e) waives any right to trial by jury with respect to any action related to or arising out of this Agreement or any Transaction.

         SECTION 6.10. Confidentiality. (a) B&W agrees to maintain, and B&W shall cause its directors, officers, employees and other representatives to maintain, the confidentiality of all material non-public information obtained by B&W from Reynolds American or any of its Subsidiaries or their respective directors, officers, employees or agents in connection with this Agreement.

         (b) Notwithstanding the foregoing, the confidentiality obligations of
Section 6.10(a) will not apply to information obtained other than in violation of this Agreement:

                  (i) which B&W or any of its directors, officers, employees or other representatives is required to disclose by judicial or administrative process, or by other requirements of applicable law or regulation or any governmental authority; provided, however, that, where and to the extent practicable, B&W (A) will give B&W Opco and Reynolds American reasonable notice of any such requirement and, to the extent protective measures consistent with such requirement are available, the opportunity to seek appropriate protective measures and
         (B) will cooperate with B&W Opco and Reynolds American in attempting to obtain such protective measures;

                  (ii) which becomes available to the public other than as a result of a breach of Section 6.10(a); or

                  (iii) which has been provided to B&W or any of its officers, employees or other representatives by a third party other than from Reynolds American or any of its Subsidiaries or their respective directors, officers, employees or agents whom B&W reasonably believes obtained such information in breach of a contractual or fiduciary obligation to B&W Opco.

         (c) Notwithstanding anything herein to the contrary, any party to this Agreement (and any employee, representative or other agent of such party) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure, except that
(i) this provision shall not permit disclosure until the earliest of (A) the date of the public announcement of discussions relating to the transaction, (B) the date of the public announcement of the transaction or (C) the date of the execution of an agreement (with or without conditions) to enter into the transaction, (ii) tax treatment and tax structure shall not include the identity of any existing or future party (or any affiliate of such party) to this Agreement and (iii) this provision shall not permit disclosure to the extent that nondisclosure is necessary in order to comply with applicable securities laws. Nothing in this Agreement shall in any way limit any party's ability to consult any tax advisor (including a tax advisor independent from all other entities involved in the transactions contemplated by this Agreement) regarding the tax treatment or tax structure of the transactions contemplated by this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Formation Agreement as of the day and year first above written.

                                     BROWN & WILLIAMSON TOBACCO CORPORATION

                                     By_________________________________________
                                          Name:
                                          Title:


                                     B&W OPCO

                                     By_________________________________________
                                          Name:
                                          Title:


                                     REYNOLDS AMERICAN INC.

                                     By_________________________________________
                                          Name:
                                          Title:

                                                                       EXHIBIT E

         NON-COMPETITION AGREEMENT (this "Agreement"), dated as of /-/, 200[ ], between REYNOLDS AMERICAN INC., a North Carolina corporation ("Reynolds American") and BRITISH AMERICAN TOBACCO P.L.C., a public limited company organized under the laws of England and Wales ("BAT").

                                    RECITALS:

         A. Reynolds American, Brown & Williamson Tobacco Corporation, a Delaware corporation and wholly-owned subsidiary of BAT ("B&W"), and R.J. Reynolds Tobacco Holdings, Inc., a Delaware corporation ("RJR"), have entered into a Business Combination Agreement, dated as of October 27, 2003 ("Combination Agreement"), pursuant to which each of B&W and RJR and certain of their affiliates have agreed to engage in a series of transactions resulting in the combination of RJR and the U.S. tobacco business of B&W.

         B. As a condition to the consummation of the transactions contemplated by the Combination Agreement, the parties hereto have agreed to enter into this Agreement.

         C. Capitalized terms used herein and not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the Combination Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth in this Agreement, the consummation of the transactions contemplated by the Combination Agreement and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions.

         "BAT Restricted Business" means the sale, distribution or other transfer for sale of BAT Restricted Products in the BAT Restricted Territory, but does not include (a) the continuation of any arrangements existing as of the date of the Combination Agreement relating to the manufacture of BAT Restricted Products for, and sale to, third parties who own or have rights to use the intellectual property associated with the brand of BAT Restricted Products to be manufactured as long as such products are not also sold, distributed or otherwise transferred for sale by BAT or any of its Controlled Affiliates or (b) the manufacture of BAT Restricted Products in the BAT Restricted

Territory by Reynolds American or any of its Controlled Affiliates on behalf of BAT or any of its Controlled Affiliates as long as those products are not also sold, distributed or otherwise transferred for sale in the BAT Restricted Territory.

         "BAT Restricted Period" means the period beginning on the date of this Agreement and ending on the 10th anniversary of the date of this Agreement.

         "BAT Restricted Products" means manufactured cigarettes, "roll your own" cigarette tobacco, cigars, cigarillos and pipe tobacco.

         "BAT Restricted Territory" means the United States.

         "B&W Business" means the business acquired by Reynolds American from B&W pursuant to the Combination Agreement.

         "Control" means beneficial or record ownership of a majority of the voting power of the equity securities having the right to vote generally for the election or removal of directors, managers or members of a similar governing body of the entity being Controlled or the right to appoint or remove a majority of the members of such governing body. As used herein, "control" has the common meaning associated with such term and, may include, but is not limited to, the meaning assigned to the term "Control."

         "Controlled Affiliate" means, with respect to any entity, any other entity directly or indirectly Controlled by such person but, with respect to BAT, does not include Reynolds American or any of its Controlled Affiliates.

         "Manufacturing Intellectual Property" means all patents, patent applications, inventions, trade secrets, proprietary processes, databases, software, and formulae, and all other proprietary technical information, know-how and processes, whether registered, patentable or unpatentable, in each case to the extent such manufacturing intellectual property was available for use in the B&W Business on or prior to the date of this Agreement. For the avoidance of doubt, Manufacturing Intellectual Property shall not include service marks and service mark applications, trademarks and trademark applications, trade dress, logos and slogans.

         "Reynolds American Restricted Business" means the sale, distribution or other transfer for sale of Reynolds American Restricted Products in the Reynolds American Restricted

Territory, but does not include (a) the sale, distribution or other transfer for sale of Reynolds American Restricted Products at duty free shops in the United States and United States military bases anywhere in the world, (b) the manufacture of Reynolds American Restricted Products for, and sale to, third parties who own or have rights to use the intellectual property associated with the brand of Reynolds American Restricted Products to be manufactured as long as such products are not also sold, distributed or otherwise transferred for sale by Reynolds American or any of its Controlled Affiliates, or (c) the manufacture of Reynolds American Restricted Products in the Reynolds American Restricted Territory as long as those products are not also sold, distributed or otherwise transferred for sale in the Reynolds American Restricted Territory.

         "Reynolds American Restricted Period" means the period beginning on the date of this Agreement and ending on the 5th anniversary of the date of this Agreement.

         "Reynolds American Restricted Products" means manufactured cigarettes and "roll your own" cigarette tobacco, cigars, cigarillos and pipe tobacco.

         "Reynolds American Restricted Territory" means any place in the world outside of the United States.

         "Santa Fe" means Santa Fe Natural Tobacco Company, Inc., a New Mexico corporation and a wholly-owned subsidiary of Reynolds American.

         "Santa Fe Brands" means the brands "American Spirit," "Natural American Spirit" and any natural extension thereof.

         "Santa Fe Restricted Territory" means any country other than the countries listed on Exhibit A.

         "United States" means the United States of America and its territories and possessions.

2. BAT Noncompete.

         (a) Except as provided in Section 2(b) or 2(c) of this Agreement, during the BAT Restricted Period, BAT will not, and will cause its Controlled Affiliates not to, directly or indirectly, engage in, carry on, own, lease, manage, operate, control, share any revenues of or have any profit or other equity interest in any business or entity engaged in the BAT Restricted Business.

         (b) Notwithstanding anything to the contrary in this Section 2, BAT and any of its Controlled Affiliates may own beneficially or of record (i) securities of Reynolds American, (ii) a non-Controlling interest in Skandinavisk Tobakskampagni AS (Denmark), ITC Ltd. (India) and VST Industries Ltd. (India), and (iii) no more than five percent of the issued and outstanding capital stock or equity interests of an entity which has issued securities that are publicly traded and which is engaged in the BAT Restricted Business.

         (c) Notwithstanding anything to the contrary in this Section 2, BAT will not be in violation of this Section 2 for any sale, distribution or other transfer for sale of BAT Restricted Products in any jurisdiction if such BAT Restricted Products (i) do not satisfy all applicable packaging and labeling requirements in such jurisdiction or (ii) do satisfy all applicable packaging and labeling requirements in such jurisdiction but are present in such jurisdiction (A) by means and persons beyond the control of BAT and its Controlled Affiliates and (B) contrary to representations of the known customers of BAT and its Controlled Affiliates. In addition to the exceptions provided in the preceding sentence or otherwise in this Section 2, BAT will not be in violation of this Section 2 for sales, distribution or transfers for sale of BAT Restricted Products in the BAT Restricted Territory that do not exceed in the aggregate 2 billion individual cigarettes in any calendar year, including any such sale, distribution or transfer for sale that is known or controllable by BAT and its Controlled Affiliates.

         (d) BAT acknowledges and agrees that the foregoing restrictions are reasonable given the nature of the transactions contemplated by the Combination Agreement.

3. Reynolds American Noncompete.

         (a) Except as provided in Section 3(b) or 3(c) of this Agreement, during the Reynolds American Restricted Period, Reynolds American will not, and will cause its Controlled Affiliates not to, directly or indirectly, engage in, carry on, own, lease, manage, operate, control, share any revenues of or have any profit or other equity interest in any business or entity engaged in the Reynolds American Restricted Business.

         (b) Notwithstanding anything to the contrary in this Section 3, (i) Reynolds American and any of its Controlled Affiliates may own beneficially or of record no more than five percent of the issued and outstanding capital stock or equity interests of an entity which has issued securities that are publicly traded and which is engaged in the Reynolds American Restricted Business, (ii) Reynolds American will not be in violation of this Section 3 solely as a result of (A) Reynolds American's relationship with R.J. Reynolds-Gallaher International Sarl, a Swiss limited liability company ("JV"), (B) JV's business, or (C) if the JV has been terminated, the manufacture, sale, marketing or distribution of a brand listed on Exhibit C in any country listed on Exhibit B in which the JV was distributing such brand prior to termination of the JV; provided, however, that, for purposes of this clause (ii), Reynolds American and its Controlled Affiliates will not contribute or license or otherwise transfer any additional brands to the JV, except to the extent required by the agreements relating to the JV (as in effect on the date hereof); and (iii) Santa Fe may sell, distribute or otherwise transfer for sale Reynolds American Restricted Products under the Santa Fe Brands in the countries listed on Exhibit A and, subject to compliance with Section 6, may sell, distribute or otherwise transfer for sale Reynolds American Restricted Products under the Santa Fe Brands in the Santa Fe Restricted Territory.

         (c) Notwithstanding anything to the contrary in this Section 3, Reynolds American will not be in violation of this Section 3 for any sale, distribution or other transfer for sale of Reynolds American Restricted Products in any jurisdiction if such Reynolds American Restricted Products (i) do not satisfy all applicable packaging and labeling requirements in such jurisdiction or (ii) do satisfy all applicable packaging and labeling requirements in such jurisdiction but are present in such jurisdiction (A) by means and persons beyond the control of Reynolds American and its Controlled Affiliates and (B) contrary to representations of the known customers of Reynolds American and its Controlled Affiliates. In addition to the exceptions provided in the preceding sentence or otherwise in this Section 3, Reynolds American will not be in violation of this Section 3 for sales, distribution or transfers for sale of Reynolds American Restricted Products in the Reynolds American Restricted Territory that do not exceed in the aggregate 2 billion individual cigarettes in any calendar year, including any such sale, distribution or transfer for sale that is known or controllable by Reynolds American and its Controlled Affiliates.

         (d) Reynolds American acknowledges and agrees that the foregoing restrictions are reasonable given the nature of the transactions contemplated by the Combination Agreement.

4. BAT Nonsolicitation. Without the prior written consent of Reynolds American, for a period of two years following the date of this Agreement, BAT will not, and will cause its Controlled Affiliates not to, directly or indirectly, on behalf of itself or any other person, recruit or otherwise solicit for employment or employ any officer, or other employee of Reynolds American or any of its Controlled Affiliates whose salary and bonus exceeded $200,000 in the year prior to the date of such solicitation or employment (or, the proportionate amount of $200,000 if, and to the extent that, any such officer or employee is employed by Reynolds American or such Controlled Affiliate for only a portion of the year), provided, that the foregoing provision shall not prevent BAT or any of its Controlled Affiliates from hiring any such person who contacts BAT on his or her own initiative without any direct or indirect solicitation from BAT or any of its Controlled Affiliates, and provided further, that the foregoing provision shall not prohibit (a) any advertisement or general solicitation (or any hiring pursuant thereto) that is not specifically targeted at such persons or (b) the solicitation or employment of any person who is not employed by Reynolds American or any of its Controlled Affiliates on the date BAT or any of its Controlled Affiliates first solicits him or her.

5. Reynolds American Nonsolicitation. Without the prior written consent of BAT, for a period of two years following the date of this Agreement, Reynolds American will not, and will cause its Controlled Affiliates not to, directly or indirectly, on behalf of itself or any other person, recruit or otherwise solicit for employment or employ any officer, or other employee of BAT or any of its Controlled Affiliates whose salary and bonus exceeded $200,000 (or pounds sterling equivalent) in the year prior to the date of such solicitation or employment (or, the proportionate amount of $200,000 (or pounds sterling equivalent) if, and to the extent that, any such officer or employee is employed by BAT or such Controlled Affiliate for only a portion of the year), provided, that the foregoing provision shall not prevent Reynolds American or any of its Controlled Affiliates from hiring any such person who contacts Reynolds American or any of its Controlled Affiliates on his or her own initiative without any direct or indirect solicitation from Reynolds American or any of its Controlled Affiliates, and provided further, that the foregoing provision shall not prohibit (a) any advertisement or general solicitation (or any hiring pursuant thereto) that is not specifically targeted at such persons or (b) the solicitation or employment of any person who is not employed by BAT or any of its Controlled Affiliates on the date

Reynolds American or any of its Controlled Affiliates first solicits him or her.

6. BAT Right of First Refusal. Prior to entering into any distribution agreement with a third party for the distribution of Santa Fe Brands in any country in the Santa Fe Restricted Territory, Reynolds American will cause Santa Fe to submit a written proposal (the "Notice") to BAT identifying (i) the country as to which Santa Fe wishes to enter into a distribution agreement, (ii) the products Santa Fe wishes to distribute in such country, (iii) the distribution capability required by Santa Fe for distribution in such country, and (iv) the material terms and conditions of such proposed distribution agreement. Within 20 calendar days after receiving the Notice, BAT will send to Reynolds American its written response (a "Response") to such offer indicating either (A) acceptance of the terms of such Notice or (B) rejection of the terms of such Notice. Failure to deliver a Response within 20 calendar days of receiving the Notice shall constitute the delivery of a Response rejecting the Notice. In the event the Notice is rejected, Reynolds American or one of its Controlled Affiliates may enter into a distribution agreement with a third party on terms and conditions not materially more favorable to the third party than the terms and conditions set forth in the Notice and neither BAT nor any of its Controlled Affiliates will have any further rights under this Section 6(b) with respect to the distribution of the products identified in the Notice in the country identified in the Notice.

7. Reynolds American Right of First Refusal for B&W Sourcing in United States.
(a) [As long as B&W or its affiliates maintain a 25% ownership interest in Reynolds American, Reynolds American to have a right of first refusal to manufacture US-sourced cigarettes (with pricing and other terms not materially less favorable than alternative US manufacturing sources.](1)

         (b) Nothing in this Section 7 shall be deemed to permit B&W to manufacture tobacco products in the United States if such activity would otherwise be prohibited by Section 2.

8. Covenants Not to Sue.

         (a) BAT shall not, and shall cause its Controlled Affiliates not to, threaten, bring, commence, prosecute or maintain any suit, action, filing, or administrative proceeding, either at law or at equity, in any court, administrative agency,

--------

         (1) Parties to agree on exact language prior to Closing.

or elsewhere against Reynolds American or any of its Controlled Affiliates or any of their respective divisions, customers, successors, assigns, or anyone acting on their behalf (collectively, the "Reynolds American Parties"), on account of, arising from, growing out of, related to, or in any way connected with the use by the Reynolds American Parties of any Manufacturing Intellectual Property.

         (b) Reynolds American shall not, and shall cause its Controlled Affiliates not to, threaten, bring, commence, prosecute or maintain any suit, action, filing, or administrative proceeding, either at law or at equity, in any court, administrative agency, or elsewhere against BAT or any of its Controlled Affiliates or their respective divisions, customers, successors, assigns, or anyone acting on their behalf (collectively, the "B&W Parties"), on account of, arising from, growing out of, related to, or in any way connected with the use by the B&W Parties of the Manufacturing Intellectual Property.

9. Term. This Agreement shall become effective on the date of this Agreement and shall continue until:

         (a) in the case of Section 2, to the end of the BAT Restricted Period;

         (b) in the case of Section 3, to the end of the Reynolds American Restricted Period;

         (c) in the case of Sections 4 and 5, to the second anniversary of the date of this Agreement;

         (d) in the case of Section 6 until [insert agreed upon date][or][such time as BAT and its Controlled Affiliates no longer beneficially own at least
[   ]% [insert agreed upon percentage] of the equity securities of Reynolds
American entitled to vote generally for the election of directors];(2)

         (e) in the case of Section 7 until such time as BAT and its Controlled Affiliates no longer beneficially own at least 25% of the equity securities of Reynolds American entitled to vote generally for the election of directors; and

         (f) in the case of Sections 1 and 8 through 17, indefinitely.

--------

         (2) Parties to agree on language prior to Closing.

10. Extension of Restricted Period. In the event of a breach or violation by any party of the restrictions set forth in this Agreement, the Restricted Period shall be extended by the same amount of time which elapses from the commencement of such breach or violation until such breach or violation has been cured.

11. General Provisions.

         (a) Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given upon receipt by the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (i)      if to BAT, to:

                           British American Tobacco p.l.c.
                           Globe House
                           4 Temple Place
                           London WC2R 2PG
                           United Kingdom
                           Fax:  44 207 845 2189
                           Phone:

                           Attention: Company Secretary

                           with a copy to:

                           Cravath, Swaine & Moore LLP
                           825 Eighth Avenue
                           New York, NY 10019
                           Fax:  212-474-3700
                           Phone:  212-474-1000

                           Attention:   Philip A. Gelston, Esq.
                                        Sarkis Jebejian, Esq.

                  (ii)     if to Reynolds American, to:

                           Reynolds American Inc.
                           [Address]
                           Fax:
                           Phone:

                           Attention:

                           with a copy to:

                           Jones Day
                           222 East 41st Street
                           New York, NY 10017
                           Fax:  212-755-7306
                           Phone:  212-326-3939

                           Attention:  Jere R. Thomson, Esq.

12. Interpretation. When a reference is made in this Agreement to a Section, Subsection or Exhibit, such reference shall be to a Section or Subsection of, or an Exhibit to, this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof" and "herein" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term "or" is not exclusive. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented. References to a person are also to its permitted successors and assigns.

13. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the restrictions contemplated hereby is not affected in any manner materially adverse to any party.

14. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

15. Entire Agreement; No Third-Party Beneficiaries. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and is not intended to confer upon any person other than the parties any rights or remedies.

16. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. The parties hereto hereby declare that it is their intention that this Agreement shall be regarded as made under the laws of the State of Delaware and that the laws of said State shall be applied in interpreting its provisions in all cases where legal interpretation shall be required.

17. Enforcement; Service of Process. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Delaware or in the Court of Chancery of the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto irrevocably and unconditionally
(a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or the Court of Chancery of the State of Delaware in the event any dispute arises out of this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) irrevocably and unconditionally waives (and agrees not to plead or claim) any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or any Transaction, (d) agrees that it will not bring any action relating to this Agreement in any court other than any Federal court sitting in the State of Delaware or the Court of Chancery of the State of Delaware, (e) waives any right to trial by jury with respect to any action related to or arising out of this Agreement, and (f) agrees that this Agreement involves at least $100,000 and has been entered into by the parties hereto in express reliance upon 6 Del. C.
Section 2708.

18. Assignment. Neither this Agreement nor any of the rights or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties without the prior written consent of the other parties hereto. Any purported assignment without such prior written consent shall be void. Subject to the preceding sentences, this

Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                   REYNOLDS AMERICAN INC.



                                   By:

                                        Name:___________________________________
                                        Title:__________________________________



                                   BRITISH AMERICAN TOBACCO P.L.C.



                                   By:

                                        Name:___________________________________
                                        Title:__________________________________

                                    EXHIBIT A

                              SANTA FE TERRITORIES

Australia
Austria
Germany
Japan
Netherlands
Switzerland
United Kingdom
United States

                                    EXHIBIT B

                                 JV TERRITORIES

Principality of Andorra
Kingdom of Belgium
Channel Islands of Jersey and Guernsey
Kingdom of Denmark
Republic of Estonia
Republic of Finland
French Republic
Federal Republic of Germany
Gibraltar
Hellenic Republic
Republic of Iceland
Ireland
Isle of Man
Italian Republic (including Sicily and Sardinia)
Japan
Republic of Latvia
Principality of Liechtenstein
Republic of Lithuania
Grand Duchy of Luxembourg
Principality of Monaco
Kingdom of the Netherlands
Kingdom of Norway
Portuguese Republic (including Madeira)
Republic of San Marino
Kingdom of Spain (including the Canary and Balearic Islands)
Kingdom of Sweden
Swiss Confederation
United Kingdom of Great Britain and Northern Ireland (including England,
         Scotland, Wales, Northern Ireland, the Hebrides, Orkney, the Shetland Islands, Isle of Wight, Anglesey, and the Isles of Scilly)

                                    EXHIBIT C

                                CURRENT JV BRANDS

Reynolds
RJR
Action Pak
Austin
Gyro
McCoy
Mondo
Redston
Ritual
Rockland
Sedona
Slide-O-Matic
Tribeca
Tukish Gold
Turkish Jade
Zuni

                                                                       EXHIBIT F


                                    GOVERNANCE AGREEMENT, dated as of /-/,
                           200[ ] (this "Agreement"), among BRITISH AMERICAN TOBACCO p.l.c., a public limited company incorporated under the laws of England and Wales ("BAT"), BROWN & WILLIAMSON TOBACCO CORPORATION, a Delaware corporation ("B&W"), and REYNOLDS AMERICAN INC., a North Carolina corporation ("Reynolds American").

                  WHEREAS the respective Boards of Directors of BAT, B&W and Reynolds American have approved the execution, delivery and performance of this Agreement;

                  WHEREAS B&W and R.J. Reynolds Tobacco Holdings, Inc., a Delaware corporation ("RJR"), entered into the Business Combination Agreement dated as of October 27, 2003 (the "Combination Agreement"), and each of B&W, RJR, Reynolds American and certain of their affiliates will engage in the Transactions (as defined in the Combination Agreement);

                  WHEREAS B&W will own approximately 42% of the outstanding shares of common stock, par value $0.01 per share, of Reynolds American (the "Common Stock") immediately following the completion of the Transactions; and

                  WHEREAS BAT, B&W and Reynolds American desire to establish in this Agreement certain terms and conditions concerning the corporate governance of Reynolds American, the acquisition and disposition of securities of Reynolds American by BAT, B&W and their respective affiliates and other matters.

                  NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I

                                   Definitions

                  SECTION 1.01. Definitions. As used in this Agreement, the following terms shall have the following meanings:

                  An "affiliate" of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

                  "Approval Termination Event" means (i) any wilful and deliberate action, or failure to take action, by Reynolds American or the Board of Directors that results in B&W failing to receive a material right provided for in Section 2.04(a), (b) or (d) or (ii) any wilful and deliberate action, or failure to take action, by Reynolds American or the Board of Directors relating to Section 2.04(c) that materially increases the likelihood of an adverse tax event or consequence to any Investor Party as a result of such action or failure to take action.

                  "B&W" has the meaning set forth above.

                  "B&W Counteroffer" means an offer by any Investor Party to acquire any and all of the outstanding Common Stock not beneficially owned by an Investor Party at the time of the offer (or such lesser number or percentage of shares of Common Stock (a) equal to (i) the percentage of Common Stock that is subject to acquisition pursuant to a Third Party Offer giving rise to B&W's ability to make such B&W Counteroffer (if the Board of Directors has approved, consented to or recommended (other than a negative recommendation) such Third Party Offer) less (ii) B&W's Percentage Interest at such time or (b) as may be approved by a majority of the Other Directors). Unless otherwise approved by a majority of the Other Directors prior to the acquisition of shares of Common Stock pursuant to a B&W Counteroffer, any B&W Counteroffer structured as a tender offer or other share purchase shall include a binding commitment (subject to any mandatory legal restrictions and requirements) by the offering party to acquire within one year of the closing of such tender offer or share purchase any Common Stock that remains outstanding at the time of such closing for consideration equal to or greater than the consideration paid in such tender offer or share purchase for the same class of Common Stock less the percentage of Common Stock, if any, that B&W was not required to acquire pursuant to clause
(a) above.

                  "B&W Opco" means [       ], a North Carolina corporation.

                  "B&W's Percentage Interest" means, as of any date of determination, the percentage of Voting Power (determined on the basis of the number of outstanding shares of Voting Stock, as set forth in the most recent SEC filing of Reynolds American prior to such date that contained such information) that is beneficially owned by the Investor Parties as of such date. For purposes of determining whether and to what extent an Investor Party is entitled to any right under this Agreement, Voting Stock acquired by any of them in breach of this Agreement will be excluded from any calculation of B&W's Percentage Interest.

                  "BAT" has the meaning set forth above.

                  "beneficial owner" and words of similar import have the meaning assigned to such terms in Rule 13d-3 promulgated of the Exchange Act as in effect on the date of this Agreement.

                  "Board" or "Board of Directors" means the Board of Directors of Reynolds American, except where the context requires otherwise.

                  "Board Provisions" means Sections 2.01, 2.02, 2.03 and 2.06.

                  "Closing" has the meaning assigned to such term in the Combination Agreement.

                  "Combination Agreement" has the meaning set forth above.

                  "Common Stock" has the meaning set forth above and, as the context may require, any other common stock of Reynolds American that may be issued from time to time.

                  "Core Committee" has the meaning assigned to such term in
Section 2.03(b).

                  "Corporate Governance and Nominating Committee" shall mean the Corporate Governance and Nominating Committee of the Board of Directors or any successor committee thereto.

                  "Deferral Period" has the meaning assigned to such term in
Section 3.06.

                  "Demand Registration" has the meaning assigned to such term in
Section 3.01(a).

                  "Director" means a member of the Board of Directors.

                  "Discriminatory Transaction" means any corporate action (other than those taken pursuant to the express terms of this Agreement) that would (a) impose material limitations on the legal rights of any Investor Party as a holder of a class of Voting Stock, including any action that would impose material restrictions without lawful exemption for the Investor Parties that are based upon the size of security holding, nationality of a security holder, the business in which a security holder is engaged or other considerations applicable to any Investor Party and not to holders of the same class of Voting Stock generally or (b) deny any material benefit to any Investor Party proportionately as a holder of any class of Voting Stock that is made available to other holders of that same class of Voting Stock generally.

                  "Equity Security" means (a) any Common Stock or other Voting Stock, (b) any securities of Reynolds American convertible into or exchangeable for Common Stock or other Voting Stock or (c) any options, rights or warrants (or any similar securities) issued by Reynolds American to acquire Common Stock or other Voting Stock.

                  "Exchange Act" means the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended.

                  "GAAP" means U.S. generally accepted accounting principles, as in effect at the time such term is relevant.

                  "Independent Director" means a Director of Reynolds American who would be considered an "independent director" were he or she to serve on either the Board of Directors of Reynolds American or the Board of Directors of BAT, in each case under (a) (i) NYSE Rule 303A(2) as such rule may be amended, supplemented or replaced from time to time (whether by final rule or otherwise and without giving effect to any permitted delays for compliance or exceptions for foreign issuers) or (ii) if Reynolds American is not listed on the NYSE, any comparable rule or regulation of the primary securities exchange or quotation system on which the Common Stock is listed or quoted (whether by final rule or otherwise and without giving effect to any permitted delays for compliance or exceptions for foreign issuers) and (b) any other applicable law, rule or regulation mandating, or imposing as a condition to any material benefit to Reynolds American or any of its Subsidiaries, the independence of one or more members of the Board of Directors, excluding, in each case, requirements that relate to "independence" only for members of a particular Board committee or directors fulfilling a particular function. In no event will any person be deemed an "Independent Director" who is, or at any time during the previous three years was, a director, officer or employee of Reynolds American, BAT or any of their respective subsidiaries. The fact that a Person has been designated by B&W for nomination as an Investor Director pursuant to this Agreement will not, by itself, disqualify that person as an Independent Director if that person otherwise meets the criteria of an Independent Director.

                  "Inspectors" has the meaning assigned to such term in Section 3.04(f).

                  "Investor Director" means a Director who is designated for such position by B&W in accordance with Section 2.01.

                  "Investor Parties" means BAT and its Subsidiaries (other than, if Reynolds American is a Subsidiary of BAT, Reynolds American and its Subsidiaries).

                  "Management Director" means a Director who is also an executive officer of Reynolds American.

                  "Nominee Calculation Date" has the meaning assigned to such term in Section 2.01(d).

                  "NYSE" means the New York Stock Exchange, Inc.

                  "Other Director" means an Independent Director that is not an Investor Director. In no event, however, will Andrew J. Schindler be deemed to be an Other Director.

                  "Person" means any individual, firm, corporation, partnership, company, limited liability company, trust, joint venture, association, governmental entity, unincorporated organization or other entity.

                  "Piggyback Registration" has the meaning assigned to such term in Section 3.02.

                  "Prior Year Net Income" means, as of any date of determination, Reynolds American's consolidated net income, prepared in accordance with GAAP, for the fiscal year immediately preceding such date for which financial statements have been made publicly available.

                  "Records" has the meaning assigned to such term in Section 3.04(f).

                  "Registrable Securities" means (a) all shares of Common Stock issued to B&W pursuant to the Combination Agreement or purchased by any Investor Party without breach of Article IV of this Agreement and held at any time by any Investor Party and (b) any securities issued or issuable with respect to any such shares of Common Stock by way of a stock dividend or other similar distribution or stock split, or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise; provided, however, that such securities shall cease to be Registrable Securities when (i) a Registration Statement relating to such securities shall have been declared effective by the SEC and such securities shall have been disposed of by an Investor Party pursuant to such Registration Statement; (ii) such securities have been disposed of by an Investor Party pursuant to Rule 144 promulgated under the Securities Act or (iii) such securities may be disposed of within the next three months without registration under the Securities Act by the applicable Investor Party pursuant to Rule 144(k) promulgated under the Securities Act in an orderly manner without materially adversely affecting the price at which such securities can be sold, as reasonably determined by such Investor Party.

                  "Registration Statement" has the meaning assigned to such term in Section 3.01(a).

                  "Reynolds American" has the meaning set forth above.

                  "RJR" has the meaning set forth above.

                  "SEC" means the Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933 and the rules and regulations promulgated thereunder, as amended.

                  "Significant Transaction" means any sale, merger, acquisition (including by way of tender offer or exchange offer), consolidation, dissolution, recapitalization or other business combination involving Reynolds American or any of its Subsidiaries pursuant to which more than 30% of the Voting Power or the consolidated total assets of Reynolds American would be acquired or received by any Person or 13D Group (other than Reynolds American or its Subsidiaries).

                  "Standstill Percentage" means B&W's Percentage Interest immediately following the Closing (assuming the conversion of all shares of RJR common stock outstanding immediately prior to the Closing into the number of shares of Common Stock issuable upon surrender of the related certificates).

                  "Standstill Period" means the period from the date of this Agreement until the Standstill Termination Date.

                  "Standstill Termination Date" means the earliest to occur of:
(i) the date that is the tenth anniversary of the date of this Agreement or (ii) the date on which a Significant Transaction is consummated or occurs.

                  A "Subsidiary" of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

                  "Third Party Offer" means a bona fide written offer to enter into a Significant Transaction by a Person other than an Investor Party or any other Person acting on behalf of, or who is part of a 13D Group with, any Investor Party, which offer is (a) reasonably capable of being completed, taking into account all financial, legal, regulatory and other aspects of such offer and (b) has not expired or been withdrawn.

                  "13D Group" means any group of Persons formed for the purpose of acquiring, holding, voting or disposing of Voting Stock that would be required under Section 13(d) of the Exchange Act, and the rules and regulations thereunder (as in effect on, and based on legal interpretations thereof existing on, the date hereof), to file a statement on Schedule 13D with the SEC as a "person" within the meaning of Section 13(d)(3) of the Exchange Act if such group beneficially owned Voting Stock representing more than 5% of any class of Voting Stock then outstanding.

                  "Transaction Agreements" has the meaning assigned to such term in the Combination Agreement.

                  "Unaffiliated Equity Holders" means holders of Equity Securities other than any Investor Party.

                  "Underwriter" means a securities dealer who purchases any Registrable Securities as a principal in connection with a distribution of such Registrable Securities and not as part of such dealer's market-making activities.

                  "Voting Power" means the ability to vote or to control, directly or indirectly, by proxy or otherwise, the vote of any Voting Stock at the time such determination is made; provided, however, that a Person will not be deemed to have Voting Power as a result of an agreement, arrangement or understanding to vote such Voting Stock if such agreement, arrangement or understanding (a) arises solely from a revocable proxy or consent given in response to a public proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act and (b) is not also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report).

                  "Voting Stock" means securities having the right to vote generally in any election of Directors of Reynolds American.

                                   ARTICLE II

                              Corporate Governance

                  SECTION 2.01. Composition of the Board of Directors. The composition of the Board of Directors and manner of selecting members thereof shall be as follows:

                  (a) The Board of Directors shall be composed of 13 Directors. The number of such Directors may be increased only in accordance with Section 2.01(g).

                  (b) Immediately following the Closing, the Directors shall be those individuals designated in accordance with Section 1.09 of the Combination Agreement and Exhibit H thereto and shall be classified as set forth on such Exhibit H.

                  (c) Except as otherwise provided herein, the Directors shall be nominated as follows (it being understood that such nomination shall include any nomination of any incumbent Director for reelection to the Board of Directors):

                  (i) the Corporate Governance and Nominating Committee shall nominate for election one Management Director, who shall be the Chief Executive Officer or equivalent senior executive of Reynolds American;

                  (ii) B&W shall have the right to designate for nomination by the Corporate Governance and Nominating Committee five Investor Directors, at least three of whom shall be Independent Directors and two of whom may be executive employees of any Investor Party, and each of whom shall be nominated for election by the Corporate Governance and Nominating Committee; and

                  (iii) the Corporate Governance and Nominating Committee shall nominate for election the remaining Directors, each of whom shall be an Independent Director; provided, however, that the Corporate Governance and Nominating Committee may re-nominate Andrew J. Schindler for election to the Board of Directors without regard to whether he is an Independent Director.

                  (d) Notwithstanding anything in Section 2.01(c) to the contrary,

                  (i) if B&W's Percentage Interest, calculated as of the close of business on the last NYSE trading day of the month prior to the meeting in which the Corporate Governance and Nominating Committee selects Director nominees (the "Nominee Calculation Date"), falls below 32% but remains at least 27%, the Directors shall be nominated as set forth in Section 2.01(c) except B&W shall have the right to designate for nomination four Investor Directors, at least two of whom shall be Independent Directors and two of whom may be executive officers of any Investor Party;

                  (ii) if B&W's Percentage Interest, calculated as of the Nominee Calculation Date, falls below 27% but remains at least 22%, the Directors shall be nominated as set forth in Section 2.01(c) except B&W shall have the right to designate for nomination three Investor Directors, at least two of whom shall be Independent Directors and one of whom may be an executive officer of any Investor Party;

                  (iii) if B&W's Percentage Interest, calculated as of the Nominee Calculation Date, falls below 22% but remains at least 15%, the Directors shall be nominated as set forth in Section 2.01(c) except B&W shall have the right to designate for nomination two Investor Directors, at least one of whom shall be an Independent Director and one of whom may be an executive officer of any Investor Party; and

                  (iv) if B&W's Percentage Interest, calculated as of the Nominee Calculation Date, falls below 15%, B&W shall no longer have the right to designate for nomination any Investor Director.

                  (e) In connection with each meeting of the shareholders of Reynolds American in which Directors shall be elected, B&W shall have the right to designate for nomination a number of nominees for Director that together with the persons designated for nomination by B&W who are Directors in the classes not standing for election at such meeting equals the number of Investor Directors that B&W is entitled to designate for nomination pursuant to this
Section 2.01 as of the date of such meeting. Reynolds American shall cause each person designated for election in accordance with this Section 2.01 to be included in management's slate of nominees for such meeting.

                  (f) B&W and the Board of Directors, respectively, shall have the right to designate any replacement for a Director designated for nomination or nominated, as the case may be, in accordance with this Section 2.01 by B&W or the Board of Directors, respectively, upon the death, resignation, retirement, disqualification or removal from office for other cause of such Director. Such replacement for any Independent Director shall also be an Independent Director. The Board of Directors shall elect each person so designated.

                  (g) Without limiting the generality of Section 2.01(c), in the event that the number of Investor Directors on the Board of Directors differs from the number that B&W has the right (and wishes) to designate pursuant to this Section 2.01, (i) if the number of Investor Directors exceeds such number, B&W shall promptly take all appropriate action to cause to resign that number of Investor Directors as is required to make the remaining number of such Investor Directors conform to this Section 2.01 or (ii) if the number of Investor Directors otherwise is less than such number, the Board of Directors shall take all necessary action to create sufficient vacancies on the Board of Directors to permit B&W to designate the full number of Investor Directors that it is entitled (and wishes) to designate pursuant to this Section 2.01 (such action to include expanding the size of the Board of Directors, seeking the resignation of Directors or, at the request of B&W, calling a special meeting of the shareholders of Reynolds American for the purpose of removing Directors to create such vacancies to the extent permitted by applicable law). Upon the creation of any vacancy pursuant to the preceding sentence, B&W shall designate the person to fill such vacancy in accordance with this Section 2.01, and the Board of Directors shall elect each person so designated. In the event that the number of Directors is increased pursuant to this Section 2.01(g), the Board of Directors shall cause the number of Directors to be reduced at the first available opportunity to comply with the number of Directors otherwise specified by Section 2.01(a).

                  (h) Notwithstanding anything to the contrary in the foregoing, in no event will (i) the number of Investor Directors divided by the total number of Directors then comprising the Board exceed (ii) the number of Investor Directors which B&W is then entitled to designate pursuant to Sections 2.01(c) and (d) divided by 12, rounded up to the nearest whole number.

                  (i) In the event that the Corporate Governance and Nominating Committee or the Board of Directors relies on Section 2.08 to exclude an Investor Director nominee from management's slate of nominees (or otherwise take adverse action with respect to any such Investor Director nominee, including failing to recommend the election of such Investor Director nominee), the Corporate Governance and Nominating Committee and the Board of Directors shall afford B&W a reasonable opportunity to select a replacement Investor Director nominee for inclusion, subject to Section 2.08, on management's slate of nominees.

                  SECTION 2.02. Solicitation and Voting of Shares. (a) Reynolds American shall use its reasonable best efforts to solicit from its shareholders eligible to vote for the election of Directors proxies in favor of the nominees selected in accordance with Section 2.01.

                  (b) In any election of Directors or any meeting of the shareholders of Reynolds American called expressly for the removal of Directors, so long as the Board of Directors will include after such meeting (assuming for this calculation that management's entire slate of nominees is elected at such meeting) the number of Investor

Directors contemplated by Section 2.01, each Investor Party shall attend in person or by proxy for purposes of establishing a quorum and shall vote all their shares of Voting Stock (i) in favor of any nominee or Director selected in accordance with Section 2.01 and(ii) otherwise against the removal of any Director designated in accordance with Section 2.01; provided, however, that the Investor Parties will have no obligation under this sentence with respect to the election of Directors at a meeting of Reynolds American shareholders where a Person (other than Reynolds American, an Investor Party, a Person that is part of a 13D Group with any Investor Party or any Person on the behalf of any of them) has made a material effort to solicit proxies in favor of a different slate of nominees for election to the Board at such meeting. In any other matter submitted to a vote of the shareholders of Reynolds American, the Investor Parties may vote any or all of their shares in their sole discretion; provided, however, that in the event B&W shall have the right to approve a matter pursuant to Section 2.04(b) or 2.04(c) and B&W has elected not to exercise such approval right, the Investor Parties shall vote to approve such matter at any meeting of shareholders held in connection therewith.

                  (c) Each Investor Party hereby appoints Reynolds American and any designee of Reynolds American, each of them individually, its proxy and attorney-in-fact, with full power of substitution and resubstitution (i) to vote or act by written consent with respect to all of B&W's Voting Stock which it has the right to vote pursuant to the first sentence of Section 2.02(b) or the proviso to the second sentence of Section 2.02(b) and (ii) to sign its name (as shareholder) to any consent, certificate or other document relating to Reynolds American that the law of the State of North Carolina may permit or require in connection with any matter referred to in clause (i). This proxy is given to secure the performance of the duties of each Investor Party under this Agreement, and its existence will not be deemed to relieve any Investor Party of its obligations under Section 2.02(b). Each Investor Party affirms that this proxy is coupled with an interest and is irrevocable until termination of this Agreement pursuant to Section 6.11, whereupon such proxy and power of attorney shall automatically terminate. Each Investor Party shall take such further action and execute such other instruments as may be necessary to effectuate the intent of this proxy. For Voting Stock as to which any Investor Party is the beneficial but not the record owner, each Investor Party will cause any record owner of such Voting Stock to grant Reynolds American a proxy to the same effect as that contained herein. Each Investor Party represents that any proxy heretofore given in respect of such Voting Stock is not irrevocable, and hereby revokes any and all such proxies. This Section 2.02(c) shall not limit any Investor Party's right to vote pursuant to the second sentence of Section 2.02(b) (other than pursuant to the proviso thereof) and shall not operate to grant any proxy to any Person in connection therewith.

                  (d) B&W agrees that it will take all action as a shareholder of Reynolds American, or as is otherwise reasonably within its control, as necessary to effect the provisions of this Agreement.

                  SECTION 2.03. Committees. (a) Subject to the general oversight and authority of the Board of Directors under applicable law, the Board of Directors shall establish, empower and maintain the committees of the Board of Directors contemplated by this Section 2.03.

                  (b) The following committees shall be established, empowered and maintained by the Board of Directors at all times during the term of this
Agreement: (i) an Audit Committee, (ii) a Corporate Governance and Nominating Committee and (iii) a Compensation Committee (collectively, the "Core Committees"). Each of the Audit Committee, the Nomination and Governance Committee and the Compensation Committee shall consist solely of Independent Directors. Investor Directors shall serve on each committee of the Board of Directors, and the number of Investor Directors on a committee of the Board of Directors shall be not less than (x) the number of Investor Directors at such time divided by (y) the total number of Directors at such time multiplied by (z) the number of Directors serving on such committee, rounded to the nearest whole number, with B&W selecting the Investor Directors that will serve on each committee of the Board, subject to the requirements set forth herein; provided, however, that (i) each of the committees named in this Section 2.03(b) shall have not less than five Directors on such committee and (ii) so long as there are any Investor Directors serving on the Board of Directors, at least one Investor Director shall serve on each committee of the Board of Directors. Notwithstanding the foregoing, an Investor Director shall not serve on any committee if such service would violate mandatory legal or listing requirements (or law, rule or regulation requiring committee member independence as a condition to a material benefit to Reynolds American or any of its Subsidiaries) concerning the independence of directors; provided, however, that Reynolds American shall take all reasonable efforts to avoid any such disqualification.

                  (c) The Board of Directors may establish such other committees as it deems necessary or desirable, provided that such committees are established in compliance with the terms of this Agreement (including the proportionality requirement set forth in Section 2.03(b)).

                  (d) The Board of Directors shall designate an Investor Director or an Other Director to replace any disqualified Investor Director member or Other Director member, respectively, of any committee. In the event that any Investor Director or Other Director ceases to serve on any committee of the Board of Directors and, after a reasonable time, no successor to such Director is designated in accordance with the terms hereof to serve on such committee, the number of members of such committee may be temporarily reduced if such reduction does not (and no such reduction is intended to) result in a change of the relative authorities and representation within such committee among the Investor Directors (taken as a group) and the Other Directors (taken as a group).

                  (e) In the event that the Board of Directors or any committee thereof relies on Section 2.08 to exclude an Investor Director from serving on a committee on which such Investor Director is qualified to serve, the Board of Directors and any such committee shall permit B&W to designate another Investor Director, subject to Section 2.08, to serve as a member of such committee.

                  SECTION 2.04. Approval Required for Certain Actions. (a) The approval of a majority of the Investor Directors shall be required for the Board of Directors to approve or authorize, and for Reynolds American or any of its Subsidiaries to do, any of the following (in addition to any other Board or shareholder approval required by any law, rule or regulation or the constituent documents of Reynolds American):

                  (i) if, at the time of such approval, authorization or action, B&W's Percentage Interest has not fallen below 32%, issue any Equity Securities, or any securities convertible into or exercisable for Equity Securities, in any transaction or series of related transactions if such issuance would require the approval of Reynolds American's shareholders under NYSE Rule 312.03(c) as in effect of the date of this Agreement (assuming the "20 percent" threshold set forth therein were, instead, "5 percent" and disregarding the exceptions set forth therein); or

                  (ii) if, at the time of such approval, authorization or action, B&W's Percentage Interest has not fallen below 25%, repurchase Common Stock pursuant to self-tender offers, stock repurchase programs, open market transactions or otherwise; provided, however, that Reynolds American and its Subsidiaries may (x) repurchase Common Stock from employees or former employees pursuant to the terms and conditions of Reynolds American's employee stock plans, (y) on or after the first anniversary of the Closing, repurchase Common Stock if the dividends declared (and, to the extent the payment date has occurred, paid) on Common Stock during each of the preceding four fiscal quarters has equaled or exceeded 18.75% of the Prior Year Net Income applicable at the time that any such dividend was declared and (z) repurchase Common Stock to comply with the requirements of Section 2.04(d).

                  (b) The approval of B&W, as shareholder, such approval, if given, not to be unreasonably delayed, shall be required for Reynolds American or any of its Subsidiaries to do or effect any of the following (in addition to any other Board or shareholder approval required by any law, rule, regulation or the constituent documents of Reynolds American):

                  (i) the entry by Reynolds American or any of its Subsidiaries into any Discriminatory Transaction;

                  (ii) any sale, asset exchange, lease, exchange, mortgage, pledge, transfer or other disposition (by merger or otherwise) (collectively, a "disposition") by Reynolds American or any of its Subsidiaries (in one transaction or a series of transactions) of any of Reynolds American's intellectual property relating to the brands set forth on Schedule 2.04, other than any disposition to a wholly-owned Subsidiary of Reynolds American or any disposition that (A) occurs in connection with creating or granting any liens to a third party that is not an affiliate of Reynolds American in connection with a bona fide financing, (B) arises as a matter of law or occurs pursuant to a court order, (C) occurs as a result of the acquisition of all outstanding Equity Securities by any Person (including by way of merger, tender or exchange offer or any similar transaction) or all or virtually all of the assets of Reynolds American and its Subsidiaries or (D) if B&W's Percentage Interest has fallen below 32%, occurs as a result of the acquisition of a majority of the Voting Power of all outstanding Voting Stock by any Person (including by way of merger, tender or exchange offer or similar transaction);

                  (iii) any amendment to the Articles of Incorporation or By-Laws of Reynolds American or to the charter of any committee of the Board of Directors, in each case which amendment would conflict in any material respect with the provisions of this Agreement, or any amendment or repeal of Section 2.03 or Section 2.04 of the By-Laws of Reynolds American in effect as of the Closing; or

                  (iv) the adoption or implementation of any takeover defense measures (including a rights plan) that would apply to the acquisition of beneficial ownership of any Equity Securities by any Investor Party; provided, however, that Reynolds American may enter into a Rights Agreement in the form of Exhibit C to the Combination Agreement and may enter into any replacement or extension thereof in the form of such Exhibit C.

                  (c) The approval of B&W, as shareholder, such approval, if given, not to be unreasonably delayed, shall be required for Reynolds American or any of its Subsidiaries to do or effect any of the following prior to the fifth anniversary of the date of this Agreement(in addition to any other Board or shareholder approval required by any law, rule, regulation or the constituent documents of Reynolds American):

                  (i) effect any transaction or take any action that is reasonably likely to be inconsistent with the representations, facts or assumptions set forth in the B&W Tax Ruling (as defined in the Combination Agreement) or materially inconsistent with the representations, facts or assumptions set forth in the materials submitted to the Internal Revenue Service in seeking the B&W Tax Ruling; provided, however, that for purposes of this Section 2.04(c)(i), if a representation, fact or assumption set forth in the B&W Tax Ruling or the materials submitted to the Internal Revenue Service in seeking the B&W Tax Ruling indicated that a party had no plan or intention to effect a particular transaction or take a particular action, effecting such transaction or taking such action after the Closing (as defined in the Combination Agreement) will be deemed to be inconsistent with such plan or intention representation, fact or assumption; or

                  (ii) effect any other transaction or take any other action that, in the opinion of Cravath, Swaine & Moore LLP or other nationally recognized B&W tax counsel, had such transaction or action been effected at Closing, would more likely than not have prevented the Asset Contribution and Assumption of Liabilities, on the one hand, or the B&W Opco Stock Contribution and the Merger (as those terms are defined in the Combination Agreement), on the other hand, from qualifying as exchanges within the meaning of Section 351 of the Internal Revenue Code of 1986, as amended.

In addition, B&W and Reynolds American shall cooperate in good faith, and shall cause their respective officers, directors, affiliates, employees, agents, auditors and representatives to cooperate in good faith, in all matters relating to Taxes (as defined in the Combination Agreement), including by maintaining and making available to each other all books and records necessary in connection with Taxes.

                  (d) If, on or prior to June 30, 2005, Reynolds American issues Common Stock upon exercise of any option, warrant or other security relating to Common Stock or otherwise issues Common Stock (restricted or otherwise) to any of its directors, officers, employees or consultants, then prior to or within a reasonable period after such issuance (but in any event not later than the end of such fiscal quarter in which such issuance occurs), Reynolds American will repurchase a number of shares of outstanding Common Stock so that the number of outstanding shares of Common Stock are not increased by such issuance; provided, however, that (i) Reynolds American will not be required to repurchase such shares, if, at the time of such issuance, B&W's Percentage Interest has fallen below 25% and (ii) Reynolds American will not be required to repurchase the
first [          ](1) shares that are so issued.

                  SECTION 2.05. Financial Statements. As soon as reasonably practicable following the end of each fiscal quarter and fiscal year, Reynolds American shall furnish to B&W and BAT the consolidated financial statements of Reynolds American (including providing draft statements as such statements become available and, with respect to fiscal years, audit reports as such reports become available). Each of Reynolds American, B&W and BAT shall use its reasonable best efforts to assist the other party with respect to the timeliness of filing, releasing or posting the other party's respective financial disclosure documents. Reynolds American shall cooperate with and assist BAT and B&W in the translation of Reynolds American's financial statements in order to conform such financial statements to applicable international accounting standards and shall otherwise provide BAT and B&W with access to information necessary in connection with such financial statements.

----------

        (1) Number to be equal to the number of Common Shares owned by B&W immediately after Closing minus 42% of the aggregate outstanding Common Shares immediately after Closing.

                  SECTION 2.06. Articles of Incorporation and By-Laws. The Board of Directors of Reynolds American shall take or cause to be taken all lawful action necessary to ensure at all times that Reynolds American's Articles of Incorporation and By-Laws are not at any time inconsistent in any material respect with the provisions of this Agreement.

                  SECTION 2.07. Interested Transactions. The approval by a majority of the Other Directors shall be required (in addition to any other Board or shareholder approval required by any law, rule or regulation) for Reynolds American or any of its Subsidiaries to enter into or effect, or agree to enter into or effect, any material contract or transaction between or involving Reynolds American or any of its Subsidiaries, on the one hand, and any Investor Party, on the other hand, the terms of which are not governed by a pre-existing agreement to which Reynolds American or any of its Subsidiaries is a party or a provision of Reynolds American's Articles of Incorporation or By-Laws.

                  SECTION 2.08. Fiduciary Duties. Nothing in Section 2.01, 2.02,
2.03 or 2.06 shall be deemed to require the Board of Directors or any committee or member thereof to take any action or refrain from taking any action, or result in a breach of Sections 2.01, 2.02, 2.03 or 2.06 by reason of such action or failure to act, if the Board of Directors, such committee or Director determines in good faith (after consideration of specific written advice of outside legal counsel, which advice will be provided to B&W) that refraining from taking such action or failing to take such action, as the case may be, would cause a violation of his or her fiduciary duties to shareholders, including B&W and its affiliates, under applicable law. This Section 2.08 shall not be interpreted to create any fiduciary obligation that would not exist in the absence of this Section 2.08.

                  SECTION 2.09. Change in Law. In the event any law, rule or regulation comes into force or effect (including by amendment) which conflicts with the terms and conditions of this Agreement, the parties shall negotiate in good faith to revise the Agreement to achieve the parties' intention set forth herein.

                  SECTION 2.10. Changes in B&W's Percentage Interest Attributable to Issuances of Common Stock. To the extent that any decrease in B&W's Percentage Interest is attributable to issuances of Equity Securities by Reynolds American (as opposed to dispositions of Equity Securities by any Investor Party), such decrease will not be taken into account in determining whether B&W's Percentage Interest has fallen below any of the thresholds for B&W's Percentage Interest set forth in this Article II.

                                   ARTICLE III

                               Registration Rights

                  SECTION 3.01. Registration. (a) At any time and from time to time following the first anniversary of the date of this Agreement, Reynolds American agrees that upon the written request of any Investor Party holding Registrable Securities (a "Demand Registration"), it will as promptly as reasonably practical prepare and file a registration statement (a "Registration Statement") under the Securities Act as to the number of shares of Registrable Securities specified in such request; provided, however, that (i) Reynolds American shall not be obligated to effect more than two Demand Registrations in any eighteen-month period, (ii) the Registrable Securities for which a Demand Registration has been requested by any Investor Party holding Registrable Securities shall have a value (based on the average closing price per share of Common Stock for the ten trading days preceding the delivery of B&W's request for such Demand Registration) of not less than $100,000,000 and (iii) Reynolds American shall not be required to file a shelf Registration Statement pursuant to Rule 415 of the Securities Act under this Section 3.01. Each such request for a Demand Registration shall specify the number of shares of Registrable Securities proposed to be offered for sale and shall also specify the intended method of distribution thereof; provided, however, that the Investor Parties may change such number if such change shall not materially adversely affect the timing or success of the offering, so long as such change does not result in less than $100,000,000 of Registrable Securities being included in the Registration Statement.

                  (b) Reynolds American agrees to use its reasonable best efforts (i) to cause any Registration Statement to be declared effective as promptly as reasonably practicable after the filing thereof and (ii) to keep such Registration Statement effective for a period of not less than 90 days, or, if earlier, the period sufficient to complete the distribution of the Registrable Securities. Reynolds American further agrees to supplement or make amendments to the Registration Statement as may be necessary to keep such Registration Statement effective for the period set forth in clause (ii) above, including (A) to respond to the comments of the SEC, if any, (B) as may be required by the registration form utilized by Reynolds American for such Registration Statement or by the instructions applicable to such registration form, (C) as may be required by the Securities Act or the rules and regulations thereunder or (D) as may be reasonably requested in writing by B&W or any Underwriter for B&W. Reynolds American agrees to furnish to B&W copies of any such supplement or amendment prior to its being used or filed with the SEC. Upon the expiration of the time period set forth in clause (ii) above, a Demand Registration Statement shall count as a Demand Registration Statement for purposes of determining when future Demand Registrations which can be requested pursuant to this Section 3.01, except to the extent set forth in paragraph (e) below.

                  (c) In the event an offering of shares of Registrable Securities involves one or more Underwriters, B&W shall select the lead Underwriter and any additional Underwriters in connection with the offering from a list of nationally-recognized investment banks reasonably agreed to between Reynolds American and B&W.

                  (d) Notwithstanding the foregoing provisions of this Section 3.01, B&W may not request a Demand Registration within the 90-day period after a Registration Statement for Common Stock has been filed by Reynolds American (for its own account or for any other security holders) with and declared effective by the SEC, unless such Registration Statement has been withdrawn; provided, however, the forgoing limitation will not apply if an Investor Party holding Registrable Securities was not given the opportunity, in accordance with Section 3.02, to include its Registrable Securities in the Registration Statement described in this Section 3.01(d).

                  (e) Any Investor Party holding Registrable Securities included in a Registration Statement shall be permitted to remove all or any part of the Registrable Securities held by it from any Registration Statement at any time prior to the effective date of the Registration Statement covering such Registrable Securities; provided, however, that such Demand Registration shall nonetheless count as a Demand Registration for purposes of determining when future Demand Registrations can be requested pursuant to this Section 3.01, unless B&W reimburses Reynolds American for all Registration Expenses incurred by Reynolds American in connection with such withdrawn Demand Registration.

                  SECTION 3.02. Piggyback Registration. If Reynolds American proposes to file a Registration Statement under the Securities Act with respect to an offering of Common Stock for (a) Reynolds American's own account (other than a Registration Statement on Form S-4 or S-8 (or any substitute form that may be adopted by the SEC)) or (b) the account of any of its holders of Common Stock pursuant to a demand registration requested by such holders, then Reynolds American shall give written notice of such proposed filing to B&W as soon as practicable (but in no event less than twenty days before the anticipated filing date), and such notice shall offer any Investor Party holding Registrable Securities the opportunity to register such number of shares of Registrable Securities as B&W and its affiliates may request on the same terms and conditions as Reynolds American's or such holder's Common Stock (a "Piggyback Registration"). Reynolds American shall control the determination of the form of any offering contemplated by this Section 3.02, including whether any such offering shall be in the form of an underwritten offering and, if any such offering is in the form of an underwritten offering, Reynolds American shall select the lead Underwriter and any additional Underwriters in connection with such offering.

                  SECTION 3.03. Reduction of Offering. Notwithstanding anything contained herein, if the lead Underwriter of an underwritten offering described in Section 3.01 or Section 3.02 delivers a written opinion to Reynolds American that the number of shares of Common Stock (including all Registrable Securities) that B&W, Reynolds American and any other Persons intend to include in any Registration Statement is such that the success of any such offering would be materially and adversely affected, including the price at which the securities can be sold, then the number of shares of Common Stock to be included in the Registration Statement for the account of B&W, Reynolds American and any other Persons shall be reduced pro rata to the extent necessary to reduce the total amount of securities to be included in any such Registration Statement to the amount recommended by such lead Underwriter; provided, however, that (a) priority in the case of a Demand Registration pursuant to Section 3.01 shall be
(i) first, the Registrable Securities requested to be included in the Registration Statement for the account of the Investor Parties, allocated pro rata among them in accordance with the number of Registrable Securities held by each of them so that the total number of Registrable Securities to be included in any such offering for the account of all such Persons will not exceed the number recommended by such lead Underwriter, (ii) second, securities initially proposed to be offered by Reynolds American for its own account and (iii) third, pro rata among any other securities of Reynolds American requested to be registered by the holders thereof pursuant to a contractual right of registration so that the total number of registrable securities to be included in any such offering for the account of all such Persons will not exceed the number recommended by such lead Underwriter, (b) priority in the case of a Piggyback Registration initiated by Reynolds American for its own account pursuant to Section 3.02 shall be (i) first, securities initially proposed to be offered by Reynolds American for its own account, (ii) second, the Registrable Securities requested to be included in the Registration Statement for the account of the Investor Parties, allocated pro rata among them in accordance with the number of registrable securities held by each of them so that the total number of Registrable Securities to be included in any such offering for the account of all such Persons will not exceed the number recommended by such lead Underwriter, and (iii) third, pro rata among any other securities of Reynolds American requested to be registered pursuant to a contractual right of registration and (c) priority with respect to inclusion of securities in a Registration Statement initiated by Reynolds American for the account of holders other than any Investor Party pursuant to demand registration rights afforded such holders shall be (i) first, securities offered for the account of such holders so that the total number of registrable securities to be included in any such offering for the account of all such Persons will not exceed the number recommended by such lead Underwriter, (ii) second, securities offered by Reynolds American for its own account, (iii) third, the Registrable Securities offered for the account of the Investor Parties and (iv) fourth, pro rata among any other securities of Reynolds American requested to be registered pursuant to a contractual right of registration. Until such time as B&W owns less than 15% of the outstanding Common Stock of Reynolds American, Reynolds American shall not enter into any contractual arrangements that would conflict with the priorities set forth in the proviso to the preceding sentence.

                  SECTION 3.04. Registration Procedures. Subject to the provisions of Section 3.01 hereof, in connection with the registration of the sale of Registrable Securities hereunder, Reynolds American will as promptly as reasonably practicable:

                  (a) furnish to B&W, if requested, prior to the filing of a Registration Statement, copies of such Registration Statement as is proposed to be filed, and thereafter such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus), copies of any and all transmittal letters or other correspondence with the SEC relating to the Registration Statement and such other documents in such quantities as B&W may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities;

                  (b) use its reasonable best efforts to register or qualify the Registrable Securities under such other securities or blue sky laws of such jurisdictions as B&W reasonably requests and do any and all other acts and things as may be reasonably necessary or advisable to enable B&W to consummate the disposition of the Registrable Securities in such jurisdictions; provided, however, that Reynolds American will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this
         Section 3.04(b), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;

                  (c) notify B&W, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such Registration Statement or amendment contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and Reynolds American will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (d) use its reasonable best efforts to cause the Registrable Securities covered by any Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of Reynolds American to enable B&W to consummate the disposition of the Registrable Securities; provided, however, that Reynolds American will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this
         Section 3.04(d), (ii) subject
         itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;

                  (e) enter into customary agreements (including an underwriting agreement in customary form that is reasonably satisfactory to Reynolds American) and use commercially reasonable efforts to take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities;

                  (f) make available for inspection by B&W, any Underwriter participating in any disposition pursuant to such Registration Statement, and any attorney for B&W and the Underwriter and any accountant or other agent retained by B&W or any such Underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of Reynolds American (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the officers, directors and employees of Reynolds American and its Subsidiaries to supply all information reasonably requested by any such Inspector in connection with such Registration Statement; provided, however, that (i) Records and information obtained hereunder shall be used by such Inspector only to exercise their due diligence responsibility, (ii) Records or information that Reynolds American determines, in good faith, to be confidential shall not be disclosed by the Inspectors unless (x) the disclosure of such Records or information is necessary to avoid or correct a material misstatement or omission in the Registration Statement or (y) the release of such Records or information is ordered pursuant to a subpoena or other order from a court or governmental authority of competent jurisdiction and (iii) Reynolds American may require, as a condition to the provision to any Inspector of any Records, that such Inspector execute and deliver to Reynolds American a written agreement, in form and substance reasonably satisfactory to Reynolds American, pursuant to which such Inspector agrees to the confidential treatment of such Records;

                  (g) use its reasonable best efforts to obtain and deliver to the Underwriters and the Investor Parties a comfort letter from the independent public accountants for Reynolds American in customary form and covering such matters of the type customarily covered by comfort letters as such Underwriters and the Investor Parties may reasonably request;

                  (h) use its reasonable best efforts to obtain and deliver to the Underwriters and the Investor Parties a 10b-5 statement and legal opinions from Reynolds American's counsel in customary form and covering such matters as customarily covered by 10b-5 statements and legal opinions as such Underwriters and the Investor Parties may reasonably request;

                  (i) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make generally available to its security holders, within the required time period, an earnings statement covering a period of twelve months, beginning with the first fiscal quarter after the effective date of the Registration Statement (as the term "effective date" is defined in Rule 158(c) under the Securities Act), which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder or any successor provisions thereto; and

                  (j) use its reasonable best efforts to cause all Registrable Securities to be listed or quoted on the NYSE and each other securities exchange or automated quotation system on which similar securities issued by Reynolds American are listed or quoted.

                  SECTION 3.05. Conditions to Offerings. The obligations of Reynolds American to take the actions contemplated by Sections 3.01, 3.02 and
3.04 with respect to an offering of Registrable Securities shall be subject to the following conditions:

                  (a) the Investor Parties shall conform to all applicable requirements of the Securities Act and the Exchange Act with respect to the offering and sale of securities;

                  (b) B&W shall advise each Underwriter through which any of the Registrable Securities are offered that the Registrable Securities are part of a distribution that is subject to the prospectus delivery requirements of the Securities Act;

                  (c) Reynolds American may require B&W to furnish to Reynolds American such information regarding B&W or the distribution of the Registrable Securities as Reynolds American may from time to time reasonably request in writing, in each case only as required by the Securities Act or the rules and regulations thereunder or under state securities or blue sky laws; and

                  (d) in any underwritten offering pursuant to Section 3.01 or
         Section 3.02 hereof, any Investor Party including Registrable Securities in a Registration Statement, together with Reynolds American, shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such underwriting, as well as such other documents customary in similar offerings, including, custody agreements, powers of attorney and indemnification provisions relating to information provided in writing by an Investor Party.

Any Investor Party holding Registrable Securities agrees that, upon receipt of any notice from Reynolds American of the happening of any event of the kind described in Section 3.04(c) hereof or a condition described in Section 3.06 hereof, B&W will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering the sale of such shares of Registrable Securities until B&W's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.04(c) hereof or notice from Reynolds American of the termination of the Deferral Period and, if so directed by Reynolds American, will promptly deliver to Reynolds American all copies (other than any permanent file copies then in B&W's possession) of the most recent prospectus covering such Registrable Securities that was current at the time of receipt of such notice.

                  SECTION 3.06. Black-out Period. Reynolds American's obligations pursuant to Sections 3.01 and 3.02 hereof shall be suspended if compliance with such obligations would (a) violate applicable law or (b) require Reynolds American to disclose a material financing, acquisition or other corporate development, and the proper officers of Reynolds American have determined, in the good faith exercise of their reasonable business judgment, that such disclosure is not in the best interests of Reynolds American; provided, however, that any such suspension shall not exceed 60 days and all such suspensions shall not exceed 120 days in any twelve-month period (the "Deferral Period"). Reynolds American shall promptly give B&W written notice of any such suspension containing the approximate length of the anticipated delay, and Reynolds American shall notify B&W upon the termination of the Deferral Period.

                  SECTION 3.07. Registration Expenses. All fees and expenses incident to Reynolds American's performance of or compliance with the registration obligations of this Article III, including all fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for any Underwriters in connection with blue sky qualifications of the Registrable Securities), printing expenses, messenger and delivery expenses of Reynolds American, any registration or filing fees payable under any Federal or state securities or blue sky laws, the fees and expenses incurred in connection with any listing or quoting of the securities to be registered on any national securities exchange or automated quotation system, fees and disbursements of counsel for Reynolds American and its independent certified public accountants (including the expenses of any comfort letters required by or incident to such performance) and the fees and expenses of other Persons retained by Reynolds American, will be borne by Reynolds American. Any Investor Party or any other Person registering Registrable Securities will bear and pay any underwriting discounts and commissions applicable to securities offered for its or its affiliates' account, transfer taxes and fees and expenses of its counsel.

                  SECTION 3.08. Indemnification; Contribution. (a) In connection with any registration of Registrable

Securities pursuant to Section 3.01 or 3.02 hereof, Reynolds American agrees to indemnify, to the fullest extent permitted by law, B&W, its affiliates, their directors, officers and shareholders and each Person who controls B&W (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) against any and all losses, claims, damages, liabilities and expenses (including reasonable attorneys' fees) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus or preliminary prospectus contained therein, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading; provided, however, that Reynolds American shall not be required to indemnify B&W, its affiliates, their officers, directors, shareholders or controlling Persons for any losses, claims, damages, liabilities or expenses resulting from any such untrue statement or omission if such untrue statement or omission is made in reliance on and in conformity with any information with respect to B&W or such other parties furnished to Reynolds American in writing by B&W or such other parties expressly for use therein. In connection with an underwritten offering, Reynolds American will indemnify each Underwriter, the officers and directors of such Underwriter, and each Person who controls such Underwriter (within the meaning of either the Securities Act or the Exchange Act) to the same extent as provided above with respect to the indemnification of B&W; provided, however, that such Underwriter agrees to indemnify Reynolds American to the same extent as provided below with respect to the indemnification of Reynolds American by B&W. Notwithstanding the forgoing, with respect to any untrue statement or omission of material fact made in any prospectus or preliminary prospectus, the provisions of this Section 3.08 shall not inure to the benefit of any Investor Party, any other holder of Registrable Securities or any Underwriter from whom the Person asserting any such loss, claim, damages, liabilities or expenses purchased the Registrable Securities to the extent that it shall be established that (i) any such loss, claim, damages, liabilities or expenses of such Person arises primarily from the fact that any Investor Party or any Underwriter sold Registrable Securities to such a

Person, (ii) there was not sent or given a copy of the final prospectus (as amended or supplemented) at or prior to the written confirmation of such sale (provided Reynolds American shall have previously furnished a sufficient number of copies thereof on a timely basis to the Investor Parties, any such holder and each Underwriter, as the case may be, in accordance herewith) and (iii) the final prospectus (as amended or supplemented) would have corrected any such untrue statement or omission of a material fact.

                  (b) In connection with any Registration Statement, the Investor Parties holding Registrable Securities, as the case may be, will furnish to Reynolds American in writing such information and affidavits with respect to the Investor Parties holding Registrable Securities, as the case may be, as Reynolds American reasonably requests, including, but not limited to, information relating to the Investor Parties, as the case may be, for use in connection with any such Registration Statement, prospectus or preliminary prospectus and agrees to indemnify Reynolds American, its directors, its officers who sign the Registration Statement and each Person, if any, who controls Reynolds American (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as the foregoing indemnity from Reynolds American to B&W, but only with respect to information relating to B&W or such other holders of Registrable Securities, as the case may be, furnished to Reynolds American in writing by B&W expressly for use in the Registration Statement, the prospectus, any amendment or supplement thereto, or any preliminary prospectus.

                  (c) In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to Section 3.08(a) or (b), such Person (hereinafter called the indemnified party) shall promptly notify the Person against whom such indemnity may be sought (hereinafter called the indemnifying party) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and the indemnified party shall have been advised by counsel that representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such indemnified parties, and that all such reasonable fees and expenses shall be reimbursed as they are incurred. In the case of the retention of any such separate firm for the indemnified parties, such firm shall be designated in writing by the indemnified parties. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel as contemplated by the third sentence of this Section 3.08(c), the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request or reasonably objected in writing, on the basis of the standards set forth herein, to the propriety of such reimbursement prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                  (d) If the indemnification provided for in this Section 3.08 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to in this Section 3.08, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 3.08(c), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

                  The parties agree that it would not be just and equitable if contribution pursuant to this Section 3.08(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in this Section 3.08(d). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                  If indemnification is available under this Section 3.08, the indemnifying party shall indemnify each indemnified party to the full extent provided in Sections 3.08(a) and (b) without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 3.08(d).

                  SECTION 3.09. Rule 144. For so long as Reynolds American is subject to the requirements of Section 13, 14 or 15(d) of the Securities Act, Reynolds American agrees that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder and it will take such further action as B&W reasonably may request, all to the extent required from time to time to enable the Investor Parties to sell Registrable Securities within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of B&W, Reynolds American will deliver to B&W a written statement as to whether it has complied with such requirements.

                  SECTION 3.10. Lockup. If and to the extent requested by the managing Underwriters of an underwritten public offering of equity securities of Reynolds American, Reynolds American and B&W agree not to effect, and to cause their respective affiliates not to effect, except as part of such registration, any offer, sale, pledge, transfer or other distribution or disposition or any agreement with respect to the foregoing, of the issue being registered or of a similar security of Reynolds American, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144, during the seven-day period prior to and during such period that the lead Underwriter may reasonably request, no greater than 90 days, beginning on the effective date of such registration.

                  SECTION 3.11. Termination of Registration Rights. The registration rights contained in this

Article III shall terminate on the date on which all shares of Common Stock subject to this Agreement cease to be Registrable Securities. Notwithstanding the forgoing, the registration rights contained in this Article III shall terminate in any event with respect to any Investor Party or any other holder of Registrable Securities when any such holder no longer owns any Registrable Securities. In addition, even if the registration rights contained in this
Article III are no longer in effect, in the event that an Investor Party intends to dispose of a significant number of Common Shares and such disposition could reasonably be expected to have an adverse impact on the trading price of shares of Common Stock or otherwise have an adverse impact on the market for Common Stock, Reynolds American and the Investor Parties shall cooperate in connection with such disposition and shall take commercially reasonable efforts to mitigate the adverse effects of any such disposition; provided, however, that nothing in this sentence shall be deemed to restrict an Investor Party in connection with the sale of any Common Stock (including the size or timing of such disposition).

                                   ARTICLE IV

                           Limitations on Purchases of
                       Equity Securities and Other Actions

                  SECTION 4.01. Purchases of Equity Securities. Except for the acquisition of shares of Common Stock pursuant to the Combination Agreement and subject to the exceptions set forth in Section 4.03, during the Standstill Period, the Investor Parties shall not, directly or indirectly, acquire, agree to acquire or make a proposal to acquire beneficial ownership of any shares of Equity Securities. Equity Securities acquired pursuant to this Article IV shall be subject to all of the terms, covenants and conditions of this Agreement.

                  SECTION 4.02. Additional Limitations. Subject to the exceptions set forth in Section 4.03, during the Standstill Period, the Investor Parties shall not:

                  (a) seek, make or take any action to solicit, initiate or encourage, any offer or proposal for, or any indication of interest in, a merger, consolidation, tender or exchange offer, sale or purchase of assets or securities or other business combination or any dissolution, liquidation, restructuring, recapitalization or similar transaction in each case involving Reynolds American or any of its Subsidiaries or the acquisition of any equity interest in, or a substantial portion of the assets of, Reynolds American or any of its Subsidiaries;

                  (b) "solicit", or become a "participant" in any "solicitation" of, any "proxy" (as such terms are defined in Regulation 14A under the Exchange Act) from any holder of Voting Stock in connection with any vote on any matter (whether or not relating to the election or removal of Directors), or agree or announce its intention to vote with any Person undertaking a "solicitation"; (c) form, join or in any way participate in a 13D Group with respect to any Voting Stock (other than a 13D Group composed of the Investor Parties);

                  (c) form, join or in any way participate in a 13D Group with respect to any Voting Stock (other than a 13D Group composed of the Investor Parties);

                  (d) grant any proxies with respect to any Voting Stock to any Person (other than as recommended by the Board of Directors) or deposit any Voting Stock in a voting trust or enter into any other arrangement or agreement with respect to the voting thereof;

                  (e) seek, alone or in concert with other Persons, additional representation on the Board of Directors or seek the removal of any member of the Board that is not an Investor Director or a change in the composition or size of the Board of Directors that is inconsistent with this Agreement;

                  (f) enter into any arrangements, understandings or agreements (whether written or oral) with, or advise, finance or assist any other Persons in connection with any of the foregoing; or

                  (g) request, propose or otherwise seek any amendment or waiver of the provisions of Article IV.

                  SECTION 4.03. Standstill Exceptions. Notwithstanding Sections
4.01 and 4.02:

                  (a) during the Standstill Period, the Investor Parties may acquire beneficial ownership of additional Equity Securities if, after giving effect to any such acquisition, B&W's Percentage Interest would not exceed the Standstill Percentage less the percentage of Voting Power (calculated as of the date of disposition) associated with any Equity Securities disposed of by any Investor Party (other than to another Investor Party) following the date of this Agreement;

                  (b) if, during the Standstill Period, Reynolds American becomes the subject of a Third Party Offer, Reynolds American shall promptly, and in any event within two business days, deliver written notice to B&W to such effect, which notice shall to the extent known by Reynolds American set forth the percentage of Voting Power or assets that the third party is seeking to acquire pursuant to the Third Party Offer, and the Investor Parties shall have the right to make a B&W Counteroffer to the Board of Directors in response to such Third Party Offer. If Reynolds American accepts any such B&W Counteroffer, the Investor Parties may acquire Equity Securities in accordance with the terms of such B&W Counteroffer. If Reynolds American rejects any such B&W Counteroffer and enters into an agreement with a third party (other than the Investor Parties) with respect to a Significant Transaction or a third party (other than the Investor Parties) initiates a tender offer or exchange offer that would constitute a Significant Transaction, the Investor Parties may make and consummate a public proposal constituting a B&W Counteroffer (including by way of a tender offer or exchange offer). Notwithstanding the foregoing, an Investor Party's right to make any B&W Counteroffer and to acquire additional Equity Securities pursuant to this clause (b) is subject to the condition that the Investor Directors recuse themselves from any and all consideration by the Board of Directors or any committee thereof of a Third Party Offer or a B&W Counteroffer; and

                  (c) during the Standstill Period, the Investor Parties shall be permitted to make requests to the Board of Directors to amend or waive any of the limitations set forth in Section 4.01 or 4.02, which the Other Directors, acting by majority, may accept or reject in their sole discretion; provided, however, that (i) any such request shall not be publicly disclosed by the Investor Parties and (ii) any such request shall be made in a manner that is not reasonably likely to require the public disclosure of such request by Reynolds American.

                                    ARTICLE V

                            Transfer of Common Stock

                  SECTION 5.01. Limitation on Transfer of Common Stock. (a) During the term of this Agreement, any sale, transfer or other disposition of shares of Common Stock by the Investor Parties shall be subject to the following limitations:

                  (i) no shares of Common Stock may be sold, transferred or otherwise disposed of, directly or indirectly, to any Person or 13D Group, if, after giving effect to such sale, transfer or other disposition such Person or 13D Group would, to B&W's knowledge, beneficially own, or have the right to acquire, 7.5% or more of the Voting Power of all Voting Stock, except in connection with a tender offer or exchange offer for Common Stock (provided that the Board of Directors has not recommended to its shareholders that such tender offer or exchange offer be rejected); and

                  (ii) none of the Investor Parties will, in any six-month period, sell, transfer or otherwise dispose of, directly or indirectly, Common Stock representing in the aggregate more than 5% of the Voting Power of all Voting Stock without first obtaining the consent of a majority of the Other Directors, except in connection with a tender offer or exchange offer for Common Stock (provided that the Board of Directors has not recommended to its shareholders that such tender offer or exchange offer be rejected).

                  (b) Notwithstanding any of the foregoing, B&W may at any time transfer any or all of its shares of Common Stock to any Investor Party, and any such transferee may make similar transfers; provided, however, that (x) any such transferee shall agree to be bound by the terms of this Agreement and (y) for purposes of calculating any ownership threshold applicable to B&W and/or its affiliates under this Agreement, all shares of Common Stock held by B&W and any permitted transferee under this Section 5.01(b) shall be taken into account.

                  (c) Reynolds American may place appropriate legends on the certificates representing Common Stock held by the Investor Parties setting forth the restrictions referred to above and any restrictions appropriate for compliance with U.S. federal securities laws. Reynolds American will promptly issue replacement certificates to the Investor Parties, upon request, in order to permit the Investor Parties to engage in sales, transfers and other dispositions that are not restricted hereunder or under U.S. federal securities laws. Purported transfers of shares of Common Stock that are not in compliance with this Article V shall be void.

                                   ARTICLE VI

                                  Miscellaneous

                  SECTION 6.01. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given upon receipt by the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)    if to BAT, to

                         Globe House
                         4 Temple Place
                         London WC2R 2PG United Kingdom
                         Fax:  44 207 845 2189

                         Attention:  General Counsel

                         with a copy to:

                         Cravath, Swaine & Moore LLP
                         825 Eighth Avenue

                         New York, NY 10019
                         Fax:  212-474-3700
                         Phone:  212-474-1000

                         Attention:  Philip A. Gelston, Esq.
                                     Sarkis Jebejian, Esq.

                  (b)    if to B&W, to

                         401 South 4th Avenue
                         Louisville, KY  40232
                         Fax:  (502) 217-7297

                         Attention:  General Counsel

                         with a copy to:

                         Cravath, Swaine & Moore LLP
                         825 Eighth Avenue
                         New York, NY 10019
                         Fax:  212-474-3700
                         Phone:  212-474-1000

                         Attention:  Philip A. Gelston, Esq.
                                     Sarkis Jebejian, Esq.

                  (c)    if to Reynolds American, to

                         401 North Main Street
                         Winston-Salem, NC  27192
                         Fax: (336) 741-2998

                         Attention:  General Counsel

                         with a copy to:

                         Jones Day
                         222 East 41st Street
                         New York, NY 10017
                         Fax:  212-755-7306
                         Phone:  212-326-3939

                         Attention:  Jere R. Thomson, Esq.

                  SECTION 6.02. Amendments; Waivers. (a) No provision of this Agreement may be amended or waived unless such amendment or waiver is in writing and signed, in the case of an amendment, by the parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective; provided, however, that no such amendment or waiver by Reynolds American shall be effective without the approval of a majority of the Other Directors (except for amendments or waivers that are administrative in nature or that do not materially adversely affect the rights of the Unaffiliated Equity Holders, which amendments and waivers shall only require the approval of a majority of the Directors).

                  (b) The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights nor shall any single or partial exercise by any party to this Agreement of any of its rights under this Agreement preclude any other or further exercise of such rights or any other rights under this Agreement. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law or otherwise.

                  SECTION 6.03. Interpretation. When a reference is made in this Agreement to a Section, Subsection or Exhibit, such reference shall be to a Section or Subsection of, or an Exhibit to, this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words "date hereof" shall refer to the date of this Agreement. The term "or" is not exclusive. The word "extent" in the phrase "to the extent" shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply "if". The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented. References to a Person are also to its permitted successors and assigns.

                  SECTION 6.04. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the Transactions contemplated hereby are fulfilled to the extent possible.

                  SECTION 6.05. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

                  SECTION 6.06. Entire Agreement; No Third-Party Beneficiaries. This Agreement and the other Transaction Agreements constitute the entire agreement, and supercede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof and are not intended to confer upon any Person other than the parties any rights or remedies.

                  SECTION 6.07. Governing Law. Except to the extent specifically required by the North Carolina Business Corporation Act, this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. The parties declare that it is their intention that this Agreement shall be regarded as made under the laws of the

State of Delaware and that the laws of the State of Delaware shall be applied in interpreting its provisions in all cases where legal interpretation shall be required, except to the extent the North Carolina Business Corporation Act is specifically required by such act to govern the interpretation of this Agreement.

                  SECTION 6.08. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties without the prior written consent of the other parties hereto, except that B&W may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to BAT or any of its Subsidiaries that agrees in writing to be bound by the provisions hereof. Any purported assignment without such prior written consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

                  SECTION 6.09. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Delaware or in the Chancery Court of the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or Chancery Court of the State of Delaware in the event any dispute arises out of this Agreement or any Transaction, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) irrevocably and unconditionally waives (and agrees not to plead or claim) any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or any Transaction, (d) agrees that it will not bring any action relating to this Agreement or any Transaction in any court other than any Federal court sitting in the State of Delaware or Chancery Court of the State of Delaware, (e) waives any right to trial by jury with respect to any action related to or arising out of this Agreement or any Transaction and (f) agrees that this Agreement involves at least $100,000 and has been entered into by the parties in express reliance upon 6 Del. C. Section 2708. Without limiting the agreement of the parties set forth in this Section 6.11, in the event that any dispute arising under this Agreement is subject to, or adjudicated by, the courts of the State of North Carolina, the parties agree that any such dispute will be adjudicated by the North Carolina Business Court (with any references in this Section 6.09 to Delaware courts being deemed to be references to North Carolina courts and any references in this Section 6.09 to the Chancery Court of the State of Delaware being deemed to be references to the North Caroline Business Court).

                  SECTION 6.10. Effectiveness. This Agreement shall become effective upon the execution of this Agreement.

                  SECTION 6.11. Termination.

                  (a) Automatic Termination. This Agreement shall automatically terminate at such time that (i) B&W's Percentage Interest equals 100% or is less than 15% or (ii) any Person or 13D Group (other than the Investor Parties or any Person participating in a 13D Group with the Investor Parties) beneficially owns or controls Voting Stock representing more than 50% of the Voting Power of all Voting Stock.

                  (b) Termination by BAT and B&W. BAT and B&W shall be entitled to terminate this Agreement in the event that (i) (A) Reynolds American, the Board of Directors or any committee of the Board of Directors takes any action, or fails to take appropriate action, which action, or failure to take action, would have resulted in a material breach of any of the Board Provisions but for the fiduciary duty exception set forth in Section 2.08 or (B) an Approval Termination Event occurs or (ii) the number of Investor Directors serving on the Board of Directors at any time is less than the number of Investor Directors to which B&W is entitled at such time pursuant to Section 2.01 (provided

B&W has complied in all material respects and in good faith with the requirements set forth in this Agreement regarding the nomination of, and voting for, directors), in the case of clauses (i) and (ii) subject to notice from B&W and the expiration of a 45-day period in which to cure such action or failure to act (if such action or failure to act is capable of being cured).

                  (c) Termination of Obligations. BAT and B&W shall be entitled to terminate Articles IV and V and Sections 2.01(g) and (h) and Sections 2.02(b) and (c), but the remainder of this Agreement shall continue until otherwise terminated pursuant to Section 6.11(a) or (b), in the event that the Board of Directors or Reynolds American willfully and deliberately fails to take appropriate action, which action, or failure to take action, results in a material breach of the Board Provisions, subject to notice from B&W and the expiration of a 45-day period in which to cure such breach or failure (if such breach or failure is capable of being cured). Reynolds American shall be entitled to terminate Article II (provided that Section 2.04(c) shall survive until the fifth anniversary of the date of this Agreement and Sections 2.01(g)(i) and (h) and 2.02(b) and (c) shall survive until otherwise terminated pursuant to Section 6.11(a)), but the remainder of this Agreement shall continue until otherwise terminated pursuant to Section 6.11(a), in the event that BAT or B&W willfully and deliberately takes any action, or fails to take appropriate action, which action, or failure to take action, results in a material breach of
Section 4.01 hereof (subject to the exceptions set forth in Section 4.03), subject to notice from Reynolds American and the expiration of a 45-day period in which to cure such breach or failure (if such breach or failure is capable of being cured).

                  (d) Survival. In the event that this Agreement shall terminate, all provisions of this Agreement shall terminate and shall be void, except (i) Article III shall survive any such termination until the Investor Parties no longer hold Registrable Securities, (ii) Section 2.04(c) shall survive until the fifth anniversary of the date of this Agreement and (iii) Articles I and VI shall survive any such termination indefinitely. Nothing in this Section 6.11 will be deemed to release any party from any liability for any wilful and material breach of this

Agreement or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement.

                  SECTION 6.12. Confidentiality. (a) Each of BAT and B&W agree to maintain, and they shall cause each of their respective Subsidiaries, directors, officers, employees and other representatives (including any Investor Director) to maintain, the confidentiality of all material non-public information obtained by the Investor Parties from Reynolds American or any of its Subsidiaries or their respective directors, officers, employees or agents, and not to use such information for any purpose other (i) than the evaluation and protection of the investment by the Investor Parties in Reynolds American,
(ii) the exercise by the Investor Parties of any of their respective rights under this Agreement and (iii) the exercise by the Investor Directors of their fiduciary duties as Directors of Reynolds American.

                  (b) Notwithstanding the foregoing, the confidentiality obligations of Section 6.12(a) will not apply to information obtained other than in violation of this Agreement:

                  (i) which any of Investor Parties or any of their officers, employees, representatives, consultants or advisors is required to disclose by judicial or administrative process, or by other requirements of applicable law or regulation or any governmental authority; provided, however, that, where and to the extent practicable, the disclosing party (A) gives the other party reasonable notice of any such requirement and, to the extent protective measures consistent with such requirement are available, the opportunity to seek appropriate protective measures and (B) cooperates with such party in attempting to obtain such protective measures;

                  (ii) which becomes available to the public other than as a result of a breach of Section 6.12(a); or

                  (iii) which has been provided to any of the Investor Parties or any of their officers, employees, representatives, consultants or advisors by a third party who obtained such information other than from any such Person or other than as a result of a breach of Section 6.12(a).

                  (c) Notwithstanding anything herein to the contrary, any party to this Agreement (and any employee, representative or other agent of such party) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure, except that (i) this provision shall not permit disclosure until the earliest of (A) the date of the public announcement of discussions relating to the transaction, (B) the date of the public announcement of the transaction or
(C) the date of the execution of an agreement (with or without conditions) to enter into the transaction, (ii) tax treatment and tax structure shall not include the identity of any existing or future party (or any affiliate of such party) to this Agreement and (iii) this provision shall not permit disclosure to the extent that nondisclosure is necessary in order to comply with applicable securities laws. Nothing in this Agreement shall in any way limit any party's ability to consult any tax advisor (including a tax advisor independent from all other entities involved in the transactions contemplated by this Agreement) regarding the tax treatment or tax structure of the transactions contemplated by this Agreement.

                  SECTION 6.13. Acknowledgment of Securities Laws. Each of BAT and B&W hereby acknowledges that it is aware, and that it will advise its representatives who are informed as to the material non-public information that is the subject of Section 6.12, that the United States securities laws prohibit any Person who has received from an issuer material, non-public information from purchasing or selling securities of such issuer or from communication of such information to any other Person under circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell such securities.

                        IN WITNESS WHEREOF, the parties hereto have executed this Governance Agreement as of the day and year first above written.

                                           BRITISH AMERICAN TOBACCO P.L.C.

                                           By
                                              ----------------------------------
                                              Name:
                                              Title:


                                           BROWN & WILLIAMSON TOBACCO
                                           CORPORATION

                                           By
                                              ----------------------------------
                                              Name:
                                              Title:


                                           REYNOLDS AMERICAN INC.

                                           By
                                              ----------------------------------
                                              Name:
                                              Title:

                                                                SCHEDULE 2.04 TO
                                                        THE GOVERNANCE AGREEMENT


                              International Brands


(a)   Barclay

(b)   Capri

(c)   Carlton

(d)   Kool

(e)   Lucky Strike

(f)   Pall Mall

(g)   Viceroy

                                                                       EXHIBIT H


     THE BOARD OF DIRECTORS AND EXECUTIVE OFFICERS OF REYNOLDS AMERICAN INC.

Directors

In the interim period prior to Closing, each of B&W and RJR shall have the right to designate an equal number of directors to the Board of Directors of Reynolds American Inc.

Immediately prior to the Effective Time, each of B&W and RJR shall cause those directors it has designated to the Board of Directors of Reynolds American Inc. to resign, effective immediately prior to the Effective Time (other than any directors that will continue as directors pursuant to the provisions of the next paragraph).

At the Effective Time, the Board of Directors of Reynolds American Inc. shall comprise 13 directors: Andrew J. Schindler, Susan Ivey, five directors designated by B&W and six directors designated by RJR. Each director designated by B&W and RJR shall satisfy the requirements set forth in the Governance Agreement.

Officers

In the interim period prior to Closing, the Board of Directors of Reynolds American Inc. shall select the officers of Reynolds American Inc. to serve until the Effective Time, with such officers to resign or be removed from office, effective as of the Effective Time (other than any officers that will continue as the equivalent officers pursuant to the provisions of the next paragraph).

Immediately after the Effective Time, the Board of Directors of Reynolds American Inc. will elect the executive officers of Reynolds American Inc., provided that (unless either is unable to serve) (a) Andrew J. Schindler shall be elected Executive Chairman of Reynolds American Inc. for a six-month term and
(b) Susan Ivey shall be elected Chief Executive Officer of Reynolds American Inc. It is anticipated that, effective on the date that is six months after the Effective Time, Andrew J. Schindler shall become the non-executive Chairman of Reynolds American Inc.

                                                                       EXHIBIT J



                     [Letterhead of Reynolds American Inc.]

                                                                     /-/, 200[ ]

                                 Dividend Policy

Board of Directors
Brown & Williamson Tobacco Corporation
401 South 4th Avenue
Louisville, KY  40232



Dear Sirs:

         In connection with the closing of the transactions under the Business Combination Agreement dated as of October 27, 2003 (the "Combination Agreement"), between Brown & Williamson Tobacco Corporation and R.J. Tobacco Holdings, Inc., you have asked us to confirm our position regarding future dividend payments. It is our present intention, as executive officers of Reynolds American Inc. ("Reynolds American"), to recommend to the Board of Directors of Reynolds American that, with respect to any fiscal year, dividends be paid to the shareholders of Reynolds American common stock in an aggregate amount that is approximately 75% of Reynolds American's annual consolidated net income.

                                                   Sincerely,



                                                   -----------------------
                                                   Executive Chairman

                                                   -----------------------
                                                   Chief Executive Officer